As filed with the Securities and Exchange Commission on November 22, 2002
                                                      Registration No. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------


                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      -------------------------------------

                               FIRST CAPITAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Indiana                          6035                 35-2056949
 (State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)   Identification
                                                                    Number)

                             220 Federal Drive, N.W.
                             Corydon, Indiana 47112
                                 (812) 738-2198

               (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                William W. Harrod
                      President and Chief Executive Officer
                             220 Federal Drive, N.W.
                             Corydon, Indiana 47112
                                 (812) 738-2198

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   Copies to:

    Aaron M. Kaslow, Esq.                      Cynthia W. Young, Esq.
    Muldoon Murphy & Faucette LLP              Wyatt, Tarrant & Combs, LLP
    5101 Wisconsin Avenue, N.W.                PNC Plaza
    Washington, D.C. 20016                     500 West Jefferson Street
    (202) 362-0840                             Louisville, Kentucky 40202
                                               (502) 589-5235

                   ------------------------------------------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                -------------------------------------------------

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------
                                              Proposed         Proposed
Title of Each                                  Maximum          Maximum
Class of Securities To Be       Amount        Offering         Aggregate     Amount of
Registered                      To Be           Price          Offering    Registration
                            Registered(1)   Per Share(2)       Price (2)      Fee (2)
---------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share          345,000           N/A           $2,038,963    $188
---------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock issuable by First Capital, Inc. upon the consummation of the merger with Hometown Bancshares, Inc. and computed based on the estimated maximum number of shares. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(f)(1), the registration fee for the First Capital, Inc. common stock is based on the book value of Hometown Bancshares, Inc. common stock, no par value, on September 30, 2002. Pursuant to Rule 457(f)(3), the cash portion of the merger consideration to be paid by First Capital, Inc. in connection with the transaction has been deducted from the value of the securities to be received by Hometown Bancshares, Inc. in the transaction.

                 ----------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 [HOMETOWN LOGO]

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

       The boards of directors of First Capital, Inc. and Hometown Bancshares, Inc. have agreed to a merger of our companies. In the merger, each share of Hometown common stock will be converted into either $46.50 in cash or shares of First Capital common stock having a value between $39.52 and $53.47 based on the average closing price of First Capital common stock over the 20 trading days ending on the third business day prior to the closing of the merger. On ____________ __, 2003, the last reported sale price of First Capital common stock was $_______. If this were the average price over the measurement period, each share of Hometown common stock that is exchanged for First Capital common stock would be converted into 2.735 shares of First Capital common stock having a value of $________. First Capital common stock is listed on The Nasdaq SmallCap Market under the symbol "FCAP".

       You will be able to elect to receive cash, First Capital common stock or a combination of cash and First Capital common stock for your shares of Hometown common stock. Regardless of your choice, however, elections will be limited by the requirement that 50% of the shares of Hometown common stock be exchanged for First Capital common stock. Therefore the allocation of cash and First Capital common stock that you will receive will depend on the elections of other Hometown stockholders. The federal income tax consequences of the merger to you will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of Hometown common stock.

       We cannot complete the merger unless we obtain the necessary government approvals and unless the stockholders of Hometown approve the merger agreement. Hometown will hold a special meeting of its stockholders on __________ __, 2003 at _:__ _.m., local time at ___________________________ to consider and vote on this merger proposal. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger and the transactions contemplated by the merger agreement. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

       This document contains a more complete description of the stockholders' meeting, the terms of the merger and the procedures for electing to receive stock or cash. This document also contains information regarding the business of First Capital and Hometown. In particular, see "Risk Factors" beginning on page ___. Please review this entire document carefully.

       Your board of directors believes that the merger is in your best interest, and recommends that you vote in favor of the merger.

                                            C. Ronald Clark
                                            Chairman and Chief Executive Officer
                                            Hometown Bancshares, Inc.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement-prospectus or determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

--------------------------------------------------------------------------------

              Proxy Statement-Prospectus dated __________ __, 2003
        and first mailed to stockholders on or about ___________ __, 2003

       This document incorporates important business and financial information about First Capital from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. You may read and copy these documents at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. See "Where You Can Find More Information" on page ________.

       You also may request copies of these documents from First Capital. First Capital will provide you with copies of these documents, without charge, upon written or oral request to:

                               First Capital, Inc.
                              220 Federal Drive, NW
                             Corydon, Indiana 47112
                 Attention: Joel E. Voyles, Corporate Secretary
                            Telephone:(812) 738-2198

       In order to receive timely delivery of the documents in advance of Hometown's special meeting of stockholders, you should make your request no later than __________ _____, 2003.

                            Hometown Bancshares, Inc.
                              3131 Grant Line Road
                            New Albany, Indiana 47150
                                 (812) 949-2265

                    -----------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    -----------------------------------------

     A special meeting of stockholders of Hometown Bancshares, Inc. will be held at ___________________________ on __________ __, 2003, at _:__ _.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 25, 2002, by and between First Capital, Inc. and Hometown Bancshares, Inc., pursuant to which Hometown will merge with and into First Capital and each share of common stock, no par value, of Hometown will be converted into the right to receive, at the election of the holder, either shares of common stock, par value $.01 per share, of First Capital or cash, all on and subject to the terms and conditions contained therein; and

     2. To transact any other business as may properly come before the meeting or any adjournment or postponement.

     Only stockholders of record at the close of business on _____________ __, 2003 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

     Hometown stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of Hometown common stock under applicable provisions of Indiana law. In order to perfect dissenters' rights, Hometown stockholders must file a written objection to the merger with Hometown before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Indiana statutory provisions is included as Appendix C to the accompanying proxy statement-prospectus and a summary of the provisions can be found under the caption "The Merger--Rights of Dissenting Stockholders."

                                     By Order of the Board of Directors

                                     Anne M. Ragains
                                     Corporate Secretary

New Albany, Indiana
_________ __, 2003

     The board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

                                Table of Contents

Questions and Answers about the Merger .......      Opinion of Hometown's Financial
                                                      Advisor .......................................
Summary ......................................      Rights of Dissenting Stockholders ...............
                                                    Interests of Our Directors and Officers
Risk Factors .................................        in the Merger that Differ From
                                                      Your Interests ................................
Comparative Per Share Data ...................      Regulatory Approvals Needed to
                                                      Complete the Merger ...........................
Selected Historical Financial Information ....      Accounting Treatment of the Merger ..............
  Selected Historical Financial                     Resale of First Capital Common Stock ............
    Information for First Capital ............
  Selected Historical Financial                   The Merger Agreement ..............................
    Information for Hometown .................      Terms of the Merger .............................
                                                    When Will the Merger be Completed ...............
Summary Selected Pro Forma                          Conditions to Completing the Merger .............
  Combined Data ..............................      Conduct of Business Before the
                                                      Merger ........................................
Market Price And Dividend Information ........      Covenants of Hometown and First Capital
                                                      in the Merger Agreement .......................

Special Meeting of Hometown Stockholders .....      Representations and Warranties Made
  Place, Date and Time .......................        by First Capital and Hometown in
  Purpose of the Meeting .....................        the Merger Agreement ..........................
  Who Can Vote at the Meeting;                      Terminating the Merger Agreement ................
    Record Date ..............................      Termination Fee .................................
  Attending the Meeting ......................      Expenses ........................................
  Quorum and Vote Required ...................      Changing the Terms of the Merger
  Shares Held by Hometown Officers and                Agreement .....................................
    Directors and by First Capital ...........
  Voting by Proxy ............................    Pro Forma Financial Information ...................
  Revocability of Proxies ....................
  Solicitation of Proxies ....................    A Warning About Forward-Looking
                                                    Statements ......................................
Ownership of Hometown Common Stock ...........
                                                  Description of First Capital Common Stock .........
The Merger ...................................      General .........................................
  The Parties to the Merger ..................      Common Stock ....................................
  Form of the Merger .........................      Preferred Stock .................................
  Conversion of Hometown Common
    Stock ....................................    Comparison of Rights of Stockholders ..............
  Cash or Stock Election .....................      Authorized Stock ................................
  Election Procedures; Surrender of                 Voting Rights ...................................
    Stock Certificates .......................      Required Vote for Authorization of
  Material Federal Income Tax                         Certain Actions ...............................
    Consequences of the Merger ...............      Dividends .......................................
  Background of the Merger ...................      Stockholders' Meetings ..........................
  Recommendation of the Hometown                    Action by Stockholders Without a
    Board; Hometown's Reasons for                     Meeting .......................................
    the Merger ...............................      Board of Directors ..............................

   Amendment of the Bylaws ...................        Preferred Stock ...............................
   Amendment of the Articles of
      Incorporation ..........................        Amendment of Articles of
                                                         Incorporation ..............................
Selected Provisions in the Articles of
 Incorporation and Bylaws of First Capital ...    Legal Matters .....................................
   Business Combinations with Related
      Persons ................................    Experts ...........................................
   Limitation on Voting Rights ...............
   Board of Directors ........................    Where You Can Find More Information ...............
   Special Meetings of Stockholders ..........
   Advance Notice Provisions for
      Stockholder Nominations and
      Proposals ..............................

APPENDIX A Agreement and Plan of Merger,
           dated as of September 25, 2002,
           by and between First Capital,
           Inc. and Hometown Bancshares,
           Inc.

APPENDIX B Fairness Opinion of David A.
           Noyes & Company

APPENDIX C Chapter 23-1-44 of the
           Indiana Business
           Corporation Law

APPENDIX D Financial and Business
           Information for Hometown
           Bancshares, Inc.

APPENDIX E First Capital, Inc. 2001
           Annual Report to Stockholders
           and Quarterly Report for the
           Quarter Ended September 30,
           2002

                     Questions and Answers about the Merger

What am I being asked to vote on and how does my board recommend that I vote?

       You are being asked to vote FOR the approval of the Agreement and Plan of Merger dated as of September 25, 2002 providing for the merger of Hometown with and into First Capital. The Hometown board of directors has determined that the proposed merger is in the best interests of Hometown stockholders, has approved the merger agreement and recommends that Hometown stockholders vote FOR the approval of the merger agreement.

What vote is required to approve the merger agreement?

       The approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Hometown common stock.

What will I receive in the merger?

       Under the merger agreement, at your election, each share of Hometown common stock you own will be exchanged for either shares of First Capital common stock or $46.50 in cash. You may elect either of these options and, if you desire, you may elect to exchange some of your Hometown shares for cash and some of your Hometown shares for First Capital shares. The number of shares of First Capital common stock to be exchanged for each share of Hometown common stock will be based on the average closing price of First Capital common stock over a twenty day trading period shortly before the closing of the merger.

       Elections will be limited by a requirement that 50% of the total number of outstanding shares of Hometown common stock be exchanged for First Capital common stock. Therefore, the form of consideration you receive will depend in part on the elections of other Hometown stockholders.

       First Capital will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of First Capital common stock that you would otherwise be entitled to receive.

How do I elect to receive cash, stock or a combination of both for my Hometown stock?

       A form for making an election will be sent to you separately on or about the date this proxy statement-prospectus is mailed. For your election to be effective, your properly completed election form, along with your Hometown stock certificates or an appropriate guarantee of delivery, must be sent to and received by Registrar and Transfer Company, the exchange agent, on or before 5:00 p.m., _______ time, on ____________ __, 2003. Do not send your election form together with your proxy card. Instead, use the separate envelope specifically provided for the election form and your stock certificates. If you do not make a timely election you will be allocated First Capital common stock and/or cash depending on the elections made by other stockholders.

How do I exchange my Hometown stock certificates?

       If you make an election, you must return your Hometown stock certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and First Capital common stock among Hometown stockholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your Hometown stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your Hometown stock certificates with your proxy card.

What should I do now?

       After you have read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the special meeting.

If my shares are held in "street name" by my broker, bank or nominee, will my broker, bank or nominee automatically vote my shares for me?

       No. Your broker, bank or nominee will not be able to vote your shares of Hometown common stock unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, bank or nominee, your shares will not be voted, and this will have the effect of voting against adoption of the merger agreement. Please check the voting form used by your broker, bank or nominee to see if it offers telephone or internet voting.

Who can help answer my questions?

       If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

                                 C. Ronald Clark
                      Chairman and Chief Executive Officer
                            Hometown Bancshares, Inc.
                              3131 Grant Line Road
                            New Albany, Indiana 47150
                            Telephone:(812) 949-2265

                                     Summary

       This summary, which does not contain all of the information that is important to you, highlights selected information from this proxy statement-prospectus and documents incorporated herein by reference. You should carefully read this entire document and the other documents which accompany this document to fully understand the merger. See "Where You Can Find More Information."

                                  The Companies

First Capital, Inc.               First Capital is the savings and loan holding
220 Federal Drive, NW             company for First Harrison Bank. First
Corydon, Indiana 47115            Harrison operates nine banking offices in
(812) 738-2198                    southeastern Indiana. At September 30, 2002,
                                  First Capital had total assets of $303.7 million, deposits of $215.9 million and stockholders' equity of $35.8 million.

                                  For financial statements and a discussion of First Capital's recent results of operations, see First Capital's 2001 annual report to stockholders and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, both of which accompany this proxy statement-prospectus in Appendix E.

Hometown Bancshares, Inc.         Hometown is the bank holding company for
3131 Grant Line Road              Hometown National Bank. Hometown National
New Albany, Indiana               operates two banking offices in New Albany and
(812) 949-2265                    Floyds Knobs, Indiana. At September 30, 2002,
                                  Hometown had total assets of $84.5 million, deposits of $76.7 million and stockholders' equity of $7.4 million.

                                  See Appendix D for financial statements and a discussion of Hometown's recent results of operations.

                               The Special Meeting

Place, Date and Time (page _____) A special meeting of stockholders of Hometown will be held at____________________________ on
                                  __________ ___,2003 at _:__ _.m., local time.

Purpose of the Meeting            At the special meeting, Hometown stockholders
(page ________)                   will be asked to approve the merger agreement
                                  with First Capital and to transact any other business that may properly come before meeting.

Who Can Vote at the Meeting       You can vote at the special meeting of
(page ________)                   Hometown stockholders if you owned Hometown
                                  common stock at the close of business on ____________ __, 2003. You will be able to cast one vote for each share of Hometown common stock you owned at that time. As of ___________ __, 2003, there were 229,550 shares of Hometown common stock outstanding.

What Vote is Required for         In order to approve the merger agreement, the
Approval of the Merger            holders of at least a majority of the
Agreement (page ________)         outstanding shares of Hometown common stock
                                  entitled to vote must vote in its favor. You can vote your shares by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card. As of __________ __, 2003, directors and executive officers of Hometown owned approximately 26.9% of the outstanding common stock of Hometown.

                                  The Merger

Overview of the Transaction       We propose a business combination in which
(page ________)                   Hometown will merge with First Capital. First
                                  Capital will be the surviving corporation in the merger.

Each Hometown Share Will Be       As a Hometown stockholder, upon the closing of
Exchanged for Either Shares of    the merger, each of your shares of Hometown
First Capital or $46.50 in Cash   common stock will automatically be converted
(page ________)                   into the right to receive either shares of
                                  First Capital common stock or $46.50 in cash.
                                  You may elect either of these options and, if you desire, you may elect to exchange some of your Hometown shares for cash and some of your Hometown shares for First Capital shares. The number of shares of First Capital common stock to be exchanged for each share of Hometown common stock will be based on the average closing price of First Capital common stock over a twenty day trading period shortly before the closing of the merger as follows:

                                  If the average closing
                                  price of First Capital    then Hometown
                                  common stock during the   stockholders will
                                  measurement period is:    receive:

                                  . $14.45 or less          . a number of shares
                                                              of First Capital
                                                              common stock equal
                                                              to $39.52 divided
                                                              by the average
                                                              closing price.

                                  . between $14.45 and      . 2.735 shares of
                                    $19.55                    First Capital
                                                              common stock.

                                  . $19.55 or more          . a number of shares
                                                              of First Capital
                                                              common stock equal
                                                              to $53.47 divided
                                                              by the average
                                                              closing price.

                                    On _____________ __, 2003, First Capital
                                    common stock closed at $________ per share on The Nasdaq SmallCap Market. If this were the average closing price of First Capital common stock during the measurement period, then, because the price is between $14.45 and $19.55, Hometown stockholders who receive First Capital common stock would receive 2.735 shares of First Capital common stock for each share of Hometown common stock that they own.

                                    The amount of cash and/or stock that you receive may differ from the amounts that you elect due to the allocation and proration procedures in the merger agreement. The merger agreement provides that 50% of the Hometown common stock will be converted into First Capital common stock and 50% of the Hometown common stock will be converted into cash. Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information beginning on page ________.

How to Elect to Receive Cash or     The exchange agent or, if your Hometown
Stock and Exchange Your             common stock is held in "street name," your
Hometown Stock Certificates         broker, bank or nominee, will send you a
(page ________)                     form for making the election on or about the
                                    date this proxy statement-prospectus is
                                    being mailed. The election form allows you to elect to receive cash, First Capital common stock, or a combination of cash and stock or to make no election.

                                    For your election to be effective, you must return your properly completed election form, along with your Hometown stock certificates or an appropriate guarantee of delivery to:

                                                Registrar and Transfer Company
                                                10 Commerce Drive
                                                Cranford, New Jersey  07016-3572

                                    on or before 5:00 p.m., Eastern time, on _________ __, 2003. Registrar and Transfer Company will act as exchange agent in the merger and in that role will process the exchange of Hometown stock certificates for either cash or First Capital common stock. Shortly after the merger, the exchange agent will allocate cash and First Capital common stock among Hometown stockholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your Hometown stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your Hometown stock certificates with your proxy card.

                                    If you have a preference for receiving
                                    either First Capital stock or cash for your Hometown stock, you should complete and return the election form. If you do not make an election you will be allocated First Capital common stock and/or cash depending on the elections made by other Hometown stockholders. Please remember, however, that even if you do make an election, you might not receive the amount of cash and/or stock that you elect due to the requirement that exactly 50% of the shares of Hometown common stock be exchanged for First Capital common stock.

                                    We make no recommendation as to whether you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election.

Market Prices and Share             The following table shows the closing price
Information (page ________)         per share of First Capital common stock and
                                    the equivalent per share price for Hometown common stock assuming a stockholder receives only First Capital common stock in exchange for his or her Hometown common stock and giving effect to the merger on (1) September
                                    24, 2002, which is the last day on which First Capital common stock traded preceding the public announcement of the proposed merger; and (2) ___________ __, 2003, which is the last practicable trading day before the printing of this document. The equivalent per share price of Hometown common stock was computed by multiplying the price of First Capital common stock by the exchange ratio that would be used if the average closing price of First Capital common stock during the measurement period used to calculate the exchange ratio were equal to the closing price of First Capital common stock on the date indicated.


                                                                    Equivalent
                                                           First       Price
                                                          Capital  Per Share of
                                                           Common    Hometown
                                                           Stock       Stock
                                                          -------  -------------

                                    September 24, 2002...  $19.00     $51.97
                                    ________ __, 2003....  $_____     $_____

Tax Consequences of the Merger      Your federal income tax treatment will
(page ________)                     depend primarily on whether you exchange
                                    your Hometown common stock solely for First
                                    Capital common stock, solely for cash or for a combination of First Capital common stock and cash. If you exchange your Hometown shares solely for First Capital common stock, you should not recognize gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your Hometown shares solely for cash, you should recognize capital gain or loss on the exchange. If you exchange your Hometown shares for a combination of First
                                    Capital common stock and cash, you should recognize capital gain, but not any loss, on the exchange. The actual federal income tax consequences to you of electing to receive cash, First Capital common stock or a combination of cash and stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

                                    This tax treatment may not apply to all
                                    Hometown stockholders. Determining the
                                    actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

                                    We will not be obligated to complete the merger unless we each receive a legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free to First Capital and Hometown for U.S. federal income tax purposes. In that case, the U.S. federal income tax treatment of the merger will be as we have described it above. This opinion, however, will not bind the Internal Revenue Service and thus the tax consequences could be different than set forth in the opinion.

Hometown's Board of Directors       Hometown's board of directors believes
Recommends That Stockholders        that the merger is fair and in the
Approve the Merger                  stockholders' best interests, and
(page ___)                          unanimously recommends that you vote "FOR"
                                    the proposal to approve the merger
                                    agreement.

                                    For a discussion of the circumstances
                                    surrounding the merger and the factors
                                    considered by Hometown's board of directors
                                    in approving the merger agreement see page
                                    ________.

Hometown's Financial Advisor        David A. Noyes & Company has delivered to
Believes the Merger Consideration   Hometown's board of directors its opinion
Is Fair to Stockholders             that, as of the date of this document, the
(page ________)                     merger consideration is fair to the holders
                                    of Hometown common stock from a financial point of view. A copy of this opinion is provided as Appendix B to this document. You should read this opinion and the description of it in this proxy statement-prospectus completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by David A.
                                    Noyes in providing this opinion. Hometown has agreed to pay David A. Noyes $168,343 plus expenses for its services in connection with the merger.

You Have Dissenters' Rights in the  Indiana law provides you with dissenters'
Merger (page ________)              appraisal rights in the merger. This means
                                    that if you are not satisfied with the
                                    amount you are receiving in the merger, you are legally entitled to receive payment in cash of the fair value of your shares, excluding any appreciation in value that results from the merger. To exercise your dissenters' rights you must deliver written notice of your intent to demand payment for your shares to Hometown at or before the special meeting of Hometown stockholders and you must not vote in favor of the merger.
                                    Notices should be addressed to Hometown's
                                    Corporate Secretary and sent to Hometown at 3131 Grant Line Road, New Albany, Indiana
                                    47150. Your failure to follow exactly the procedures specified under Indiana law will result in the loss of your dissenters' rights. A copy of the dissenters' rights provisions of Indiana law is provided as Appendix C to this document.

Interests of Hometown's             Some of Hometown's directors and officers
Directors and Officers in the       have interests in the merger that are
Merger That Differ From Your        different from, or are in addition to, their
Interests (page ______)             interests as stockholders in Hometown. The
                                    members of Hometown's board of directors knew about these additional interests, and considered them, when they approved the merger. These include:

                                    . a severance payment to C. Ronald Clark,
                                      Chairman and Chief Executive Officer of
                                      Hometown, under a termination agreement
                                      between Mr. Clark and Hometown;

                                    . consideration to be paid to C. Ronald
                                      Clark under a Non-Competition Agreement
                                      with First Capital;

                                    . an employment agreement between First
                                      Capital and Robert E. Kleehamer, which
                                      will go into effect upon completion of the merger;

                                    . provisions in the merger agreement
                                      relating to the indemnification of
                                      directors and officers and insurance for directors and officers of Hometown for events occurring before the merger; and

                                         .   First Capital's maintenance of an
                                             advisory board consisting of all of
                                             the non-employee Hometown directors
                                             for a period of at least two years.

Regulatory Approval Needed to            We cannot complete the merger unless it
Complete the Merger                      is first approved by the Office of
(page ________)                          Thrift Supervision. First Capital has
                                         filed the required application with the
                                         Office of Thrift Supervision. As of the
                                         date of this document, we have not
                                         received the approval of the Office of
                                         Thrift Supervision. While we do not
                                         know of any reason why we would not be
                                         able to obtain this approval in a
                                         timely manner, we cannot be certain
                                         when or if we will receive it.

Purchase Accounting                      First Capital will account for the
Treatment (page ________)                merger using the purchase
                                         method accounting. Under this method of
                                         accounting, First Capital will record
                                         the fair market value of Hometown's
                                         assets and liabilities on its financial
                                         statements. The difference between the
                                         purchase price paid by First Capital
                                         and the fair market value of Hometown's
                                         tangible and identifiable intangible
                                         assets net of its liabilities will be
                                         recorded on First Capital's books as
                                         "goodwill."

                              The Merger Agreement

A copy of the merger agreement is provided as Appendix A to this proxy statement-prospectus. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the             The completion of the merger depends
Merger (page ________)                   on a number of conditions  being met.
                                         These conditions include:

                                         .   approval of the merger agreement by
                                             Hometown's stockholders;

                                         .   approval of the merger by
                                             regulatory authorities;

                                         .   receipt of a tax opinion that the
                                             merger qualifies as a tax-free
                                             reorganization;

                                         .   the continued accuracy of certain
                                             representations and warranties made
                                             on the date of the merger
                                             agreement; and

                                         .   Hometown stockholders' equity being
                                             at least $6.8 million as of
                                             December 31, 2002 according to its
                                             audited balance sheet, subject to
                                             certain adjustments.

                                         We cannot be certain when or if the
                                         conditions to the merger will be
                                         satisfied or waived, or that the merger
                                         will be completed.

Terminating the Merger                   First Capital and Hometown can agree at
Agreement (page ________)                any time not to complete the merger,
                                         even if Hometown's stockholders have
                                         approved it. Also, either of us can
                                         decide, without the consent of the
                                         other, to terminate the merger
                                         agreement if:

                                         .   the stockholders of Hometown do not
                                             approve the merger;

                                         .   a required regulatory approval is
                                             denied or a governmental authority
                                             blocks the merger;

                                         .   we do not complete the merger by
                                             June 30, 2003; or

                                         .   the other party makes a
                                             misrepresentation, breaches a
                                             warranty or fails to satisfy or
                                             fulfill a covenant that would have
                                             a material adverse effect on the
                                             party seeking to terminate the
                                             merger agreement.

                                         First Capital may also terminate the
                                         merger agreement if the Hometown board
                                         of directors withdraws or revises its
                                         recommendation to its stockholders to
                                         approve the merger agreement.

Termination Fee (page  ________)         Hometown must pay First Capital a
                                         termination fee of $175,000 if First
                                         Capital terminates the merger agreement
                                         as a result of the failure of
                                         Hometown's board of directors to
                                         recommend approval of the merger or the
                                         withdrawal, qualification or revision
                                         of its recommendation to approve the
                                         merger. If within 12 months after such
                                         termination, Hometown consummates or
                                         enters into any agreement with respect
                                         to an acquisition proposal, Hometown
                                         must pay an additional termination fee
                                         of $175,000 to First Capital.

                                         Hometown must pay First Capital a
                                         termination fee of $350,000 if within
                                         12 months after the merger agreement is
                                         terminated, Hometown consummates or
                                         enters into any agreement with respect
                                         to an acquisition proposal and if the
                                         merger agreement is terminated under
                                         either of the following circumstances:

                                         .   if First Capital terminates the
                                             merger agreement as a result of a
                                             willful breach of the merger
                                             agreement by Hometown, and an
                                             acquisition proposal from a third
                                             party has been publicly announced,
                                             disclosed or communicated or made
                                             known to Hometown at any time after
                                             the date of the merger agreement
                                             and prior to the date of
                                             termination; or

                                         .   if either party terminates the
                                             merger agreement as a result of the
                                             failure of Hometown's stockholders
                                             to
                                  approve the merger, and an acquisition
                                  proposal from a third party has been publicly announced, disclosed or communicated or made known to Hometown at any time after the date of the merger agreement and prior to the date of the Hometown stockholders' meeting.

                               Under no circumstances will Hometown be required to pay more than $350,000 in the aggregate under the termination fee provisions.

                               The merger agreement requires First Capital to pay Hometown a fee of $350,000 if Hometown terminates the merger agreement as a result of First Capital's willful breach of the merger agreement and an acquisition proposal from a third party to First Capital has been publicly announced, disclosed or communicated or made known to First Capital at any time after the date of the merger agreement and prior to the date of termination, and if within 12 months after such termination, First Capital consummates or enters into any agreement with respect to an acquisition proposal.

We May Amend the Terms of the  We can agree to amend the merger agreement, and
Merger and Waive Some          each of us can waive our right to require the
Conditions (page ________)     other party to adhere to the terms and conditions
                               of the merger agreement, where the law allows.
                               However, if the Hometown stockholders approve the merger agreement, they must approve any amendment or waiver that reduces or changes the consideration to be received by the Hometown stockholders in the merger.

                                  Risk Factors

     In addition to the other information included in this proxy statement-prospectus (including the matters addressed in "A Warning About Forward-Looking Statements"), you should carefully consider the matters described below in determining whether to approve the merger agreement.

You may receive a form of consideration different from what you elect

     The consideration to be received by Hometown stockholders in the merger is subject to the requirement that 50% of the shares of Hometown common stock be exchanged for First Capital common stock and 50% be exchanged for cash. The merger agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in First Capital common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash. Therefore, you may not receive exactly the form of consideration that you elect.

Because the market price of First Capital common stock may fluctuate, you cannot be sure of the market value of the First Capital common stock that you may receive in the merger

     Upon the closing of the merger, each of your shares of Hometown common stock will automatically be converted into the right to receive either shares of First Capital common stock or $46.50 in cash. The number and value of shares of First Capital common stock to be exchanged for each share of Hometown common stock will be based on the average closing price of First Capital common stock over a twenty day trading period shortly before the closing of the merger. Changes in the price of First Capital common stock from the date of the merger agreement and from the date of this proxy statement-prospectus may affect the market value of First Capital common stock that you will receive in the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in First Capital's businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond First Capital's control. In addition, there will be a time period between the completion of the merger and the time when Hometown stockholders receiving stock consideration actually receive certificates evidencing First Capital common stock. Until stock certificates are received, Hometown stockholders will not be able to sell their First Capital shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of First Capital common stock during this period.

The price of First Capital common stock might decrease after the merger

     Following the merger, many holders of Hometown common stock will become stockholders of First Capital. First Capital common stock could decline in value after the merger. For example, during the twelve-month period ending on ____________ ___, 2003 (the most recent practicable date prior to the printing of this proxy statement-prospectus), the closing price of First Capital common stock varied from a low of $_____ to a high of $________ and ended that period at $_______. The market value of First Capital common stock fluctuates based upon general market economic conditions, First Capital's business and prospects, and other factors.

Directors and officers of Hometown have potential conflicts of interest in the merger

     You should be aware that some directors and officers of Hometown have interests in the merger that are different from, or in addition to, the interests of Hometown stockholders generally. For example, certain executive officers have entered into agreements that provide for either severance payments or continued employment following the merger. These agreements may create potential conflicts of interest. These and certain other additional interests of Hometown's directors and officers may cause some of these persons to view the proposed transaction differently than you view it.

The opinion obtained by Hometown from its financial advisor will not reflect changes in circumstances prior to the merger

     On September 25, 2002, and as updated on the date of this proxy statement-prospectus, David A. Noyes & Company delivered to the Hometown board its opinion as to the fairness from a financial point of view to the stockholders of Hometown, as of that date, of the aggregate merger consideration to be received by them under the merger agreement. This opinion did not reflect changes that may occur or may have occurred after the date of this document, to the operations and prospects of First Capital or Hometown, general market and economic conditions and other factors. Moreover, Hometown does not intend to request an updated opinion from David A. Noyes. As a result of the foregoing, Hometown stockholders should be aware that the opinion of David A. Noyes does not address the fairness of the aggregate merger consideration at any time other than as of the date of this document.

First Capital may experience difficulties in managing its growth and in effectively integrating Hometown.

     There can be no assurances that First Capital will be able to adequately and profitably manage its growth, and effectively integrate the operations of Hometown. Acquiring Hometown will involve risks commonly associated with acquisitions, including:

     .    potential exposure to liabilities of Hometown;

     . difficulty and expense of integrating the operations and personnel of Hometown;

     .    potential disruption to the business of First Capital;

     . potential diversion of the time and attention of management of First Capital; and

     . impairment of relationships with, and the possible loss of, key employees and customers of Hometown.

                           Comparative Per Share Data

     The following table shows information about our income per common share, dividends per share and book value per share, and similar information as if the merger had occurred on the date indicated (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain other assumptions. See "Pro Forma Financial Information."

     The information listed as "per equivalent Hometown share" was obtained by multiplying the pro forma amounts by an exchange ratio of 2.735. We present this information to reflect the fact that some Hometown stockholders will receive shares of First Capital common stock for each share of Hometown common stock exchanged in the merger. Because the exchange ratio will be based on the price of First Capital common stock during a measurement period prior to the completion of the merger, the actual exchange ratio may be more or less than
2.735. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. See "Pro Forma Financial Information."

                                                                                          Per Equivalent
                                             First Capital    Hometown       Pro Forma       Hometown
                                               Historical    Historical       Combined       Share/(1)/
                                             -------------   ----------      ---------    --------------
Book value per share:
  At September 30, 2002                         $14.08        $   32.14      $14.38(2)        $39.33

Cash dividends declared per share:
  Nine months ended September 30, 2002          $ 0.39               --      $ 0.39(3)        $ 1.07
  Year ended December 31, 2001                  $ 0.48               --      $ 0.48(3)        $ 1.31

Diluted net income per share:
  Nine months ended September 30, 2002          $ 0.96        $    1.51      $ 0.97           $ 2.65
  Year ended December 31, 2001                  $ 1.25        $    2.32      $ 1.29           $ 3.53

------------------------
(1) The per equivalent Hometown share amounts are computed by multiplying the pro forma combined amounts by a factor of 2.735 to reflect the exchange ratio in the merger.
(2) The pro forma combined book value per share of First Capital common stock is based upon the pro forma combined common stockholders' equity for First Capital and Hometown divided by total pro forma common shares of the combined entities.
(3) Pro forma dividends per share represent First Capital's historical dividends per share.

                    Selected Historical Financial Information

         The following tables show summarized historical financial data for First Capital and Hometown. You should read this summary financial information in connection with First Capital's and Hometown's historical financial information.

         The audited financial statements of Hometown and the unaudited financial statements for Hometown for the nine months ended September 30, 2002 and 2001 are included in Appendix D. The audited financial statements of First Capital are included in First Capital's annual report to stockholders and the unaudited financial statements of First Capital for the nine months ended September 30, 2002 and 2001 are included in First Capital's Quarterly Report on Form 10-QSB, both of which are included in Appendix E.

         Unaudited financial statements for Hometown and First Capital for the nine months ended September 30, 2002 and 2001 include normal, recurring adjustments necessary to fairly present the data for those periods. The unaudited data is not necessarily indicative of expected results of a full year's operation.

           Selected Historical Financial Information for First Capital

                                                                   At or For the
                                                                 Nine Months Ended      At or For the Year Ended
                                                                   September 30,              December 31,
                                                              -----------------------  --------------------------
                                                                2002           2001        2001          2000
                                                              --------       --------  ------------  ------------
                                                                    (In thousands, except per share data)
Financial Condition Data:
Total assets ..............................................   $303,699       $275,460    $282,823      $248,582
Loans receivable, net .....................................    211,096        195,835     201,730       179,304
Securities available-for-sale .............................     67,714         53,049      54,891        34,779
Securities held-to-maturity ...............................      1,647          2,431       1,836        11,229
Deposits ..................................................    215,925        199,892     204,122       185,368
Total borrowings ..........................................     49,508         39,668      43,109        30,074
Total stockholders' equity ................................     35,790         33,333      33,481        31,108

Operating Data:
Interest income ...........................................   $ 14,165       $ 14,190    $ 18,960      $ 17,363
Interest expense ..........................................      6,686          7,508       9,842         9,267
                                                              --------       --------    --------      --------
Net interest income .......................................      7,479          6,682       9,118         8,096
Provision for loan losses .................................        155             36          66            48
                                                              --------       --------    --------      --------
Net interest income after
   provision for loan losses ..............................      7,324          6,646       9,052         8,048
Noninterest income ........................................      1,263          1,297       1,675         1,219
Noninterest expense .......................................      4,895          4,419       5,914         5,629
                                                              --------       --------    --------      --------
Income before income taxes ................................      3,692          3,524       4,813         3,638
Income tax provision ......................................      1,296          1,255       1,714         1,180
                                                              --------       --------    --------      --------
Net income ................................................   $  2,396       $  2,269    $  3,099      $  2,458
                                                              ========       ========    ========      ========

Per Share Data:
Basic earnings per share ..................................   $   0.97       $   0.92    $   1.26      $   1.00
Diluted earnings per share ................................       0.96           0.92        1.25          1.00
Dividends per share .......................................       0.39           0.35        0.48          0.41

Performance Ratios(1):
Return on average assets (2) ..............................       1.09%          1.16%       1.17%         1.05%
Return on average equity (3) ..............................       9.26           9.69        9.49          8.27
Net interest margin (4) ...................................       3.70           3.61        3.71          3.73
Operating (noninterest) expense
   to average total assets ................................       2.23           2.26        2.23          2.39

Asset Quality Ratios:
Non-performing loans as a percent of loans receivable,
   net (5) ................................................       0.66%          0.36%       0.62%         0.32%
Non-performing assets as a percent of total assets (6) ....       0.51           0.30        0.52          0.28
Allowance for loan losses as a percent of gross loans .....
   receivable                                                     0.52           0.56        0.54          0.64

------------------------------------------
(1)  Ratios have been annualized where applicable.
(2)  Net income divided by average assets.
(3)  Net income divided by average equity.
(4) Net interest income as a percentage of average interest-earning assets (taxable equivalent basis).
(5) Non-performing loans consist of nonaccrual loans and loans greater than 90 days delinquent and still accruing.
(6) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans.

             Selected Historical Financial Information for Hometown

                                                      At or For the       At or For the Year
                                                    Nine Months Ended           Ended
                                                      September 30,          December 31,
                                                   -------------------   --------------------
                                                     2002       2001       2001        2000
                                                   --------   --------   --------    --------
                                                     (In thousands, except per share data)
 Financial Condition Data:
 Total assets ...................................  $84,481    $81,478     $87,715    $86,411
 Loans receivable, net ..........................   57,982     57,436      54,962     47,656
 Securities available-for-sale ..................    1,764          -           -          -
 Securities held-to-maturity ....................    2,110      5,504       3,724     10,735
 Deposits .......................................   76,710     74,709      80,272     80,263
 Total borrowings ...............................        -          -           -          -
 Total stockholders' equity .....................    7,376      6,334       7,034      5,565

 Operating Data:
 Interest income ................................  $ 3,800    $ 4,491     $ 5,802    $ 5,476
 Interest expense ...............................    1,978      2,921       3,723      3,364
 ................................................  -------    -------     -------    -------
 Net interest income ............................    1,822      1,570       2,079      2,112
 Provision for loan losses ......................      329         65         106        132
 ................................................  -------    -------     -------    -------
 Net interest income after
       provision for loan losses ................    1,493      1,605       1,973      1,980
 Noninterest income .............................      343        517         647        626
 Noninterest expense ............................    1,280      1,398       1,863      1,790
                                                   -------    -------     -------    -------
 Income before income taxes .....................      556        624         757        816
 Income taxes ...................................      210        229         276        296
                                                   -------    -------     -------    -------
 Net Income .....................................  $   346    $   395     $   481    $   520
                                                   =======    =======     =======    =======

 Per Share Data:
 Basic income per share .........................  $  1.51    $  1.94     $  2.32    $  2.60
 Diluted income per share .......................      N/A        N/A         N/A        N/A
 Dividends per share ............................        -          -           -          -

 Performance Ratios (1):
 Return on average assets (2) ...................     0.55%      0.64%       0.58%      0.75%
 Return on average equity (3) ...................     6.42       9.16        7.63       9.80
 Net interest margin (4) ........................     3.02       2.67        2.60       3.22
 Operating (noninterest) expense to
     average total assets .......................     2.02       2.26        2.24       2.60

 Asset Quality Ratios:
 Non-performing loans to net loans (5) ..........     1.99%      0.44%       1.33%      0.24%
 Non-performing assets to total assets ..........     1.48       0.31        0.83       0.13
 Allowance for loan losses to gross loans .......     0.93       0.82        0.80       0.85

--------------------------------------
(1)  Ratios have been annualized where applicable.
(2)  Net income divided by average total assets.
(3)  Net income divided by average total equity.
(4)  Net interest income as a percentage of average interest-earning assets.
(5) Non-performing loans consist of loans accounted for on a nonaccrual basis, loans greater than 90 days delinquent and restructured loans.

                    Summary Selected Pro Forma Combined Data

         The following table shows selected financial information on a pro forma combined basis giving effect to the merger as if the merger had become effective at the end of the periods presented, in the case of balance sheet information, and at the beginning of each period presented, in the case of income statement information. The pro forma information reflects the purchase method of accounting.

         We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had our companies been combined during these periods.

         You should read this summary pro forma information in conjunction with the information under "Pro Forma Financial Information" and with the historical information in this document on which it is based.

                                                              Nine Months
                                                                 Ended                Year Ended
                                                          September 30, 2002       December 31, 2001
                                                         --------------------     -------------------
                                                            (In thousands, except per share data)
Pro forma combined income statement data:
Interest income ........................................        $17,965                $24,762
Interest expense .......................................          8,664                 13,565
                                                                -------                -------
Net interest income ....................................          9,301                 11,197
Provision for loan losses ..............................            484                    172
                                                                -------                -------
Net interest income after provision for loan losses ....          8,817                 11,025
Non-interest income ....................................          1,605                  2,322
Non-interest expense ...................................          6,174                  7,777
                                                                -------                -------
Income before income taxes .............................          4,248                  5,570
Income tax provision ...................................          1,506                  1,990
                                                                -------                -------
Net income .............................................        $ 2,742                $ 3,580
                                                                =======                =======

Pro forma per share data:
Basic net income .......................................        $  0.98                $  1.30
Diluted net income .....................................           0.97                   1.29

                                                          September 30, 2002
                                                         --------------------
                                                            (In thousands)

         Pro forma combined balance sheet data:
         Total assets .................................        $386,596
         Loans receivable, net ........................         275,144
         Deposits .....................................         292,635
         Total stockholders' equity ...................          41,074

                      Market Price And Dividend Information

         First Capital common stock is listed on The Nasdaq SmallCap Market under the symbol "FCAP". The market for shares of Hometown common stock is highly illiquid and the shares are neither traded on an established exchange nor listed on The Nasdaq Stock Market. The table below sets forth, for the calendar quarters indicated, the high and low sales prices of First Capital common stock as reported on The Nasdaq SmallCap Market and the dividends per share declared on the First Capital common stock in each such quarter. Hometown has never paid any cash dividends on its common stock.

                                                    First Capital Common Stock
                                                   -----------------------------
                                                      High      Low   Dividends
                                                   ---------- ------ -----------
           2001
              Quarter ended March 31, 2001 .......   $12.99   $ 9.81    $0.11
              Quarter ended June 30, 2001 ........    11.88    10.40     0.12
              Quarter ended September 30, 2001 ...    14.61    11.39     0.12
              Quarter ended December 31, 2001 ....    14.40    12.92     0.13

           2002
              Quarter ended March 31, 2002 .......   $15.20   $14.05    $0.13
              Quarter ended June 30, 2002 ........    17.00    15.10     0.13
              Quarter ended September 30, 2002 ...    19.06    15.48     0.13
              Quarter ended December 31, 2002 ....                       0.13

         You should obtain current market quotations for First Capital common stock as the market price of First Capital common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker.

         As of _____________ __, 2003, there were approximately ___ holders of record of First Capital common stock. As of ____________ __, 2003, there were approximately ________ holders of record of Hometown common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

         Following the merger, the declaration of dividends will be at the discretion of First Capital's board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of First Capital, applicable state law and government regulations and other factors deemed relevant by First Capital's board of directors. Federal law limits the ability of First Harrison to pay dividends to First Capital. The merger agreement prohibits Hometown from paying cash dividends on Hometown common stock pending consummation of the merger. See "The Merger Agreement--Conduct of Business Before the Merger."

                    Special Meeting of Hometown Stockholders

Place, Date and Time

         The meeting will be held at _______________________________________ on
__________ __, 2003, at _:__ _.m., ______ time.

Purpose of the Meeting

         The purpose of the meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the meeting.

Who Can Vote at the Meeting; Record Date

         You are entitled to vote your Hometown common stock if the records of Hometown showed that you held your shares as of the close of business on ___________ __, 2003. As of the close of business on that date, a total of 229,550 shares of Hometown common stock were outstanding. Each share of common stock has one vote.

         If you are a beneficial owner of Hometown common stock held by a broker, bank or other nominee (i.e., in "street name") and you want to vote your shares of Hometown common stock in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

         Quorum. The special meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

         Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Hometown common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Shares Held by Hometown Officers and Directors and by First Capital

         As of ______________ __, 2003, directors and executive officers of Hometown beneficially owned 88,433 shares of Hometown common stock. This equals 38.52% of the outstanding shares of Hometown common stock. As of the same date, First Capital and its directors and executive officers beneficially owned ________ shares of Hometown common stock. All 11 Hometown directors entered into voting agreements with First Capital under which they have agreed to vote an aggregate of 61,702 shares of Hometown common stock owned by them in favor of the proposal to approve the merger agreement.

Voting by Proxy

         The board of directors of Hometown is sending you this document for the purpose of requesting that you allow your shares of Hometown common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Hometown common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Hometown's board of directors. Hometown's board of directors unanimously recommends a vote "FOR" approval of the merger agreement.

         If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. Hometown does not know of any other matters to be presented at the meeting.

         If your Hometown common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Please see the instruction form that accompanies this document.

Revocability of Proxies

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of Hometown in writing before your common stock has been voted at the special meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

         Hometown will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Hometown may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Hometown will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

                       Ownership of Hometown Common Stock

         The following table provides information as of ___________ __, 2003 with respect to persons known to Hometown to be the beneficial owners of more than 5% of Hometown's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                                                Percent of
                                               Number of       Common Stock
            Name and Address                  Shares Owned      Outstanding
            -----------------------------    --------------    -------------

            Lucas Farms                          19,000            8.28%
            1210 S. Westwood Dr.
            Scottsburg, IN 47172

            Thomas D. Lumley                     12,427            5.41%
            3131 Grant Line Road
            New Albany, IN 47150

     The following table provides information about the shares of Hometown common stock that may be considered to be owned by each director and by all directors and executive officers of Hometown as a group as of _____________ __, 2003. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                      Number of      Percent of Common
                     Name                           Shares Owned     Stock Outstanding
------------------------------------------------   --------------   -------------------
Stephen L. Banet                                       9,596               4.18%
Carl F. Booth                                         10,281(1)            4.48%
Ron Clark                                              3,883               1.69%
F. Wendell Gooch                                      10,060(2)            4.38%
Robert E. Kleehamer                                    9,100(3)            3.97%
Patrick N. Lucas                                         800(4)               *
Thomas D. Lumley                                      12,427(5)            5.41%
Ronald Nobis                                          11,282(6)            4.92%
Michael J. Pattison                                   10,250               4.47%
Anne M. Ragains                                        8,524               3.71%
Craig W. Stanley                                       2,230                  *
All directors and executive officers as a group       88,433              38.52%
(11 persons)

--------------------------------
*Less than 1% of shares outstanding.
(1)  Includes 5,141, shares held by his spouse.
(2)  Includes 8,000 shares held by his spouse.
(3)  Includes 154 shares held by his spouse and 100 shares held by his daughter.
(4) Includes 300 shares held by his children but excludes 19,000 shares held by Lucas Farms, in which Mr. Lucas is a partner.
(5)  Includes 2,000 shares held by WTS, Inc.
(6)  Includes 9,082 shares held by RCGC-1, LP.

                                   The Merger

         The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

The Parties to the Merger

         First Capital, Inc. First Capital is the savings and loan holding company for First Harrison Bank, a federally chartered savings bank. First Harrison, which conducts its operations through its nine locations in Southern Indiana, is a community-oriented financial institution offering traditional financial services primarily to residents of Harrison County, Indiana, and contiguous counties. First Harrison's primary business is attracting deposits from the general public and using those funds to originate one-to-four family residential mortgage loans. First Harrison also originates multi-family and commercial real estate loans primarily secured by properties located in Southern Indiana. To a lesser extent, First Harrison originates commercial and consumer loans. First Harrison's wholly-owned subsidiary, First Harrison Financial Services, Inc., sells property and casualty insurance and non-deposit investment products.

         Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other matters related to First Capital is incorporated by reference or set forth in First Capital's annual report on Form 10-KSB for the year ended December 31, 2001 and quarterly reports for the three months ended March 31, 2002, June 30, 2002 and September 30, 2002, which are incorporated herein by reference. Hometown stockholders desiring copies of such documents may contact First Capital at its address or telephone number indicated under "Where You Can Find More Information" beginning on page ___.

         For financial statements of First Capital and a discussion of First Capital's recent results of operations, see First Capital's 2001 annual report to stockholders and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, both of which accompany this document as Appendix E.

         Hometown Bancshares, Inc. Hometown is an Indiana corporation and a one-bank holding company, regulated by the Federal Reserve. Hometown has no subsidiaries other than Hometown National.

         Hometown National is a national bank chartered in 1996. Hometown conducts its business form its headquarters in New Albany, Indiana and a branch office located in Floyds Knobs, Indiana. Hometown National is a full service commercial bank which offers a full range of banking products and services, including specialized products and services such as loans to small to moderate-size businesses and developers, farmers, consumers, students and community and economic development projects. Hometown National operates with approximately 38 full time employees and has no subsidiaries.

         For information on Hometown's business and financial statements and a discussion of Hometown's recent results of operations, see Appendix D.

Form of the Merger

         The boards of directors of Hometown and First Capital each have unanimously approved a merger agreement that provides for the merger of Hometown with and into First Capital. First Capital will survive the merger. Upon completion of the merger, each share of Hometown common stock will be converted into the right to receive, at the election of the holder, either $46.50 in cash or a number of shares of First Capital common stock established by a formula in the merger agreement. The common stock of First Capital will continue to trade on The Nasdaq SmallCap Market under the symbol "FCAP" after completion of the merger.

Conversion of Hometown Common Stock

         When the merger becomes effective, each share of Hometown common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder's election, either (a) $46.50 in cash without interest or (b) shares of First Capital common stock and cash instead of fractional shares. A Hometown stockholder's receipt of either cash and/or stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement. See "-Cash or Stock Election."

         The number of shares of First Capital common stock into which each Hometown share will be exchanged will be based on the price of First Capital common stock over a measurement period prior to the closing. The measurement period will consist of the twenty trading days ending on the third business day prior to the closing date. The number of shares of First Capital common stock to be exchanged for each share of Hometown common stock will be determined as follows:

If the average closing price of     then the number of shares of First Capital
First Capital common stock during   common stock that will be exchanged for each
the measurement period is:          share of Hometown common stock will be:

.. $14.45 or less                    . a number of shares of First Capital common
                                      stock equal to $39.52 divided by the
                                      average closing price.

.. between $14.45 and $19.55         . 2.735 shares of First Capital common
                                      stock.

.. $19.55 or more                    . a number of shares of First Capital common
                                      stock equal to $53.47 divided by the
                                      average closing price.

     The following table illustrates the calculation of the exchange ratio and the value of the shares of First Capital common stock that you may receive in the merger. On _________________, 2003, the closing price of First Capital common stock was $________. We can give you no assurance as to what the market price of First Capital common stock will be if and when the merger is completed, and you are advised to obtain current market quotations for First Capital common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving First Capital common stock, you should carefully read the information included below under "--Material Federal Income Tax Consequences of the Merger."

           Average Closing                       Value of First
        Price of First Capital                      Capital
         Common Stock During      Resulting       Common Stock
          Measurement Period   Exchange Ratio  to be Received (1)
        ---------------------- -------------- --------------------
                $13.00              3.040            $39.52
                 13.25              2.983             39.52
                 13.50              2.927             39.52
                 13.75              2.874             39.52
                 14.00              2.823             39.52
                 14.25              2.773             39.52
        ----------------------------------------------------------
                 14.45              2.735             39.52         Merger price limitation
        ----------------------------------------------------------
                 14.50              2.735             39.66
                 14.75              2.735             40.34
                 15.00              2.735             41.03
                 15.25              2.735             41.71
                 15.50              2.735             42.39
                 15.75              2.735             43.08
                 16.00              2.735             43.76
                 16.25              2.735             44.44
                 16.50              2.735             45.13
                 16.75              2.735             45.81
                 17.00              2.735             46.50
                 17.25              2.735             47.18
                 17.50              2.735             47.86
                 17.75              2.735             48.55
                 18.00              2.735             49.23
                 18.25              2.735             49.91
                 18.50              2.735             50.60
                 18.75              2.735             51.28
                 19.00              2.735             51.97
                 19.25              2.735             52.65
                 19.50              2.735             53.33
        ----------------------------------------------------------
                 19.55              2.735             53.47         Merger price limitation
        ----------------------------------------------------------
                 19.75              2.707             53.47
                 20.00              2.674             53.47
                 20.25              2.640             53.47
                 20.50              2.608             53.47
                 20.75              2.577             53.47
                 21.00              2.546             53.47

     (1) Calculated by multiplying the average closing price of First Capital common stock during the measurement period by the resulting exchange ratio. The actual value of the shares at the time First Capital stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of First Capital common stock.

Cash or Stock Election

     Under the terms of the merger agreement, Hometown stockholders may elect to convert their shares into cash, First Capital common stock or a mixture of cash and First Capital common stock. All elections of Hometown stockholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that the number of shares of Hometown common stock to be converted into First Capital common stock in the merger must be 50% of the total number of shares of Hometown common stock issued and outstanding on the date of the merger. We are not making any recommendation as to whether Hometown stockholders should elect to receive cash or First Capital common stock in the merger. Each holder of Hometown common stock must make his or her own decision with respect to such election.

     It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if Hometown stockholders in the aggregate elect to receive more or less of the First Capital common stock than First Capital has agreed to issue. These procedures are summarized below.

     . If Stock Is Oversubscribed: If Hometown stockholders elect to receive more First Capital common stock than First Capital has agreed to issue in the merger, then all Hometown stockholders who have elected to receive cash or who have made no election will receive cash for their Hometown shares and all stockholders who elected to receive First Capital common stock will receive a pro rata portion of the available First Capital shares plus cash for those shares not converted into First Capital common stock.

     . If Stock Is Undersubscribed: If Hometown stockholders elect to receive fewer shares of First Capital common stock than First Capital has agreed to issue in the merger, then all Hometown stockholders who have elected to receive First Capital common stock will receive First Capital common stock and those stockholders who elected to receive cash or who have made no election will be treated in the following manner:

          . If the number of shares held by Hometown stockholders who have made no election is sufficient to make up the shortfall in the number of First Capital shares that First Capital is required to issue, then all Hometown stockholders who elected cash will receive cash, and those stockholders who made no election will receive both cash and First Capital common stock in whatever proportion is necessary to make up the shortfall.

          . If the number of shares held by Hometown stockholders who have made no election is insufficient to make up the shortfall, then all Hometown stockholders who made no election will receive First Capital common stock and those Hometown stockholders who elected to receive cash will receive cash and First Capital common stock in whatever proportion is necessary to make up the shortfall.

     No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive First Capital common stock or cash in amounts that vary from the amounts you elect to receive.

Election Procedures; Surrender of Stock Certificates

     An election form is being mailed separately from this proxy statement-prospectus to holders of shares of Hometown common stock on or about the date this proxy statement-prospectus is being mailed. Each election form entitles the holder of the Hometown common stock to elect to receive cash, First Capital common stock, or a combination of cash and stock, or make no election with respect to the merger consideration you wish to receive.

     To make an effective election, you must submit a properly completed election form, along with your Hometown stock certificates representing all shares of Hometown common stock covered by the election form (or an appropriate guarantee of delivery) to Registrar and Transfer Company on or before 5:00 p.m., ___________ time, on _______________, 2003. Registrar and Transfer Company will act as exchange agent in the merger and in that role will process the exchange of Hometown stock certificates for cash and/or First Capital common stock. Shortly after the merger, the exchange agent will allocate cash and stock among Hometown stockholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your Hometown stock certificates after the merger is completed. In any event, do not forward your Hometown stock certificates with your proxy cards.

     You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed later dated election form received by the exchange agent prior to the election deadline or by withdrawal of your stock certificates by written notice prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either First Capital stock and/or cash for your Hometown stock, you should complete and return the election form. If you do not make an election, you will be allocated First Capital common stock and/or cash depending on the elections made by other stockholders.

     If the merger is not completed within 15 days following the election deadline, any Hometown stockholder who made a timely election may change or revoke his or her election during the period beginning on the 16/th/ day following the election deadline and ending on the third business day prior to the closing date.

     We make no recommendation as to whether you should elect to receive cash, stock or a combination of cash and stock in the merger. You must make your own decision with respect to your election.

     If certificates for Hometown common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent prior to the election deadline, Hometown shares may be properly exchanged, and an election will be effective, if:

     . such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

     . the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

     . the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged Hometown shares, or confirmation of the delivery of all such certificates into the exchange agent's account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

     Hometown stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Hometown common stock designated as non-election shares. Hometown stock certificates represented by elections that have been revoked will be promptly returned without charge to the Hometown stockholder revoking the election upon written request.

     After the completion of the merger, the exchange agent will mail to Hometown stockholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their Hometown common stock certificates for the merger consideration. Until you surrender your Hometown stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any First Capital common stock into which your Hometown shares have been converted. When you surrender your Hometown stock certificates, First Capital will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of Hometown common stock. Hometown stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your Hometown stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our transfer agent, Registrar and Transfer Company, will send you instructions on how to provide evidence of ownership.

Material Federal Income Tax Consequences of the Merger

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of Hometown common stock. This discussion applies only to Hometown stockholders that hold their Hometown common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; and stockholders who hold Hometown common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

     This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement-prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

     It is a condition to the obligations of First Capital and Hometown to complete the merger that each of First Capital and Hometown receive an opinion of Muldoon Murphy & Faucette LLP to the effect that (1) the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (2) First Capital and Hometown will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (3) except to the extent of any cash received in lieu of a fractional share interest in First Capital common stock, no gain or loss will be recognized by stockholders of Hometown who exchange their Hometown common stock for First Capital common stock in the merger.

     In rendering its opinions, counsel may require and rely upon representations contained in letters and certificates to be received from officers of First Capital, Hometown and others. This tax opinion will not be binding on the Internal Revenue Service or the courts, and we do not intend to request any ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger.

     Although the merger agreement allows both of us to waive the condition that we receive a tax opinion from Muldoon Murphy & Faucette LLP, we currently do not anticipate doing so.

     The federal income tax consequences of the merger to you will depend primarily on whether you exchange your Hometown common stock for solely First Capital common stock (except for cash received instead of a fractional share of First Capital common stock), solely cash or a combination of stock and cash. Regardless of whether you elect to receive First Capital common stock, cash or a combination of stock and cash, the federal income tax consequences will depend on the actual merger consideration that you receive.

     Exchange Solely for First Capital Common Stock. No gain or loss will be recognized by a Hometown stockholder who receives solely shares of First Capital common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Hometown common stock. The tax basis of the shares of First Capital common stock received by a Hometown stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of First Capital common stock, as discussed below) to the basis of the Hometown common stock surrendered in exchange for the First Capital common stock. The holding period of the First Capital common stock received will include the holding period of shares of Hometown common stock surrendered in exchange for the First Capital common stock, provided that such shares were held as capital assets of the Hometown stockholder at the effective time of the merger.

     Exchange Solely for Cash. A Hometown stockholder who receives solely cash in exchange for all of his or her shares of Hometown common stock (and is not treated as constructively owning First Capital common stock after the merger under the circumstances referred to below under "--Possible Dividend Treatment") will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such stockholder's tax basis in the Hometown common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the Hometown stockholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the Hometown stockholder's holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

     Exchange for First Capital Common Stock and Cash. A Hometown stockholder who receives a combination of First Capital common stock and cash in exchange for his or her Hometown common stock will not be permitted to recognize any loss for federal income tax purposes. Such a

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

stockholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" in the transaction. The amount of gain a Hometown stockholder "realizes" will equal the amount by which
(a) the cash plus the fair market value at the effective time of the merger of the First Capital common stock received exceeds (b) the stockholders' basis in the Hometown common stock to be surrendered in the exchange for the cash and First Capital common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of First Capital common stock received by such Hometown stockholder will be the same as the basis of the shares of Hometown common stock surrendered in exchange for the shares of First Capital common stock, adjusted as provided in Section 358(a) of the Internal Revenue Code for the cash received in exchange for such shares of Hometown common stock. The holding period for shares of First Capital common stock received by such Hometown stockholder will include such stockholder's holding period for the Hometown common stock surrendered in exchange for the First Capital common stock, provided that such shares were held as capital assets of the stockholder at the effective time of the merger.

     A Hometown stockholder's federal income tax consequences will also depend on whether his or her shares of Hometown common stock were purchased at different times at different prices. If they were, the Hometown stockholder could realize gain with respect to some of the shares of Hometown common stock and loss with respect to other shares. Such Hometown stockholder would have to recognize such gain to the extent such stockholder receives cash with respect to those shares in which the stockholder's adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the First Capital common stock received, but could not recognize loss with respect to those shares in which the Hometown stockholder's adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the First Capital common stock received. Any disallowed loss would be included in the adjusted basis of the First Capital common stock. Such a Hometown stockholder is urged to consult his or her own tax advisor respecting the tax consequences of the merger to that stockholder.

     Possible Dividend Treatment. In certain circumstances, a Hometown stockholder who receives solely cash or a combination of cash and First Capital common stock in the merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that stockholder if the receipt of cash "has the effect of the distribution of a dividend." The determination of whether a cash payment has such effect is based on a comparison of the Hometown stockholder's proportionate interest in First Capital after the merger with the proportionate interest the stockholder would have had if the stockholder had received solely First Capital common stock in the merger. This could happen because of your purchase (or the purchase by a family member) of additional First Capital stock or a repurchase of shares by First Capital. For purposes of this comparison, the Hometown stockholder may be deemed to constructively own shares of First Capital common stock held by certain members of the stockholder's family or certain entities in which the stockholder has an ownership or beneficial interest and certain stock options may be aggregated with the stockholder's shares of First Capital common stock. The amount of the cash payment that may be treated as a dividend is limited to the stockholder's ratable share of the accumulated earnings and profits of Hometown at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the stockholder's shares were held as capital assets at the effective time of the merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each Hometown stockholder, stockholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the merger.

     Cash in Lieu of Fractional Shares. A Hometown stockholder who holds Hometown common stock as a capital asset and who receives in the merger, in exchange for such stock, solely First

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

Capital common stock and cash in lieu of a fractional share interest in First Capital common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

Background of the Merger

       From time to time Hometown's board has considered various strategies and alternatives to develop and expand its banking business. While Hometown has been operating profitably since 1998, the board of directors decided the organization should seek to raise additional capital to support its growth, given applicable regulatory capital requirements. In 2001, Hometown commenced a community offering of its common stock, seeking to raise up to $3,500,000 by offering 100,000 shares at a price of $35.00 per share. That offering ended in November 2001, with the sale of only 29,550 shares ($1,034,250 proceeds, before expenses, in the aggregate).

       Unable to raise a significant amount of capital in the stock offering, the board of directors and management began to investigate other strategic opportunities available to enhance the resources available to Hometown to expand its banking operations, and to enhance stockholder value, including a strategic combination. To that end, by a letter agreement dated May 1, 2002, Hometown engaged David A. Noyes & Company to act as its financial advisor if a merger or acquisition were to take place with a designated buyer. Prior to its engagement, David A. Noyes had surveyed recent financial institution transactions in Indiana, and, with input from Hometown's senior management, profiled the type of financial institution likely to make a good "fit" with Hometown. Management and David A. Noyes identified two bank holding companies (other than First Capital) as potential strategic partners. David A. Noyes contacted these two bank holding companies to determine their interest in engaging in a business combination. With the advice and assistance of John Reed of David A. Noyes, discussions with them followed. On July 10 and July 16, 2002, respectively, these two bank holding companies submitted indications of their interest in engaging in a business combination with Hometown. At a meeting held on July 18, 2002, John Reed gave a presentation to the Hometown board concerning these bank holding companies and their indications of interest, and the board of directors discussed the status of the negotiations and the bank holding companies' due diligence investigations of Hometown.

       On July 18, 2002, Hometown's senior management also contacted First Capital's senior management about its potential interest in engaging in a business combination. In the past, senior management of First Capital had expressed an interest to senior management of Hometown in pursuing discussions about a possible transaction if Hometown's board ever decided to pursue that strategy. During the conversation on July 18, First Capital's senior management immediately expressed a strong interest in pursuing negotiations. On July 22, 2002, First Capital sent Hometown a proposed confidentiality letter so that confidential negotiations and due diligence investigations could proceed.

       The next meeting of the Hometown board was held on July 23, 2002, at which the board of directors continued its consideration of the proposals presented by the two bank holding companies. At that meeting the board of directors authorized management to proceed with negotiations of a definitive agreement with one of the bank holding companies.

       At the July 23 board meeting, the directors also discussed the interest First Capital had expressed about negotiating a possible transaction with Hometown. The Hometown board of directors also authorized management to proceed with these negotiations with First Capital.

       Hometown executed First Capital's proposed confidentiality agreement on August 7, 2002, and then provided First Capital and its advisors access to Hometown's records to conduct a due diligence investigation. First Capital and its advisors conducted due diligence on Hometown during the week of

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

August 12, 2002. At a meeting of the Hometown board of directors held on August 15, 2002, management updated directors about the status of the negotiations, and the Hometown board of directors authorized the engagement of Wyatt, Tarrant & Combs, LLP as legal counsel to represent Hometown in connection with a possible transaction.

       On August 22, 2002, First Capital presented management of Hometown with a proposed merger agreement, and on August 27, 2002, Hometown's counsel received a proposed merger agreement from the bank holding company with which Hometown management had begun negotiations. Both proposals would have afforded Hometown stockholders the opportunity to elect to receive cash or shares in the merger transaction, but the price offered by First Capital was more than that offered by the bank holding company.

       Following negotiations between Hometown's financial advisor and First Capital's financial advisor, First Capital presented a revised merger agreement on August 30, 2002. When, on August 30, 2002, Hometown's financial advisor and
C. Ronald Clark, Hometown's Chairman and Chief Executive Officer, contacted the bank holding company that had presented a merger proposal, it expressed no interest in modifying its proposal or increasing its offer.

       During the first weeks of September, management of Hometown, with the advice of Hometown's financial and legal advisors, analyzed First Capital's proposal, and discussed it with individual directors. During this time period, Hometown's advisors negotiated directly with First Capital's advisors concerning the detailed terms of the merger proposal, and the manner in which the share exchange ratio was computed, and First Capital agreed to revisions to the definitive agreement.

       Hometown's board of directors considered the merger agreement with First Capital at a meeting held on September 19, 2002. At that meeting, Hometown's financial advisor made a presentation concerning First Capital, the financial terms and conditions of its proposal, and how it compared with the other proposals Hometown received, as well as other recent financial institution transactions in the region. Hometown's counsel led the directors through a discussion of the terms and conditions contained in the definitive agreements First Capital had prepared. The directors discussed the mix of consideration being offered by First Capital, the tax deferral available to Hometown stockholders who elect to receive shares of First Capital in the merger, the liquidity and market for First Capital's shares, and the impact that changes in the trading value of First Capital shares while the transaction was pending could have on the value received by Hometown stockholders. The directors also considered the conditions of the proposal and the likelihood that they could be satisfied, the regulatory approvals required and the impact the merger transaction would have on Hometown National Bank and its employees and customers. They compared First Capital's proposal to the other proposal received, recognizing that they could not seek out any other proposals if the agreement with First Capital was signed and that, under certain circumstances, Hometown could be required to pay First Capital a termination fee if another acquisition proposal was made.

       On September 24, 2002, John Reed met with senior management of First Capital and was provided access to records of First Capital to conduct a due diligence investigation.

       The directors continued their deliberations concerning First Capital's proposal at a meeting held on September 25, 2002. At that time, John Reed summarized the results of his due diligence meeting at First Capital. Mr. Reed delivered the opinion of David A. Noyes that the merger transaction proposed by First Capital was fair to the stockholders of Hometown from a financial point of view, and Hometown's counsel highlighted changes that had been made to the definitive agreements in response to Hometown's comments. Among the matters discussed were First Capital's strategic plans and prospects for expansion, the likelihood (or unlikelihood) of finding a more favorable transaction with an attractive

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

strategic partner, and the prospects available to Hometown's banking business, and its stockholders, if Hometown were to remain independent, versus those available if it were to merge with First Capital as proposed. Following discussion, and questions by the board of directors to Hometown's management and its financial and legal advisors, Hometown's board of directors approved the merger transaction with First Capital and its recommendation to stockholders, and authorized the execution of the merger agreement.

Reasons for the merger

     Hometown's board of directors has approved the merger agreement and unanimously recommends that Hometown stockholders vote "FOR" the approval of the merger agreement.

     Hometown's board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, Hometown and its stockholders. In approving the merger agreement, Hometown's board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, Hometown's board of directors also considered a number of factors, including the following:

..    Information concerning the businesses, earnings, operations, financial condition and prospects of each of Hometown and First Capital. The Hometown board of directors took into account the results of Hometown's financial advisor's due diligence review of First Capital.

..    The opinion rendered by David A. Noyes, as financial advisor to Hometown, that the merger consideration is fair, from a financial standpoint, to Hometown stockholders (see "-Opinion of Hometown's Financial Advisor").

..    The terms of the merger agreement and the structure of the merger, including the fact that Hometown stockholders will have the opportunity to elect to receive either cash, First Capital common stock, or both, in exchange for their shares and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes for stockholders who exchange their Hometown shares for First Capital shares. Hometown's board also considered the impact of the proposed transaction on the interest that any other institution might have in a business combination with Hometown.

..    The fact that the financial terms of the merger agreement provide that the share exchange ratio will automatically adjust if the price of First Capital common stock falls below $14.45 per share, so that a Hometown stockholder who receives shares of First Capital common stock in the merger will receive shares having an average trading value of at least $39.52 for each share of Hometown common stock.

..    The review conducted by the Hometown board of directors of the strategic options available to Hometown and the assessment of the Hometown board of directors that none of those options presented superior opportunities.

..    The apparent capacity of First Capital to pay the merger consideration without third party financing.

..    First Capital's statement that it intended to retain substantially all of
     Hometown's employees, subject to its staffing needs.

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

..    The fact that, although there has not historically been a high trading volume, First Capital common stock is quoted on The Nasdaq SmallCap Market, in comparison to Hometown common stock, for which no established trading market exists.

..    Hometown stockholders who receive First Capital common stock will begin to receive dividends, based on First Capital's current dividend rate.

..    The current and prospective regulatory environment facing Hometown, First
     Capital and the financial services industry generally.

..    The Hometown board of directors' assessment that Hometown would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as First Capital that had a stronger capital base, larger infrastructure, and wider branch network to support future growth.

..    The Hometown board of directors' belief that, while no assurances could be given, the level of execution risk in the merger appeared to be low.

..    The likelihood of the Office of Thrift Supervision approving the merger.

..    The likelihood of Hometown stockholders approving the merger.

     The discussion of the information and factors considered by the Hometown board of directors is not intended to be exhaustive, but includes all material factors considered by the Hometown board of directors. In reaching its determination to approve and recommend the merger, the Hometown board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Opinion of Hometown's Financial Advisor

     At a meeting of the Hometown board of directors on September 25, 2002, during which the terms of the proposed merger were discussed and considered, David A. Noyes rendered its opinion to the Hometown board that, as of that date, the exchange ratio and the cash consideration were fair to the Hometown stockholders from a financial point of view. David A. Noyes has updated its opinion as of the date of this proxy statement-prospectus. The full text of David A. Noyes' updated opinion is included as Appendix B to this proxy statement-prospectus.

     David A. Noyes, as part of its investment banking business, is regularly engaged in the valuation of commercial bank and thrift securities in connection with mergers and acquisitions, negotiated underwritings and valuations for estate, corporate and other purposes. As specialists in the securities of commercial banking and thrift organizations, David A. Noyes has extensive experience in, and knowledge of, the commercial banking and thrift industries and its participants.

     In connection with its opinion, David A. Noyes reviewed, among other things:

     .    the merger agreement;

     .    annual reports on Form Y-6 of Hometown;

     . annual reports on Form 10-KSB of First Capital covering the three years ended December 31, 2001;

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

     .    quarterly reports on Form 10-QSB of First Capital; and

     . certain other communications from Hometown and First Capital to their respective stockholders.

     David A. Noyes also held discussions with members of the senior management of Hometown and First Capital regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, David A. Noyes reviewed the reported price and trading activity for Hometown common stock and First Capital common stock, compared certain financial and stock market information for Hometown and First Capital with similar information for certain other companies in which securities are publicly traded. David A. Noyes reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as it considered appropriate.

     David A. Noyes relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering this opinion. David A. Noyes is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the Hometown board's consent, that such allowances for each of Hometown and First Capital are in the aggregate adequate to cover all such losses. Similarly, David A. Noyes assumed, with the Hometown board's consent and without independent analysis, that the obligations of Hometown and First Capital pursuant to derivatives, swaps, foreign exchange, financial instruments and off-balance sheet lending-related financial instruments, will not have an adverse effect which would be relevant to its analysis. In addition, David A. Noyes did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Hometown or First Capital or any of their subsidiaries, and it had not been furnished with any such evaluation or appraisal. David A. Noyes' opinion as to the fairness of the exchange ratio and cash consideration addressed the ownership position in First Capital to be received by the Hometown stockholders pursuant to the exchange ratio on the terms set forth in the merger agreement and did not address the future trading or acquisition value for the stock of First Capital. In addition, David A. Noyes' considered the relative merits of the merger and certain alternative business strategies. In that regard, David A. Noyes solicited certain third party indications of interest in acquiring all or part of Hometown or in engaging in a business combination or other strategic transaction with Hometown. David A. Noyes also assumed, with the Hometown board's consent, that obtaining any necessary regulatory approvals and third party consents for the merger will not have an adverse effect on Hometown or First Capital pursuant to the merger.

     David A. Noyes' advisory services and the opinion expressed by it were provided for the information and assistance of the Hometown board in connection with its consideration of the transaction contemplated by the merger agreement and such opinion did not constitute a recommendation as to how any Hometown stockholder should vote with respect to such transaction.

     The following is a brief summary of the material financial analyses considered in a presentation to the Hometown board on September 25, 2002 by David A. Noyes in connection with its oral and written opinions as of such date:

     Comparative Financial and Market Performance Analysis. In performing a comparative market performance analysis, David A. Noyes analyzed certain operating performance statistics of Hometown relative to a group of community banks located in southern Indiana and with assets of $50 million to $100 million as of June 30, 2002 (the "Noyes Community Bank Peer Group"), and of First Capital relative to a group consisting of the public thrifts based in Indiana whose stock is listed on The Nasdaq Stock Market ("Noyes Thrift Peer Group"):

Noyes Community Bank Peer Group:

         Company Name                       City                    State
         ------------                       ----                    -----

         American State Bank                Lawrenceburg            IN
         Bank of Evansville, N.A.           Evansville              IN
         CSB State Bank                     Cynthiana               IN
         Farmers State Bank                 Lanesville              IN
         Independence Bank                  New Albany              IN
         Lynnville National Bank            Lynnville               IN
         Napoleon State Bank                Napoleon                IN
         Peoples Bank                       Brownstown              IN
         Peoples Trust & Savings Bank       Boonville               IN
         Spencer County Bank                Santa Claus             IN
         Stone City Bank of Bedford, IN     Bedford                 IN
         United Commerce Bank               Bloomington             IN



Noyes Thrift Peer Group:

         Company Name                       City                    State
         ------------                       ----                    -----

         AMB Financial Corp.                Munster                 IN
         Ameriana Bancorp                   New Castle              IN
         Blue River Bancshares, Inc.        Shelbyville             IN
         CFS Bancorp, Inc.                  Munster                 IN
         FFW Corporation                    Wabash                  IN
         Fidelity Federal Bancorp           Evansville              IN
         First Bancorp of Indiana, Inc.     Evansville              IN
         First Capital, Inc.                Corydon                 IN
         Hometown Financial Bancorp         Spencer                 IN
         Lincoln Bancorp                    Plainfield              IN
         Logansport Financial Corp.         Logansport              IN
         LSB Financial Corp.                Lafayette               IN
         MFB Corp.                          Mishawaka               IN
         MutualFirst Financial Inc.         Muncie                  IN
         NorthEast Indiana Bancorp, Inc.    Huntington              IN
         Peoples Bancorp                    Auburn                  IN
         PFS Bancorp, Inc.                  Aurora                  IN
         River Valley Bancorp               Madison                 IN
         Security Financial Bancorp, Inc.   St. John                IN
         Sobieski Bancorp, Inc.             South Bend              IN
         Union Community Bancorp            Crawfordsville          IN

         David A. Noyes analyzed the relative financial performance of Hometown by comparing certain financial information of Hometown with the Noyes Community Bank Peer Group, and the relative financial performance and stock market valuation of First Capital by comparing certain financial and market trading information of First Capital with the Noyes Thrift Peer Group. Historical financial information used in connection with this analysis was as of, and for the twelve months ended, June 30, 2002.

         The following table compares return on average assets and return on average equity for Hometown, First Capital, the Noyes Community Bank Peer Group and the Noyes Thrift Peer Group as of and for the twelve months ended June 30, 2002.

                                                         Noyes Community    Noyes Thrift
                                                         Bank Peer Group     Peer Group
                             Hometown    First Capital       (median)         (median)
                            ----------  --------------- ------------------ --------------
Return on average assets       0.58%        1.13%              0.71%           0.73%

Return on average equity       7.50%        9.46%              5.46%           6.49%

         Analysis of Other Similar Transactions. David A. Noyes analyzed other similar transactions in which the seller was a commercial banking company with assets between $50 million and $100 million located in Indiana, Kentucky or Ohio and the transaction was announced during the period from January 1, 2000 to September 30, 2002 that it considered relevant.

         The following similar transactions ("M&A Comparables") were analyzed:

         Buyer                                Seller
         -----                                ------
         CKF Bancorp Inc.                     First Lancaster Bancshares
         First Mutual of Richmond, Inc.       AmTrust Capital Corp.
         German American Bancorp              Holland Bancorp, Inc.
         Lincoln Bancorp                      Citizens Bancorp
         Peoples Community Bancorp Inc.       Market Financial Corp.
         Peoples Community Bancorp Inc.       Kenwood Bancorp Inc.

         The following table illustrates the results of the analysis of the value of the stock to be received at the exchange ratio plus the cash consideration.

                                          M&A Comparables     M&A Comparables
                            Hometown         (median)              (mean)
                           ----------    ----------------     ----------------
 Price to book value         160.7%           116.2%               139.0%
 Price to earnings            25.5X            28.3X                30.0X
 Core deposit premium         8.13%            6.56%                7.80%

         The foregoing summary does not purport to be a complete description of the analyses performed by David A. Noyes, but describes the material analyses performed thereby. In addition, David A. Noyes believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying the analyses and the opinions. The preparation of a financial adviser's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, David A. Noyes also took into account its assessment of general economic, market, and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. With respect to the comparative financial and market performance and other similar transactions analyses summarized above, no public company utilized as a comparison is identical to Hometown or First Capital and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. Any estimates contained in David A. Noyes' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or its securities actually may be sold. None of the analyses performed by David A. Noyes were assigned a greater significance by David A. Noyes than any other.

         David A. Noyes is a recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions.

         Hometown has entered into an agreement with David A. Noyes relating to the financial advisory services being provided by David A. Noyes in connection with the merger. Pursuant to such agreement, Hometown has agreed to pay David A. Noyes a fee equal to $168,343 in the aggregate, payable as follows: (a) an initial fee of $56,115 payable upon the signing of a definitive written agreement (which has been paid) and (b) the balance of $112,228 payable upon consummation of the merger. Hometown also has agreed to reimburse David A. Noyes for its reasonable out-of-pocket expenses incurred in connection with its engagement.

     If, in connection with its engagement, David A. Noyes becomes involved in any capacity in any action or legal proceeding, Hometown has agreed (a) to reimburse David A. Noyes for its reasonable legal fees, disbursements of counsel and other expenses, and (b) to indemnify and hold David A. Noyes harmless against any losses, claims, damages, or liabilities, joint or several, to which David A. Noyes may become subject in connection its engagement (other than any loss, claims, damage, or liability that a court having jurisdiction determines by a final judgment to have resulted from David A. Noyes' failure to exercise reasonable or ordinary care, malfeasance or recklessness). In the event that this indemnity is unavailable or insufficient to hold David A. Noyes harmless, then Hometown will be required to contribute to amounts paid or payable by David
A. Noyes in respect of such losses, claims, damages, and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, Hometown and David A. Noyes in connection with the matters as to which such losses, claims, damages, or liabilities relate and other equitable considerations. The agreements of Hometown extend to and inure to the benefit of each person, if any, who may be deemed to control David A. Noyes.

Rights of Dissenting Stockholders

     Under Indiana law, you will have dissenters' rights with respect to the merger. If you follow the procedures set forth in Indiana Code Chapter 23-1-44, these rights will entitle you to receive the fair value of your shares of Hometown common stock rather than having your shares converted into the right to receive the cash payment and/or shares of First Capital common stock as described above. Accompanying this prospectus-proxy statement as Appendix C is a copy of the text of Chapter 23-1-44 of the Indiana Business Corporation Law, which prescribes the procedures for the exercise of dissenters' rights and for determining the fair value of Hometown common stock. Hometown stockholders electing to exercise dissenters' rights must comply with the provisions of Chapter 23-1-44 of the Indiana Business Corporation Law in order to perfect their rights. Hometown and First Capital will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material provisions of the Indiana statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 23-1-44 of the Indiana Business Corporation Law, the full text of which appears in Appendix C of this prospectus-proxy statement.

     Under Chapter 23-1-44, a Hometown stockholder of record for the special meeting who desires to assert dissenters' rights must (1) deliver to Hometown before the stockholder vote is taken written notice of the stockholder's intent to demand payment in cash for shares owned if the merger is effectuated, and (2) not vote the stockholder's shares in favor of the merger, either in person or by proxy. Dissenting stockholders cannot dissent as to only some but not all of the Hometown common stock registered in their names, except in limited circumstances. Dissenting stockholders may send their written notice to C. Ronald Clark, Chairman and Chief Executive Officer, Hometown Bancshares, Inc., 3131 Grant Line Road, New Albany, Indiana 47150.

     If the merger is approved by the Hometown stockholders, Hometown must mail or deliver a written notice of dissenters' rights to each dissenting stockholder satisfying the above conditions within ten days after stockholder approval has occurred. The notice to dissenting stockholders must:

     1. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

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     3.  Supply a form for demanding payment that includes the date of the first announcement to news media or to stockholders of the terms of the proposed merger, which was September 26, 2002, and require that the dissenting stockholder certify whether or not that stockholder acquired beneficial ownership of the shares before that date;

     4. Set a date by which Hometown must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice to dissenters is delivered; and

     5.  Be accompanied by a copy of Indiana Code Chapter 23-1-44.

     Any Hometown stockholder who is sent a notice to dissenters must then (a) demand payment for the stockholder's shares of Hometown common stock, (b) certify whether the stockholder acquired beneficial ownership of the Hometown common stock before September 26, 2002 (the date the merger was publicly announced) and (c) deposit the stockholder's certificates representing shares of Hometown common stock in accordance with the terms of the notice to dissenters. A Hometown stockholder who fails to take these steps by the date set forth in the notice to dissenters will not be entitled to payment for the stockholder's shares through the dissenters' rights process and will be considered to have voted his or her shares in favor of the merger.

     A Hometown stockholder who desires to exercise dissenters' rights concerning the merger but who does not comply with the preliminary conditions described above will be considered not to be entitled to dissenters' rights under Indiana Code Chapter 23-1-44. Stockholders who execute and return the enclosed proxy, but do not specify a choice on the merger proposal will be deemed to have voted in favor of the merger and, accordingly, to have waived their dissenters' rights, unless the stockholder revokes the proxy before it is voted and satisfies the other requirements of Indiana Code Chapter 23-1-44.

     Upon consummation of the merger, First Capital will pay each dissenting stockholder who has complied with all statutory requirements and the notice to dissenters, and who was the beneficial owner of Hometown common stock before September 26, 2002 (the date the merger was first publicly announced), First Capital's estimate of the fair value of the shares as of the time immediately before the merger, excluding any appreciation in value in anticipation of the merger. For those dissenters who became beneficial owners of shares on or after September 26, 2002, First Capital will provide its estimate of fair value upon consummation of the merger, but may withhold payment of the fair value of the shares until the dissenting stockholder agrees to accept the estimated fair value amount in full satisfaction of the dissenting stockholder's demand or until First Capital is otherwise directed by a court of competent jurisdiction.

     If the dissenting stockholder believes the amount paid or estimated by First Capital is less than the fair value for his or her shares of Hometown common stock or if First Capital fails to make payment to the dissenting stockholder within 60 days after the date set for demanding payment, the dissenting stockholder may notify First Capital in writing of the stockholder's own estimate of the fair value of his or her shares and demand payment of his or her estimate (less the amount of any payment made by First Capital for the shares to the dissenting stockholder). Demand for payment must be made in writing within 30 days after First Capital has made payment for the dissenting stockholder's shares or has offered to pay its estimate of fair value for the dissenting stockholder's shares. First Capital will not give further notice to the dissenting stockholder of this deadline. A dissenting stockholder who fails to make the demand within this time waives the right to demand payment for the stockholder's shares.

     First Capital can elect to agree with the dissenting stockholder's fair value demand or if a demand for payment remains unsettled, First Capital must commence a proceeding in the circuit or

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superior court of Harrison County within 60 days after receiving the payment demand from the dissenting stockholder and petition the court to determine the fair value of the shares. If First Capital fails to commence the proceeding within the 60 day period, it must pay each dissenting stockholder whose demand remains unsettled the amount demanded. First Capital must make all dissenting stockholders whose demands remain unsettled parties to the proceeding and all parties must be served a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenting stockholder made a party to the proceeding is entitled to judgement for the amount, if any, by which the court finds the fair value of the dissenting stockholder's shares, plus interest, exceeds the amount paid by First Capital.

     The court will determine all costs of the appraisal proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and will assess these costs against the parties in amounts the court finds equitable. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against First Capital if the court finds that First Capital did not comply with Indiana Code Chapter 23-1-44 or against either First Capital or a dissenting stockholder if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Indiana Code Chapter 23-1-44.

     If Hometown and First Capital do not consummate the merger within 60 days after the date set in the notice to dissenters for demanding payment and depositing certificates of Hometown common stock, Hometown will return the deposited certificates. If after returning the deposited certificates Hometown and First Capital consummate the merger, Hometown will send a new notice to dissenters and repeat the payment demand process.

     Every Hometown stockholder who does not deliver a notice of intent to demand payment for his or her shares as described above, or who votes in favor of the merger, is bound by the vote of the assenting stockholders and will have no right to dissent and to demand payment of the fair value of the stockholder's shares of Hometown common stock as a result of the merger. Such a stockholder will only be entitled to the same consideration described in this document to be offered to every other assenting Hometown stockholder as a result of the merger. Voting against the merger does not in itself constitute the notice of intent to demand payment required by Indiana Code Chapter 23-1-44.

Interests of Our Directors and Officers in the Merger that Differ From Your Interests

     Some members of Hometown's management and board of directors may have interests in the merger that are in addition to or different from the interests of Hometown stockholders. Hometown's board of directors was aware of these interests and considered them in approving the merger agreement.

     Employment Agreement with Robert E. Kleehamer. Both First Capital and First Harrison have entered into an employment agreement with Robert E. Kleehamer, which will become effective upon completion of the merger. Under this employment agreement, which has a term of three years, subject to renewal, Mr. Kleehamer will serve as the area president for New Albany and Clark County. Mr. Kleehamer's initial base salary will be $91,800. Mr. Kleehamer has the option to terminate his employment agreement during the sixth month period beginning on the first anniversary of the agreement and receive full payment of his remaining salary for the term of the agreement. The employment agreement also provides that Mr. Kleehamer will receive options to acquire 3,000 shares of First Capital common stock.

     Termination and Non-Competition Agreement with C. Ronald Clark. Mr. C. Ronald Clark has entered into an agreement with Hometown under which he will terminate employment upon

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consummation of the merger and receive a severance payment of $240,000. If this payment, together with other payments that Mr. Clark may receive in connection with this merger, is deemed to include an "excess parachute payment" under
Section 280G of the Internal Revenue Code, Mr. Clark's total payments will be reduced to an amount equal to $1.00 less than three times the average of his annual compensation over the past five years.

     Mr. Clark has entered into a non-competition agreement with First Capital. Pursuant to this agreement, Mr. Clark will be paid $5,000 per month for a period of six months following consummation of the merger in consideration of being subject to specified non-competition requirements.

     Maintenance of an Advisory Board. For a period of at least two years, First Capital will maintain an advisory board for the purpose of advising First Capital on the operations of the former Hometown National offices. Each of the non-employee directors of Hometown will be invited to serve on the advisory board and will be paid $150 per meeting attended.

     Protection of Hometown Directors and Officers Against Claims. First Capital has agreed to indemnify and hold harmless each present and former director and officer of Hometown for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Indiana law as in effect at the time of closing. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. First Capital has also agreed to advance any related costs to each of these persons as they are incurred. First Capital has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of Hometown's directors and officers for six years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

Regulatory Approvals Needed to Complete the Merger

     The merger of Hometown with First Capital is subject to the prior approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. First Capital filed a request for a waiver of this application requirement on November 14, 2002.

     Completion of the merger of Hometown National with First Harrison is subject to prior approval of the Office of Thrift Supervision. In reviewing applications for transactions of this type, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. First Capital filed an application with the OTS on November 14, 2002.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of First Harrison and Hometown National in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. First Harrison and Hometown National each received a "Satisfactory" rating during their last federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the OTS before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger, or that the Attorney General of

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

the State of Indiana will not challenge the merger, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

     The merger cannot proceed in the absence of the requisite regulatory approvals. See "The Merger Agreement--Conditions to Completing the Merger" and "--Terminating the Merger Agreement." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under "The Merger Agreement--Conditions to Completing the Merger."

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Hometown common stock to First Capital common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment of the Merger

     First Capital will account for the merger as a purchase, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of Hometown will be recorded on First Capital's consolidated balance sheet at their estimated fair value at the effective date of the merger. The amount by which the purchase price paid by First Capital exceeds the fair value of the net tangible and identifiable intangible assets acquired by First Capital through the merger will be recorded as goodwill. Financial statements of First Capital issued after the effective date of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of Hometown.

Resale of First Capital Common Stock

     The shares of First Capital common stock to be issued to stockholders of Hometown in the merger have been registered under the Securities Act of 1933. Shares of First Capital common stock issued in the merger may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Hometown, as that term is defined in the rules under the Securities Act. First Capital common stock received by those stockholders of Hometown who are deemed to be "affiliates" of Hometown at the time the merger is submitted for vote of the stockholders of Hometown may be resold without registration under the Securities Act only to the extent provided for by Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of Hometown is an individual or entity that controls, is controlled by or is under common control with, Hometown, and may include the executive officers and directors of Hometown, as well as certain principal stockholders of Hometown. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     Hometown has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate of Hometown for purposes of Rule 145 under the Securities Act to deliver to First Capital a written agreement intended to ensure compliance with the Securities Act.

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                              The Merger Agreement

         The following describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this proxy statement-prospectus.

Terms of the Merger

         The merger agreement provides for a business combination in which Hometown will merge with and into First Capital. First Capital will be the surviving corporation in the merger.

         As a result of the merger, except as noted below, each outstanding share of Hometown common stock will be converted into the right to receive, at the election of the holder, either shares of First Capital common stock or $
46.50 in cash. See "The Merger-Conversion of Hometown Common Stock." First Capital will not issue fractions of shares of First Capital common stock, but instead will pay each holder of Hometown common stock who would otherwise be entitled to a fraction of a share of First Capital common stock an amount in cash determined by multiplying that fraction by the average closing price of First Capital common stock over a measurement period prior to the completion of the merger. If there is a change in the number or classification of shares of First Capital outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Shares of Hometown common stock held directly or indirectly by First Capital will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either Hometown or First Capital in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which dissenters' rights have been exercised will be entitled only to the rights granted by Indiana law.

When Will the Merger be Completed

         The closing of the merger will take place on a date designated by First Capital that is no later than 30 days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless we agree to a later date. See "--Conditions to Completing the Merger." On the closing date, First Capital will file articles of merger with the Indiana Secretary of State merging Hometown into First Capital. The merger will become effective at the time stated in the articles of merger.

         First Capital and Hometown expect to complete the merger in the first calendar quarter of 2003. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "The Merger--Regulatory Approvals Needed to Complete the Merger." Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before June 30, 2003, unless failure to complete the merger by that time is due to a misrepresentation, breach of warranty or failure to fulfill a covenant by the party seeking to terminate the agreement. See "--Terminating the Merger Agreement."

Conditions to Completing the Merger

         First Capital's and Hometown's obligations to consummate the merger are conditioned on the following:

         .   approval of the merger agreement by Hometown stockholders;

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

         . receipt of all required regulatory approvals without any conditions that would materially and adversely impact the benefits of the merger to First Capital and the expiration of all statutory waiting periods;

         . no party to the merger being subject to any legal order that prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

         . the registration statement of which this proxy statement-prospectus forms a part being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state "blue sky" approvals;

         . receipt by each of us of all consents and approvals from third parties (other than those required from government agencies) required to complete the merger, unless failure to obtain those consents or approvals would not have a material adverse effect on First Capital after completion of the merger;

         . receipt by each of us of an opinion from Muldoon Murphy & Faucette LLP to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of
             Section 368(a) of the Internal Revenue Code; and

         . the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, and receipt of a certificate signed by the other party's chief executive officer and chief financial officer to that effect.

         The obligation of Hometown to complete the merger is also conditioned on First Capital having deposited the cash portion of the merger consideration with the exchange agent.

         The obligation of First Capital to complete the merger is also conditioned upon the total stockholders' equity of Hometown being at least $6.8 million as of December 31, 2002 according to its audited balance sheet, exclusive of any payments made or expenses incurred by Hometown in connection with this merger or any actions taken at the request of First Capital.

         We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

         Hometown has agreed that, until completion of the merger and unless permitted by First Capital, neither it nor its subsidiaries will:

         General Business

         . conduct its business other than in the regular, ordinary and usual course consistent with past practice;

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         .   fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

         . take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

         Indebtedness

         . incur any indebtedness or become responsible for the obligations of any person or entity, other than the creation of deposit liabilities, purchases of Federal Funds, borrowings from the Federal Home Loan Bank or the Federal Reserve Bank of St. Louis that mature within one year, entry into repurchase agreements fully secured by U.S. government agency securities, bankers acceptances, treasury tax and loan accounts established the ordinary course of business, and sales of certificates of deposit that mature within five years;

         .   purchase any brokered certificate of deposit;

         . prepay any such indebtedness so as to cause itself to incur a prepayment penalty thereunder;

         Capital Stock

         .   adjust, split, combine or reclassify its capital stock;

         . pay any cash or stock dividends or make any other distribution on its capital stock;

         . grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

         . issue any securities convertible or exercisable for any shares of its capital stock;

         Dispositions

         . dispose of any of its material assets or cancel or release any indebtedness, other than in the ordinary course of business or pursuant to commitments existing as of the date of the merger agreement;

         Investments

         . make any equity investment other than pursuant to commitments existing as of the date of the merger agreement (other then foreclosures in connection with satisfaction of loans in the ordinary course of Hometown National's business);

         . purchase outside the ordinary course of business any property or assets of any other individual or corporation;

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         Contracts

         . enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving the payment of less than $20,000 per year, and those specifically permitted by the merger agreement;

         Loans

         . make, renew, increase, extend or purchase any loans, advances, credit enhancements or extensions, other than existing loan commitments and those in conformity with lending policies in effect as of the date of the merger agreement in amounts not to exceed an aggregate of $350,000 with respect to any one borrower, or $500,000 if such loan is approved at a meeting of the board of directors of Hometown National;

         . make or increase any loan or extension of credit or commit to make or increase any such loan or extension of credit to any director or executive officer of Hometown or Hometown National, except for loans or extensions of credit on terms made available to the general public;

         Employees

         . increase the compensation or fringe benefits of any of its employees or directors, except in the ordinary course of business consistent with past practice;

         . pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any employees or directors;

         . become a party to, amend or commit to any benefit plan or employment agreement;

         . voluntarily accelerate the vesting or the lapsing of any restrictions with respect to any stock options or other stock-based compensation;

         .   elect any new executive officer or director;

         . hire any employee with an annual total compensation in excess of $50,000;

         Settling Claims

         . settle any claim against it for more than $25,000 or impose or agree to material restrictions on its operations;

         Governing Documents

         .   amend its articles of incorporation or bylaws;

         Sale of Securities

         . restructure or materially change its investment securities portfolio or its interest rate risk position through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

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         Investment in Debt Securities

         . make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

         Capital Expenditures

         . make any capital expenditures other than pursuant to binding commitments and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes or other obligations due and owing;

         Branches

         . establish or commit to establish any new branch or other office or file an application to relocate or terminate the operation of an existing banking office;

         Accounting

         . change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory guidelines;

         Merger Agreement

         . take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

         . knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under 368(a) of the IRC; and

         Other Agreements

         . agree to take, commit to take any or adopt any resolutions in support of any of the foregoing actions.

         First Capital has agreed that, until the completion of the merger and unless permitted to by Hometown, it will not:

         . take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

         . take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

         . knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under 368(a) of the IRC;

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

         . amend its articles of incorporation or bylaws in a manner that would materially and adversely effect the benefits of the merger to Hometown stockholders;

         . enter into any agreement with a third party that could reasonably be expected to result in the merger with Hometown not being consummated or that would change the kind of consideration that Hometown stockholders would receive upon closing; and

         . agree to take, commit to take or adopt any resolutions in support of any of the foregoing actions.

Covenants of Hometown and First Capital in the Merger Agreement

         Agreement Not to Solicit Other Proposals. Hometown has agreed not to initiate, solicit, encourage, facilitate, obtain or endorse any acquisition proposal with a third party. An acquisition proposal includes the following:

         . any merger, consolidation, share exchange, business combination, or other similar transaction involving Hometown or its subsidiaries;

         . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Hometown outside of the regular course of business;

         . any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Hometown; and

         . any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Despite the agreement of Hometown not to solicit other acquisition proposals, the board of directors of Hometown may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the Hometown board of directors:

         . reasonably expects that the acquisition proposal will result in a more favorable transaction (a "superior proposal") than the transaction contemplated by the merger agreement with First Capital; and

         . after consultation with and receipt of advice from outside legal counsel, in good faith deems such action to be required in order for the board of directors to comply with its fiduciary duties to Hometown stockholders under applicable law.

         If Hometown receives a proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, Hometown must notify First Capital and provide First Capital with information about the third party and its proposal.

         Employee Matters. Subject to determination of its staffing needs, each person who is an employee of Hometown National as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of First Harrison. First Capital will make available employer provided health and other employee welfare benefit plans to each continuing employee on the same basis that it provides such coverage to First Capital employees. Former employees of Hometown National will be eligible to participate in First Capital's 401(k) plan and employee stock ownership plan with full credit for prior service with Hometown for purposes of eligibility and vesting. First Capital has also agreed to honor all vested benefits or other vested amounts earned or accrued under Hometown employee benefit plans, contracts and arrangements.

         Indemnification of Hometown Officers and Directors. First Capital has agreed to indemnify and hold harmless each present and former director and officer of Hometown for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Indiana law as in effect at the time of closing. First Capital has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage, or provide a policy providing comparable coverage and amounts on terms no less favorable than Hometown's current policy, for the benefit of Hometown's directors and officers who are currently covered by insurance for six years following consummation of the merger, subject to a cap on the amount of annual premiums.

         Certain Other Covenants. The merger agreement also contains other agreements relating to our conduct before consummation of the merger, including the following:

         . After all requisite approvals and third party consents necessary to consummate the merger are obtained, Hometown National will modify and change its loan, litigation, real estate valuation and investment and asset/liability management policies and practices so as to be consistent with those of First Harrison.

         . Hometown will give First Capital and First Capital will give Hometown reasonable access during normal business hours to each's property, books, records and personnel and furnish all information either party may reasonably request. First Capital and Hometown agree that they will keep confidential all such information and documents unless the information was already known, becomes available, is disclosed with prior written consent from the other party or becomes readily ascertainable from published information.

         . Hometown will promptly provide First Capital with a copy of all documents filed with the Securities and Exchange Commission, each report filed with its banking regulators, each management report provided to its board of directors and each public press release.

         . Hometown will meet with First Capital on a regular basis to discuss and plan for the conversion of Hometown's data processing and related electronic information systems.

         . First Capital and Hometown will use their reasonable best efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions.

         . First Capital and Hometown will use their reasonable best efforts to obtain all third party consents necessary to consummate the merger.

         . First Capital and Hometown will take any necessary action to exempt First Capital, First Harrison and this transaction from any anti-takeover provisions contained in either party's articles of incorporation or bylaws or federal or state law.

         . First Capital and Hometown will use all reasonable efforts to take all actions necessary to consummate the merger and the transactions contemplated by the merger agreement.

         . Hometown and First Capital will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange or market.

         . First Capital will file a registration statement, of which this proxy statement-prospectus forms a part, with the Securities and Exchange Commission registering the shares of First Capital common stock to be issued in the merger to Hometown stockholders.

         . Hometown will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement. The Hometown board of directors will recommend at the stockholder meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval, unless it determines that such actions would not comply with its fiduciary obligations to Hometown stockholders.

         . Prior to completion of the merger, First Capital will notify The Nasdaq Stock Market of the additional shares of First Capital common stock that First Capital will issue in exchange for shares of Hometown common stock.

         . Hometown will use its reasonable best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act to deliver to First Capital a letter to the effect that such person will comply with Rule 145.

         . First Capital and Hometown will notify each other of any material contract defaults and any events that, so far as can be foreseen at the time of its occurrence, would reasonably be likely to result in a material adverse effect on the other. They also will notify each other of any communication from a third party regarding the need to obtain that party's consent in connection with the merger.

Representations and Warranties Made by First Capital and Hometown in the Merger Agreement

         First Capital and Hometown have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on our business, financial condition or results of operations. See "--Conditions to Completing the Merger."

Terminating the Merger Agreement

         The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by Hometown stockholders, as follows:

         .   with the mutual written consent of First Capital and Hometown;

         . by either party, if the stockholders of Hometown fail to approve the merger agreement (provided that Hometown will only be entitled to terminate for this reason if it has complied with its obligations under the merger agreement with respect to its stockholder meeting);

     . by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement;

     . by either party, if the merger is not consummated by June 30, 2003, unless failure to complete the merger by that time is due to a misrepresentation, breach of a warranty or failure to fulfill a covenant by the party seeking to terminate the agreement;

     . by either party, if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that cannot be cured within a specified time and that would have a material adverse effect on the other party; or

     . by First Capital, if the board of directors of Hometown does not recommend approval of the merger in the proxy statement-prospectus or withdraws or revises its recommendation or takes any action in a manner adverse to First Capital.

Termination Fee

     The merger agreement requires Hometown to pay First Capital a fee of $175,000 if First Capital terminates the merger agreement as a result of the failure of Hometown's board of directors to recommend approval of the merger or the withdrawal, qualification or revision of its recommendation to approve the merger. If within 12 months after such termination, Hometown consummates or enters into an agreement with respect to an acquisition proposal, Hometown must pay an additional termination fee of $175,000.

     The merger agreement also requires Hometown to pay First Capital a fee of $350,000 if within 12 months after the merger agreement is terminated, Hometown consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

     . if First Capital terminates the merger agreement as a result of a willful breach of the merger agreement by Hometown, and an acquisition proposal from a third party with respect to Hometown has been publicly announced, disclosed or communicated or made known to Hometown at any time after the date of the merger agreement and prior to the date of termination; or

     . if either party terminates the merger agreement as a result of the failure of Hometown's stockholders to approve the merger, and an acquisition proposal from a third party has been publicly announced, disclosed or communicated or made known to Hometown at any time after the date of the merger agreement and prior to the date of the Hometown stockholders' meeting.

     Under no circumstances will Hometown be required to pay more than $ 350,000 in the aggregate under the termination fee provisions.

     The merger agreement also requires First Capital to pay Hometown a fee of $350,000 if Hometown terminates the merger agreement as a result of First Capital's willful breach of the merger agreement and an acquisition proposed from a third party to First Capital has been publicly announced, disclosed or communicated or made known to First Capital at any time after the date of the merger agreement and prior to the date of termination, and if within 12 months after such termination, First Capital consummates or enters into any agreement with respect to an acquisition proposal.

Expenses

     Each of First Capital and Hometown will pay its own costs and expenses incurred in connection with the merger, except that First Capital and Hometown will share equally the expense of filing, printing and mailing to Hometown's stockholders this proxy statement-prospectus.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, First Capital and Hometown may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by Hometown stockholders, First Capital and Hometown can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by Hometown's stockholders under the terms of the merger.

                         Pro Forma Financial Information

     The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2002 and the unaudited pro forma condensed combined consolidated statements of income for nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the pending merger, accounted for as a purchase.

     The unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of First Capital and Hometown under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated at the end of the period presented. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger as if the merger had been consummated on January 1 of each of the periods presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to the anticipated cost savings in connection with the merger.

     You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of First Capital and Hometown, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. In addition, First Capital will incur costs in acquiring Hometown. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.

     Pro forma per share amounts for the combined company are based on a 2.735 exchange ratio.

                FIRST CAPITAL, INC. AND HOMETOWN BANCSHARES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002

(In thousands)                                                                                 Pro Forma
                                                               Historical                     Adjustments
                                                       ---------------------------   -------------------------------
                                                          First                                                         Pro Forma
                                                         Capital        Hometown        Debit                 Credit     Combined
ASSETS
Cash and due from banks .............................   $   7,169       $  1,820     $    180   (d),(e)       $ 5,595    $   3,574
Interest bearing deposits with banks ................       3,186          3,269           --                      --        6,455
Securities available for sale, at fair value ........      67,714          1,764           --                      --       69,478
Securities held to maturity .........................       1,647          2,110           --                      --        3,757
Federal funds sold ..................................          --          8,120           --                      --        8,120
Loans receivable, net ...............................     211,096         64,048           --                      --      275,144
Federal Reserve Bank stock ..........................          --            180           --   (d)               180           --
Federal Home Loan Bank stock ........................       2,482            200           --                      --        2,682
Premises and equipment ..............................       6,774          2,284           75   (c)                --        9,133
Goodwill ............................................          --             --        3,042   (e)                --        3,042
Amortizable core deposit intangible .................          --             --          894   (e)                --          894
Other assets ........................................       3,631            686           --                      --        4,317
                                                        ---------       --------     --------                 -------    ---------

     Total Assets                                       $ 303,699       $ 84,481     $  4,191                 $ 5,775    $ 386,596
                                                        =========       ========     ========                 =======    =========

LIABILITIES
Deposits ............................................   $ 215,925       $ 76,710     $     --                 $    --    $ 292,635
Borrowed funds ......................................      49,508             --           --                      --       49,508
Accrued interest payable ............................       1,207            238           --                      --        1,445
Other liabilities ...................................       1,269            157           --   (a-c)             508        1,934
                                                        ---------       --------     --------                 -------    ---------

     Total Liabilities                                    267,909         77,105           --                     508      345,522
                                                        ---------       --------     --------                 -------    ---------

STOCKHOLDERS' EQUITY
Preferred stock .....................................          --             --           --                      --           --
Common stock ........................................          26          5,973        5,973   (e)                 3           29
Additional paid-in capital ..........................      12,938             --           --   (e)             5,333       18,271
Retained earnings ...................................      22,551          1,407        1,459   (a-c),(e)          --       22,499
Accumulated other comprehensive income (loss) .......       1,004             (4)          --   (e)                 4        1,004
Unearned stock compensation plans ...................        (612)            --           --                      --         (612)
Treasury stock, at cost .............................        (117)            --           --                      --         (117)
                                                        ---------       --------     --------                 -------    ---------
     Total stockholders' equity                            35,790          7,376        7,432                   5,340       41,074
                                                        ---------       --------     --------                 -------    ---------
     Total Liabilities and
      Stockholders' Equity                              $ 303,699       $ 84,481     $  7,432                 $ 5,848    $ 386,596
                                                        =========       ========     ========                 =======    =========

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                FIRST CAPITAL, INC. AND HOMETOWN BANCSHARES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(In thousands)                                                                    Pro Forma
                                                        Historical               Adjustments
                                               --------------------------      -----------------
                                                                                                    Pro Forma
                                               First Capital     Hometown      Debit     Credit      Combined
INTEREST INCOME
Loans, including fees .......................     $11,582         $ 3,311      $  --      $   --      $14,893
Securities ..................................       2,323             302         --          --        2,625
Dividends ...................................         107              17         --          --          124
Federal funds sold and interest-
   bearing deposits with banks ..............         153             170         --          --          323
                                                  -------         -------      -----      ------      -------
    Total interest income ...................      14,165           3,800         --          --       17,965
                                                  -------         -------      -----      ------      -------

INTEREST EXPENSE
Deposits ....................................       4,688           1,978         --          --        6,666
Borrowed funds ..............................       1,998              --         --          --        1,998
                                                  -------         -------      -----      ------      -------
   Total interest expense ...................       6,686           1,978         --          --        8,664
                                                  -------         -------      -----      ------      -------

   Net interest income ......................       7,479           1,822         --          --        9,301

Provision for loan losses ...................         155             329         --          --          484
                                                  -------         -------      -----      ------      -------
   Net interest income after
     provision for loan losses ..............       7,324           1,493         --          --        8,817

NONINTEREST INCOME
Service charges on deposit accounts .........       1,013             225         --          --        1,238
Gain on sale of mortgage loans ..............          --              90         --          --           90
Other income ................................         250              27         --          --          277
                                                  -------         -------      -----      ------      -------
   Total noninterest income .................       1,263             342         --          --        1,605
                                                  -------         -------      -----      ------      -------
NONINTEREST EXPENSES
Compensation and benefits ...................       2,676             795         --          --        3,471
Occupancy and equipment .....................         677             136         --          --          813
Other expenses ..............................       1,542             348         --          --        1,890
                                                  -------         -------      -----      ------      -------
   Total noninterest expenses ...............       4,895           1,279         --          --        6,174
                                                  -------         -------      -----      ------      -------

   Income before income taxes ...............       3,692             556         --          --        4,248

Income tax expense ..........................       1,296             210         --          --        1,506
                                                  -------         -------      -----      ------      -------

  Net Income ................................     $ 2,396         $   346      $  --      $   --      $ 2,742
                                                  =======         =======      =====      ======      =======

  Net Income per common share, basic ........     $  0.97         $  1.51                             $  0.98
                                                  =======         =======                             =======

 Net income per common share, diluted .......     $  0.96         $  1.51                             $  0.97
                                                  =======         =======                             =======

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                FIRST CAPITAL, INC. AND HOMETOWN BANCSHARES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands)                                                                      Pro Forma
                                                         Historical                Adjustments
                                                  -------------------------  -----------------------
                                                   First                                               Pro Forma
                                                  Capital        Hometown       Debit       Credit      Combined
INTEREST INCOME
   Loans, including fees                          $ 15,462        $ 4,699         $ -         $ -       $ 20,161
   Securities                                        2,975            358           -           -          3,333
   Dividends                                           130             24           -           -            154
   Federal funds sold and interest-bearing
   deposits with banks                                 393            721           -           -          1,114
                                                  --------        -------         ---         ---       --------
      Total interest income                         18,960          5,802           -           -         24,762
                                                  --------        -------         ---         ---       --------

INTEREST EXPENSE
   Deposits                                          7,680          3,723           -           -         11,403
   Borrowed funds                                    2,162             -            -           -          2,162
                                                  --------        -------         ---         ---       --------
      Total interest expense                         9,842          3,723           -           -         13,565
                                                  --------        -------         ---         ---       --------

      Net interest income                            9,118          2,079           -           -         11,197

   Provision for loan losses                            66            106           -           -            172
                                                  --------        -------         ---         ---       --------
      Net interest income after provision
      for loan losses                                9,052          1,973           -           -         11,025

NONINTEREST INCOME
   Service charges on deposit accounts               1,230            207           -           -          1,437
   Gain on sale of mortgage loans                      124            329           -           -            453
   Gain on sale of securities                           15              -           -           -             15
   Other income                                        306            111           -           -            417
                                                  --------        -------         ---         ---       --------
      Total noninterest income                       1,675            647           -           -          2,322
                                                  --------        -------         ---         ---       --------

NONINTEREST EXPENSES
   Compensation and benefits                         3,198          1,256           -           -          4,454
   Occupancy and equipment                             741            165           -           -            906
   Other expenses                                    1,975            442           -           -          2,417
                                                  --------        -------         ---         ---       --------
      Total noninterest expenses                     5,914          1,863           -           -          7,777
                                                  --------        -------         ---         ---       --------
      Income before income taxes                     4,813            757           -           -          5,570
   Income tax expense                                1,714            276           -           -          1,990
                                                  --------        -------         ---         ---       --------
      Net Income                                  $  3,099        $   481         $ -         $ -       $  3,580
                                                  ========        =======         ===         ===       ========
   Net income per common share, basic             $   1.26        $  2.32                               $   1.30
                                                  ========        =======                               ========
   Net income per common share, diluted           $   1.25        $  2.32                               $   1.29
                                                  ========        =======                               ========

 See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of First Capital and Hometown and is presented to give effect to the proposed merger described in Note 1. The merger will be accounted for as a purchase under the assumptions and adjustments set forth below. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of First Capital and Hometown, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated as of the date or during the periods for which the pro forma information is presented.

Note 1.  Basis of Presentation

On September 25, 2002, First Capital, Inc. ("acquiror"), the thrift holding company for First Harrison Bank, and Hometown, the bank holding company for Hometown National Bank, entered into an Agreement and Plan of Merger whereby each of the issued and outstanding common shares of Hometown will be exchanged for shares of First Capital or $46.50 in cash per share. The number of shares of First Capital common stock to be exchanged for each share of Hometown common stock will be based on the average closing price of First Capital common stock over a twenty day trading period shortly before the closing of the merger. Elections to receive stock, cash or a combination of stock and cash by the shareholders of Hometown will be limited by a requirement that 50% of the total number of outstanding shares of Hometown common stock be exchanged for First Capital common stock. It is anticipated that the merger will be consummated in the first quarter of 2003.

Under generally accepted accounting principles, the merger will be accounted for using the purchase method of accounting and, as such, the assets and liabilities acquired will be recorded at fair value. In accordance with Statement of Financial Account Standards No. 142 (SFAS 142), Goodwill and Other Tangible Assets, goodwill acquired in a business combination for which the acquisition date is after June 30, 2001 shall not be amortized. Goodwill must be tested for impairment in future periods following the business combination. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. Also, in accordance with this statement, intangible assets other than goodwill acquired in a business combination for which the acquisition date is after June 30, 2001, shall be amortized based on the estimated useful life of the intangible asset unless that life is determined to be indefinite.

The audited pro forma condensed combined balance sheet assumes the merger was consummated on September 30, 2002 and the fair value of assets acquired and liabilities assumed approximate the carrying value in the historical financial statements of Hometown. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL STATEMENTS - CONTINUED

Note 2.  Accounting Policies and Financial Statement Classifications

The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

Note 3.  Merger- and Restructuring-Related Charges

A liability of $180,000 (pre-tax) has been recorded in the unaudited pro forma combined balance sheet to reflect First Capital's best estimate of merger- and restructuring-related charges in connection with the merger. This liability resulted in a $52,000 after-tax charge to retained earnings in the unaudited pro forma combined balance sheet.

Merger- and restructuring-related charges include additional office supplies and signage expenses relating to the name change at the Hometown locations, expenses related to conversion of Hometown's data processing systems, and capital expenditures for data processing equipment. The effect of the proposed charge has been reflected in the unaudited pro forma combined balance sheet as of September 30, 2002. However, since the proposed charge is nonrecurring, it has not been reflected in the unaudited pro forma combined statements of income.

Note 4.  Pro Forma Earnings Per Share

The pro forma combined earnings per share information for the nine month period ended September 30, 2002 and the year ended December 31, 2001, has been computed based on the pro forma combined weighted average common shares outstanding for each period as if the merger had occurred at the beginning of the earliest period presented. The basic and fully diluted weighted average common shares outstanding for First Capital were adjusted to include the converted Hometown weighted average common shares outstanding. In accordance with the merger agreement, 50% of the outstanding common shares of Hometown will be converted into common shares of First Capital at an exchange ratio of 2.735.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL STATEMENTS - CONTINUED

Note 5.  Pro forma Adjustments

The following is a summary of the pro forma adjustments to reflect the proposed business combination and the effect of merger and restructuring related expenses in the pro forma balance sheet:

                                            Debit              Credit
                                                 (In thousands)

 (a).    Retained earnings                  $208
          Other liabilities                                    $208

         Pro forma adjustment to recognize a liability for estimated merger transaction costs of Hometown incurred prior to or coincident with consummation of the merger. (No income tax benefit has been assumed)

 (b).    Retained earnings                  $173
          Other liabilities                                    $173

         Pro forma adjustment to recognize a liability, net of tax benefit, for amounts payable by Hometown pursuant to the severance and non-competition agreement with C. Ronald Clark coincident with consummation of the merger. (Total severance and non-competition payments to Mr. Clark of $270,000, net of income tax benefit of $97,000)

 (c).    Premises and equipment             $ 75
         Retained earnings                    52
          Other liabilities                                    $127

         Pro forma adjustment to recognize a liability, net of tax benefit, for non-recurring merger and restructuring-related expenses and for capital expenditures for data processing equipment. See Note 3 for additional information.

 (d).    Cash and due from banks            $180
          Federal Reserve Bank stock                           $180

         Pro forma adjustment to record expected redemption of Federal Reserve Bank stock of Hometown consummation of merger.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL STATEMENTS - CONTINUED

Note 5. Pro forma Adjustments - continued

                                                               Debit      Credit
                                                                (In thousands)
(e) Amortizable core deposit intangible                      $  894
    Goodwill                                                  3,042
    Common stock                                              5,973
    Retained earnings                                         1,026
        Accumulated other comprehensive income                            $     4
        Cash and due from banks                                             5,595
        Common stock                                                            3
        Additional paid-in capital                                          5,333

    Pro forma adjustment to recognize estimated core deposit intangible and goodwill for the acquisition of Hometown using the purchase method of accounting. For the purpose of the pro forma presentation, management has assumed that the fair values of assets acquired and liabilities assumed approximate their carrying amounts. Management has assumed an estimated core deposit intangible at 5% of core deposits at September 30, 2002, defined as total demand and savings deposits of Hometown of approximately $17.9 million. Management expects to amortize the core deposit intangible over an estimated economic life of six years.

    Following is a summary of the excess of cost over the fair value of acquired net assets (goodwill) recognized in the pro forma balance sheet:

                                                                                    (In thousands)
    Expected cost of acquired entity:
        Common stock of First Capital to be issued in
        exchange for 114,750 common shares of
        Hometown Bancshares (50%) at an exchange ratio of 2.735,
        313,840 shares at an average closing price of $17.00                         $  5,336

        Cash consideration for 114,750 common shares of
        Hometown Bancshares (50%) at $46.50 per share                                   5,336

        Estimated direct costs of the business combination                                259
                                                                                     --------
                  Total expected cost of Hometown                                                   $10,931

    Pro forma estimated fair value of acquired assets and
        (liabilities) as of September 30, 2002:
        Total carrying amount of assets                                              $ 84,481
        Estimated value of core deposit intangible                                        894
        Total carrying amount of liabilities                                          (77,105)
        Pro forma adjustment to recognize liabilities
          of Hometown in connection with the merger                                      (381)
                  Pro forma net assets acquired                                      --------         7,889
                                                                                                    -------
                  Estimated goodwill                                                                $ 3,042
                                                                                                    =======

                   A Warning About Forward-Looking Statements

     This proxy statement-prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of First Capital and Hometown, as well as certain information relating to the merger. These statements are preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

     . expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     .    revenues following the merger may be lower than expected;

     . competitive pressures among financial services companies may increase significantly;

     . costs or difficulties related to the integration of the business of First Capital and Hometown may be greater than expected;

     .    changes in the interest rate environment may reduce interest margins;

     . general economic conditions, either nationally or in Indiana, may be less favorable than expected;

     . legislative or regulatory changes may adversely affect the business in which First Capital or Hometown is engaged; and

     .    changes may occur in the securities markets.

     First Capital does not intend to update or otherwise revise any forward-looking statements to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, First Capital does not intend to update or revise the forward-looking statements to reflect changes in general economic or industry conditions.

     See "Where You Can Find More Information."

                    Description of First Capital Common Stock

General

     First Capital is authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of First Capital's common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Common Stock

     Dividends. First Capital can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. The payment of dividends by First Capital is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of First Capital are entitled to receive and share equally in any dividends as may be declared by the board of directors of First Capital out of funds legally available for the payment of dividends. If First Capital issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. The holders of common stock of First Capital possess exclusive voting rights in First Capital. They elect First Capital's board of directors and act on any other matters as are required to be presented to them under applicable law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. First Capital's articles of incorporation, however, provide that a holder of First Capital common stock who owns, together with certain affiliates or persons acting in concert, in excess of 10% of the then-outstanding shares of common stock cannot vote any shares in excess of 10% unless permitted by the board of directors of First Capital. If First Capital issues preferred stock, holders of preferred stock may also possess voting rights. Certain matters require the vote of 80% of the outstanding shares entitled to vote thereon.

     Liquidation. In the event of liquidation, dissolution or winding up of First Capital, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Capital available for distribution. If First Capital issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of First Capital are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     First Capital may issue preferred stock with such designations, powers, preferences and rights as First Capital's board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger and there are no plans to issue preferred stock.

                      Comparison of Rights of Stockholders

     The rights of stockholders of First Capital are currently governed by First Capital's articles of incorporation, bylaws and applicable provisions of the Indiana Business Corporation Law. The rights of stockholders of Hometown are currently governed by Hometown's articles of incorporation, bylaws and applicable provisions of the Indiana Business Corporation Law. If we complete the merger, Hometown stockholders who elect to receive stock and who do not exercise dissenters' rights will receive First Capital common stock and will become First Capital stockholders and their rights will likewise be governed by First Capital's articles of incorporation and bylaws.

     Because First Capital and Hometown are both organized under the laws of the state of Indiana, any differences in your rights as a stockholder of Hometown and First Capital will arise solely from differences in the articles of incorporation and bylaws of First Capital and Hometown rather than from differences of law. This summary is not a complete discussion of the First Capital and Hometown articles and bylaws, and it is qualified in its entirety by reference to those documents. Copies of First Capital's articles and bylaws are on file with the SEC. Copies of Hometown's articles and bylaws may be requested in writing from C. Ronald Clark, Chairman and Chief Executive Officer, Hometown Bancshares, Inc. 3131 Grant Line Road, New Albany, Indiana 47150.

                                Authorized Stock
--------------------------------------------------------------------------------
            First Capital                              Hometown
--------------------------------------    --------------------------------------

..  The First Capital articles of          .  The Hometown articles of
   incorporation authorizes 6,000,000        incorporation authorize 925,000
   shares of capital stock, consisting       shares of capital stock, consisting
   of 5,000,000 shares of common             of 900,000 shares of common stock,
   stock, $.01 par value, and                no par value, and 25,000 shares of
   1,000,000 shares of serial                preferred stock, no par value.
   preferred stock, $.01 par value.

..  As of September 30, 2002, there        .  As of September 30, 2002, there
   were 2,551,103 shares of First            were 229,550 shares of Hometown
   Capital common stock issued and           common stock issued and
   outstanding.                              outstanding.

..  As of September 30, 2002, there        .  Same.
   were no shares of preferred stock
   issued or outstanding.

                                  Voting Rights
--------------------------------------------------------------------------------
            First Capital                              Hometown
--------------------------------------    --------------------------------------

..  The holders of the common stock        .  Same.
   exclusively possess all voting
   power, subject to the authority of
   the board of directors to offer
   voting rights to the holders of
   preferred stock.

..  Each share of common stock is          .  Each share of common stock is
   entitled to one vote. Beneficial          entitled to one vote.
   owners of 10% or more of the
   outstanding stock are subject to
   voting limitations.

..  Holders of common stock may not        .  Holders of common stock may not
   cumulate their votes for the              cumulate their votes for the
   election of directors.                    election of directors.

               Required Vote for Authorization of Certain Actions
--------------------------------------------------------------------------------
            First Capital                              Hometown
--------------------------------------    --------------------------------------

..  At least 80% of the outstanding        .   Hometown's articles of
   shares of voting stock must approve        incorporation do not provide for
   certain "business combinations"            any special vote requirement or
   involving a "related person." In           vote limitation for authorization
   addition, a business combination           of certain actions. Accordingly, a
   with a related person must be              majority vote of the outstanding
   approved by at least a majority of         shares is sufficient to approve a
   outstanding shares of voting stock         business combination.
   other than shares beneficially
   owned by the related person. See
   "Selected Provisions In The
   Articles of Incorporation And
   Bylaws Of First Capital-- Business
   Combinations with Related Persons."
   However, if a two-thirds majority
   of directors not affiliated with
   the related person approves the
   business combination, a majority
   vote of the outstanding shares is
   sufficient to approve a business
   combination.

                                   Dividends
--------------------------------------------------------------------------------
            First Capital                              Hometown
--------------------------------------    --------------------------------------

..  Holders of common stock are            .   Holders of common stock are
   entitled, when declared by the             entitled, when declared by the
   First Capital board, to receive            Hometown board, to receive
   dividends, subject to the rights of        dividends.
   holders of preferred stock.

                             Stockholders' Meetings
--------------------------------------------------------------------------------
            First Capital                              Hometown
--------------------------------------    --------------------------------------

..  First Capital must deliver notice      .   Same.
   of the meeting and, in the case of
   a special meeting, a description of
   its purpose no fewer than ten days
   and no more than 60 days before the
   meeting to each stockholder
   entitled to vote.

..  The chairman of the board or the       .   Hometown's articles of
   highest ranking officer present            incorporation and bylaws and the
   will chair the meeting.                    Indiana Business Corporation Law
                                              do not specify who will chair the
                                              meeting.

..  Only the chairman or a majority of     .   The chairman of the board, a
   the board of directors may call a          majority of the board of directors
   special meeting.                            or at least one-third of the
                                              shares entitled to vote may call a
                                              special meeting.

..  For purposes of determining            .   For purposes of determining
   stockholders entitled to vote at a         stockholders entitled to vote at a
   meeting, the board of                      meeting, the board of
   directors may fix a record date           directors may fix a record date
   that is not less than ten days more       that is not more than 70 days
   than 70 days before the meeting.          before the meeting.

..  The board of directors or any          .  Same.
   stockholder of any class of capital
   stock entitled to vote for the
   election of directors may nominate
   directors for election or propose
   new business.

..  To nominate a director or propose      .  There are no prior notice
   new business, stockholders must           requirements for making nominations
   give written notice to the                or proposing new business.
   Secretary of First Capital not less
   than 30 days nor more than 60 days
   prior to the meeting. However, if
   First Capital gives less than 31
   days' notice of the meeting to the
   stockholders, written notice of the
   stockholder proposal or nomination
   must be delivered to the Secretary
   within ten days of the date notice
   of the meeting was mailed to
   stockholders. Each notice given by
   a stockholder with respect to a
   nomination to the board of
   directors or proposal for new
   business must include certain
   information regarding the nominee
   or proposal and the stockholder
   making the nomination or proposal.

                       Action by Stockholders Without a Meeting
--------------------------------------------------------------------------------
             First Capital                               Hometown
--------------------------------------    --------------------------------------

..  Any action that requires the           .  Same.
   approval of the stockholders may be
   taken without a meeting by the
   unanimous written consent of all
   stockholders entitled to vote on
   the action.

                               Board of Directors
--------------------------------------------------------------------------------
             First Capital                               Hometown
--------------------------------------    --------------------------------------

..  The articles of incorporation and      .  The bylaws provide that the number
   bylaws provide that the number of         of directors shall consist of not
   directors shall be no fewer than          less than five nor more than 20
   five nor more than 15 and that the        members, the exact number to be set
   board of directors shall fix the          by resolution of the board  of
   number of directors by resolution.        directors

..  There are currently 12 members of      .  There are currently 11 members of
   the First Capital board of                the Hometown board of directors.
   directors.

..  The board of directors is divided      .  All directors of Hometown are in
   into three classes as equal in            the same class; each director holds
   number as possible and                    office for one year and is elected
   approximately one-third of the            at each annual meeting.
   directors are elected at each
   annual meeting.

..  Vacancies on the board of directors    .  Vacancies may be filled by majority
   will be filled by the remaining           vote of the remaining directors
   directors or by the stockholders at       until the next stockholders'
   the next annual meeting.                  meeting at which directors are
                                             elected.

..  Directors may be removed only for      .  Directors may be removed with or
   cause by the vote of at least             without cause at any time by a vote
   two-thirds of the outstanding             of at least 75% of the board of
   shares entitled to vote for               directors. Directors may be removed
   directors. Cause for removal is           with cause by a majority vote of
   deemed to exist only if the               the stockholders entitled to vote.
   director is convicted of a felony
   or found by a court to be liable
   for gross negligence or misconduct
   in the performance of the
   director's duties to First Capital.

                             Amendment of the Bylaws
--------------------------------------------------------------------------------
             First Capital                               Hometown
--------------------------------------    --------------------------------------

..  The bylaws may be amended or           .  The bylaws may be amended or
   repealed only with the approval of        repealed with the approval of at
   at least two-thirds of the board of       least a majority of the board of
   directors.                                directors, subject to the rights of
                                             the stockholders.

                   Amendment of the Articles of Incorporation
--------------------------------------------------------------------------------
             First Capital                               Hometown
--------------------------------------    --------------------------------------

..  The articles of incorporation may      .  The articles of incorporation maybe
   be amended or repealed upon               amended or repealed upon approval
   approval of at least two-thirds of        of at least a majority of the board
   the board of directors and by a           of directors and by a majority of
   majority of shares entitled to vote       shares entitled to vote on the
   on the matter, unless otherwise           matter unless otherwise provided in
   provided in the articles of               the articles of incorporation or
   incorporation or Indiana Business         Indiana law. However, amendments to
   Corporation Law. However,                 the articles of incorporation that
   amendments to the articles of             would revise the removal procedures
   incorporation that would revise the       for directors require approval by
   provisions relating to the number,        at least 80% of the outstanding
   terms and classification, election        shares.
   and removal procedures for
   directors, the process for calling
   special meetings of stockholders,
   voting restrictions applicable to
   beneficial owners of 10% or more of
   the voting stock, stockholder
   approval of business combinations
   with related persons, consideration
   of social and economic factors when
   evaluating a proposed business
   combination, indemnification of
   directors, officers and employees
   of First Capital, the election not
   to be governed by the Business
   Combinations Chapter of the Indiana
   Business Corporation Law, and
   amendment of the articles of
   incorporation require approval by
   at least a two-thirds vote of the
   outstanding shares.

              Selected Provisions in the Articles of Incorporation
                           and Bylaws of First Capital

     First Capital's articles of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of First Capital by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent board of directors or management of First Capital more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by First Capital's board of directors, but which First Capital stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in First Capital's articles of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

Business Combinations with Related Persons

     The articles of incorporation require the approval of the holders of at least 80% of First Capital's outstanding shares of voting stock to approve certain "business combinations" involving a "related person" except in cases where the proposed transaction has been approved in advance by a two-thirds vote of those members of First Capital's board of directors who are unaffiliated with the related person and were directors prior to the time when the related person became a related person.

     The term "related person" includes any individual or entity that owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of First Capital or an affiliate of the person or entity.

     A "business combination" includes:

     . any merger or consolidation of First Capital with or into any related person;

     . any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of First Capital or a subsidiary of First Capital;

     . any merger or consolidation of a related person with or into First Capital or a subsidiary of First Capital;

     . any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a related person to First Capital or a subsidiary of First Capital;

     . the issuance of any securities of First Capital or a subsidiary of First Capital to a related person;

     . the acquisition by First Capital or a subsidiary of First Capital of any securities of a related person;

     . any reclassification of common stock of First Capital or any recapitalization involving the common stock of First Capital; or

     .    any agreement or other arrangement providing for any of the foregoing.

Limitation on Voting Rights

     First Capital's articles of incorporation provide that no record owner of any outstanding First Capital common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of First Capital common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the articles of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of First Harrison or First Capital or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by First Capital to be beneficially, owned by such person and his or her affiliates.

Board of Directors

     Classified Board. The board of directors of First Capital is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of First Capital.

     Filling of Vacancies; Removal. The articles of incorporation provide that any vacancy occurring in the First Capital Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. The articles of incorporation of First Capital provide that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Special Meetings of Stockholders

     The articles of incorporation provide that only the Chairman or a majority of the board of directors of First Capital may call a special meeting of the stockholders of First Capital. Stockholders are not able to call a special meeting or require the board to do so. At a special meeting, the stockholders may consider only the business specified in the notice of meeting given by First Capital. This provision prevents stockholders from forcing stockholder consideration of a proposal between annual meetings over the opposition of the Chairman and the First Capital board by calling a special meeting of the stockholders.

Advance Notice Provisions for Stockholder Nominations and Proposals

     First Capital's bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of First Capital. A person may not be nominated for election as a director unless that person is nominated by or at the direction of First Capital's board of directors or by a stockholder who has given appropriate notice to First Capital before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given First Capital appropriate notice of its intention to bring that business before the meeting. First Capital's Secretary must receive notice of the nomination or proposal not less than 30 days and not more than 60 days prior to the annual meeting. A stockholder who desires to raise new business must provide certain information to First Capital concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide First Capital with certain information concerning the nominee and the proposing stockholder.

     Advance notice of nominations or proposed business by stockholders gives First Capital's board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

Preferred Stock

     The articles of incorporation authorize First Capital's board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although First Capital's board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. First Capital's board of directors will make any determination to issue shares with those terms based on its judgment as to the best interests of First Capital and its stockholders.

Amendment of Articles of Incorporation

     First Capital's articles of incorporation requires the affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the articles of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, calling special meetings, the number and classification of directors, director and officer indemnification by First Capital and amendment of First Capital's bylaws and articles of incorporation. These supermajority voting requirements make it more difficult for the stockholders to amend these provisions of the First Capital articles of incorporation.

                                  Legal Matters

     The validity of the shares of First Capital common stock to be issued in connection with the merger will be passed upon for First Capital by Muldoon Murphy & Faucette LLP, Washington, D.C.

     In addition, Muldoon Murphy & Faucette LLP, counsel to First Capital, will deliver an opinion concerning federal income tax consequences of the merger.

                                     Experts

     The financial statements of First Capital as of December 31, 2001 and 2000 and for each of the two fiscal years ended December 31, 2001 included in the Annual Report to Stockholders delivered together with this proxy statement-prospectus have been audited by Monroe Shine and Co., Inc., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Hometown as of December 31, 2001 and 2000 and for the two fiscal years ended December 31, 2001 have been included in this proxy statement-prospectus in reliance upon the report of Monroe Shine and Co., Inc., independent certified public accountants, with respect to those financial statements, and upon the authority of that firm as experts in accounting and auditing.

                       Where You Can Find More Information

     First Capital has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to Hometown stockholders of the shares of First

Capital common stock to be issued in connection with the merger. The registration statement, including the exhibits, contains additional relevant information about First Capital and First Capital common stock. The rules and regulations of the SEC allow First Capital to omit certain information included in the registration statement from this proxy statement-prospectus.

     First Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that First Capital files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. First Capital's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

     The SEC allows First Capital to "incorporate by reference" information into this proxy statement-prospectus. This means that First Capital can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that First Capital has previously filed with the SEC. These documents contain important information about First Capital's financial condition.

First Capital SEC Filings (File No. 0-25023)

     1. Annual Report on From 10-KSB for the year ended December 31, 2001
     2. Quarterly Reports on Form 10-KSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (the latter accompanying this proxy statement-prospectus in Appendix E.)
     3. Current Report on Form 8-K filed on September 30, 2002

     Documents incorporated by reference are available from First Capital without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Hometown at the following address:

            First Capital, Inc.
            220 Federal Drive, N.W.
            Corydon, Indiana 47112
            Attention: Joel E. Voyles, Corporate Secretary
            Telephone No.: (812) 738-2198

     If you would like to request documents from First Capital, please do so by __________ ___, 2003 in order to receive them before the special meeting of stockholders. If you request any incorporated documents, First Capital will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

     First Capital has supplied all information contained in this proxy statement-prospectus relating to First Capital, and Hometown has supplied all information relating to Hometown.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated __________ ___, 2003. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of First Capital's securities in the merger shall create any implication to the contrary.

                                                                      APPENDIX A

================================================================================



                          AGREEMENT AND PLAN OF MERGER


                         DATED AS OF SEPTEMBER 25, 2002


                                 BY AND BETWEEN


                               FIRST CAPITAL, INC.


                                       AND


                            HOMETOWN BANCSHARES, INC.



================================================================================

                          Agreement and Plan of Merger

     This is an Agreement and Plan of Merger, dated as of the 25th day of September, 2002 ("Agreement"), by and between First Capital, Inc., an Indiana corporation ("First Capital"), and Hometown Bancshares, Inc., an Indiana corporation ("Hometown").

                             Introductory Statement

     The Board of Directors of each of First Capital and Hometown (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of First Capital or Hometown, as the case may be, and in the best long-term interests of the stockholders of First Capital or Hometown, as the case may be, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies.

     The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

     First Capital and Hometown each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

     As a condition and inducement to First Capital's willingness to enter into this Agreement, each of the members of the Board of Directors of Hometown has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he (or she) will vote his (or her) shares of Hometown Common Stock in favor of this Agreement and the transactions contemplated hereby.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   Definitions

For purposes of this Agreement:

     "Acquisition Proposal" means with respect to a party any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving such party or any of its Subsidiaries;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of such party's consolidated assets outside of the regular course of business in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of such party's capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

     "Agreement" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

     "Articles of Merger" shall have the meaning given to that term in Section 2.3.

     "Bank Merger" shall have the meaning given to that term in Section 2.13.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Cash Consideration" shall have the meaning given to that term in Section 2.5(a).

     "Cash Election" shall have the meaning given to that term in Section
2.6(b).

     "Cash Election Shares" shall have the meaning given to that term in Section 2.6(b).

     "Cash Proration Factor" shall have the meaning given to that term in
Section 2.6(e)(ii)(B).

     "Certificate" shall have the meaning given to that term in Section 2.6(c).

     "Closing" shall have the meaning given to that term in Section 2.2.

     "Closing Date" shall have the meaning given to that term in Section 2.2.

     "Continuing Employee" shall have the meaning given to that term in Section 5.12(a).

     "CRA" means the Community Reinvestment Act.

     "Disclosure Letter" shall have the meaning given to that term in Section
3.1.

     "Dissenters' Shares" shall have the meaning given to that term in Section 2.12.

     "Effective Time" shall have the meaning given to that term in Section 2.3.

     "Election Deadline" shall have the meaning given to that term in Section 2.6(c).

     "Election Form" shall have the meaning given to that term in Section
2.6(a).

     "Election Modification Period" shall have the meaning given to that term in
Section 2.6(c).

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning given to that term in Section
2.6(c).

     "Exchange Ratio" shall have the meaning given to that term in Section
2.5(a).

     "Excluded Shares" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by First Capital (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

     "FDIA" means the Federal Deposit Insurance Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "First Capital" shall have the meaning given to that term in the preamble.

     "First Capital Common Stock" means the common stock, par value $.01 per share, of First Capital.

     "First Capital Price" means the average of the closing sales prices of First Capital Common Stock, as reported on The Nasdaq Stock Market, during the Measurement Period; provided, however, that in the event First Capital Common Stock does not trade on one or more of the trading days in the Measurement Period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which First Capital Common Stock actually traded during the Measurement Period.

     "First Capital Regulatory Filings" shall have the meaning given to that term in Section 3.3(g)(ii).

     "First Capital's Reports" shall have the meaning given to that term in
Section 3.3(g)(i).

     "First Harrison Bank" shall have the meaning given to that term in Section 2.13.

     "GAAP" means generally accepted accounting principles.

     "Government Regulator" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality.

     "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HOLA" means the Home Owners' Loan Act, as amended.

     "Hometown" shall have the meaning given to that term in the preamble.

     "Hometown Common Stock" means the common stock, no par value per share, of Hometown.

     "Hometown Employee Plans" shall have the meaning given to that term in
Section 3.2(r)(i).

     "Hometown National Bank" shall have the meaning given to that term in
Section 2.13.

     "Hometown Qualified Plan" shall have the meaning given to that term in
Section 3.2(r)(iv).

     "Hometown Regulatory Filings" shall have the meaning given to that term in
Section 3.2(g).

     "IBCL" means the Indiana Business Corporation Law.

     "Indemnified Party" shall have the meaning given to that term in Section 5.13(a).

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "knowledge" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

     "Letter of Transmittal" shall have the meaning given to that term in
Section 2.7(a).

     "Lien" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

     "Loan" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

     "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Mailing Date" shall have the meaning given to that term in Section 2.6(a).

     "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of Hometown or First Capital, as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both First Capital and Hometown, or to financial and/or depository institutions generally,
(ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of First Capital or Hometown taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

     "Maximum Insurance Amount" shall have the meaning given to that term in
Section 5.13(c).

     "Measurement Period" means the twenty consecutive trading days ending on the third business day prior to the Closing Date.

     "Merger" shall have the meaning given to that term in Section 2.1.

     "Merger Consideration" shall have the meaning given to that term in Section 2.5(a).

     "Mixed Election" shall have the meaning given to that term in Section
2.6(b).

     "NASD" means the National Association of Securities Dealers, Inc.

     "Non-Election" shall have the meaning given to that term in Section 2.6(b).

     "Non-Election Proration Factor" shall have the meaning given to that term in Section 2.6(e)(ii)(A).

     "Non-Election Shares" shall have the meaning given to that term in Section 2.6(b).

     "OTS" means the Office of Thrift Supervision.

     "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

     "Proxy Statement-Prospectus" shall have the meaning given to that term in
Section 5.9(a).

     "Registration Statement" shall have the meaning given to that term in
Section 5.9(a).

     "Representative" shall have the meaning given to that term in Section
2.6(b).

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shortfall Number" shall have the meaning given to that term in Section 2.6(e)(ii).

     "Stock Consideration" shall have the meaning given to that term in Section 2.5(a).

     "Stock Conversion Number" shall have the meaning given to that term in
Section 2.6(d).

     "Stock Election" shall have the meaning given to that term in Section
2.6(b).

     "Stock Election Number" shall have the meaning given to that term in
Section 2.6(b).

     "Stock Election Shares" shall have the meaning given to that term in
Section 2.6(b).

     "Stock Proration Factor" shall have the meaning given to that term in
Section 2.6(d).

     "Stockholder Meeting" shall have the meaning given to that term in Section 5.8.

     "Subsidiary" means a corporation, partnership, joint venture or other entity in which Hometown or First Capital, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

     "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) Hometown's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of Hometown than the transactions contemplated hereby, including any adjustments to the terms and conditions of such transactions proposed by First Capital in response to such Acquisition Proposal, and taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the entity making the Acquisition Proposal, (ii) is not conditioned on obtaining financing, and (iii) is for 100% of the outstanding shares of Hometown Common Stock.

     "Surviving Corporation" shall have the meaning given to that term in
Section 2.1.

     "taxes" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

                                   ARTICLE II
                                   The Merger

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Hometown will merge with and into First Capital ("Merger") at the Effective Time. At the Effective Time, the separate corporate existence of Hometown shall cease. First Capital shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger and shall continue to be governed by the IBCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

     2.2 Closing. The closing of the Merger (the "Closing") will take place in the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, Washington, DC at 10:00 a.m. on the date designated by First Capital within thirty days following satisfaction or waiver of the conditions to Closing set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the "Closing Date").

     2.3 Effective Time. In connection with the Closing, First Capital shall duly execute and deliver articles of merger (the "Articles of Merger") to the Indiana Secretary of State for filing pursuant to the IBCL. The parties will make all other filings or recordings required under the IBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Indiana Secretary of State or at such later date or time as First Capital and Hometown agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     2.4 Effects of the Merger. The Merger will have the effects set forth in the IBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, First Capital shall possess all of the properties, rights, privileges, powers and franchises of Hometown and be subject to all of the debts, liabilities and obligations of Hometown.

     2.5  Effect on Outstanding Shares of Hometown Common Stock.

          (a) Subject to the provisions of Section 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Hometown Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either (i) the right to receive $46.50 in cash without interest (the "Cash Consideration") or (ii) the number of shares of First Capital Common Stock equal to the Exchange Ratio (as defined below)(the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration." The "Exchange Ratio" shall be equal (rounded to the nearest one-thousandth) to (A) the result obtained by dividing $39.52 by the First Capital Price if the First Capital Price is less than $14.45, (B) 2.735 if the First Capital Price is (i) $14.45 or more and (ii) less than $19.55 or (C) the result obtained by dividing $53.47 by the First Capital Price if the First Capital Price is $19.55 or more.

          (b) Notwithstanding any other provision of this Agreement, no fraction of a share of First Capital Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, First Capital shall pay to each holder of Hometown Common Stock who would otherwise be entitled to a fraction of a share of First Capital Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the First Capital Price.

          (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of First Capital Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of Hometown Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of First Capital Common Stock that are held by Hometown, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into shares of First Capital Common Stock pursuant to this Section 2.5 but instead shall be treated in accordance with the provisions set forth in Section 2.12 of this Agreement.

     2.6  Election and Proration Procedures.

          (a) An election form in such form as Hometown and First Capital shall mutually agree (an "Election Form") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Hometown Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Hometown Common Stock. First Capital shall make available Election Forms as may be reasonably requested by all persons who become holders of Hometown Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and Hometown shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

          (b) Each Election Form shall entitle the holder of shares of Hometown Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Stock Consideration with respect to some of such holder's shares and the Cash Consideration with respect to such holder's remaining shares (a "Mixed Election") or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of Hometown Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Hometown Common Stock held by that Representative for a particular beneficial owner. Shares of Hometown Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Hometown Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Hometown Common Stock as to which no election has been made are referred to as "Non-Election Shares." For purposes of this Section, Excluded Shares shall be deemed Cash Election Shares. The aggregate number of shares of Hometown Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

          (c) To be effective, a properly completed Election Form must be received by a bank or trust company designated by First Capital and reasonably satisfactory to Hometown (the "Exchange Agent") on or before 5:00 p.m., New York City time, on the third business day immediately preceding Hometown's Stockholder Meeting (or such other time and date as Hometown and First Capital may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing Hometown Common Stock ("Certificates") (or customary affidavits and, if required by First Capital pursuant to Section 2.7(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Hometown Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Hometown stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Hometown stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. Notwithstanding the previous two sentences, if the Effective Time shall not occur within 15 days following the Election Deadline, then during the period commencing on the 16th day following the Election Deadline and ending on 5:00 p.m., New York City time, on the third business day prior to the Closing Date (the "Election Modification Period"), any Hometown stockholder may change or revoke his or her election in the manner specified in the previous two sentences. All elections shall be revoked automatically if the Exchange Agent is notified in writing by First Capital and Hometown that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline,
(ii) revokes (as opposed to changes) his or her Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline or (iii) revokes his or her Election Form during the Election Modification Period, the shares of Hometown Common Stock held by such stockholder shall be designated Non-Election Shares. First Capital shall cause the Certificates representing Hometown Common Stock described in (ii) or
(iii) in the immediately preceding sentence to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

          (d) Notwithstanding any other provision contained in this Agreement, 50% of the total number of shares of Hometown Common Stock outstanding at the Effective Time (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of Hometown Common Stock (excluding shares of Hometown Common Stock to be canceled as provided in Section 2.5(d) and Dissenters' Shares) shall be converted into the Cash Consideration.

          (e) Within three business days after the later to occur of the Election Deadline or the Effective Time, First Capital shall cause the Exchange Agent to effect the allocation among holders of Hometown Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

               (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the number of shares of First Capital Common Stock equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Exchange Ratio by
(3) a fraction the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number (the "Stock Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Cash Consideration by (3) one minus the Stock Proration Factor;

               (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                     (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the number of shares of First Capital Common Stock equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (the "Non-Election Proration Factor") and
(B) cash in an amount equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Non-Election Proration Factor; or

                     (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the number of shares of First Capital Common Stock equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares (the "Cash Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Cash Proration Factor.

     2.7  Exchange Procedures.

          (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to First Capital and Hometown shall be mailed as soon as practicable after the Effective Time to each holder of record of Hometown Common Stock as of the Effective Time who did not previously submit a completed Election Form in accordance with Section 2.6(c). A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Hometown Common Stock to be converted thereby. Delivery of a properly completed Election Form in accordance with Section 2.6(c) which is not subsequently revoked shall satisfy the requirement for delivery of a Letter of Transmittal pursuant to this Section 2.7.

          (b) At and after the Effective Time, each Certificate (except as specifically set forth in Section 2.5) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, First Capital shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of First Capital Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Hometown Common Stock, for exchange in accordance with this Section 2.7, an amount of cash sufficient to pay the aggregate Cash Consideration.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as First Capital may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of First Capital Common Stock that such holder has the right to receive pursuant to Section 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5, if any (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 2.5, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5). Certificates so surrendered shall forthwith be canceled. As soon as practicable following the Effective Time and the receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute First Capital Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Capital Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Hometown Common Stock not registered in the transfer records of Hometown, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Hometown Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of First Capital and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to First Capital Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of First Capital Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.7. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of First Capital Common Stock represented by such person's Certificates.

          (f) The stock transfer books of Hometown shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Hometown of any shares of Hometown Common Stock. If, after the Effective Time, Certificates are presented to First Capital, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.7.

          (g) Any portion of the aggregate amount of cash to be paid pursuant to Section 2.5, any dividends or other distributions to be paid pursuant to this
Section 2.7 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Hometown for six months after the Effective Time shall be repaid by the Exchange Agent to First Capital upon the written request of First Capital. After such request is made, any stockholders of Hometown who have not theretofore complied with this Section 2.7 shall look only to First Capital for the Merger Consideration deliverable in respect of each share of Hometown Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If any Merger Consideration is not claimed by the person(s) entitled thereto prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of First Capital. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Hometown Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) First Capital and the Exchange Agent shall be entitled to rely upon Hometown's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, First Capital and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or First Capital, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

     2.8 Effect on Outstanding Shares of First Capital Common Stock. At and after the Effective Time, each share of First Capital Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

     2.9 Directors of Surviving Corporation after Effective Time. Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of First Capital serving immediately prior to the Effective Time.

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         2.10 Articles of Incorporation and Bylaws. The articles of incorporation of First Capital, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of First Capital, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.11 [RESERVED]

         2.12 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Hometown Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have delivered written notice to Hometown before the vote is taken of the stockholders' intent to demand payment for such shares in accordance with the IBCL (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the IBCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the IBCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.7 of the Hometown Certificate(s) that, immediately prior to the Effective Time, evidenced such shares. Hometown shall give First Capital (i) prompt notice of any written demands for payment for any shares of Hometown Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the IBCL and received by Hometown relating to stockholders' dissenters' rights, and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the IBCL consistent with the obligations of Hometown thereunder. Hometown shall not, except with the prior written consent of First Capital, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written demand for payment or timely take any other action to perfect dissenters' rights in accordance with the IBCL.

         2.13 Bank Merger. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Harrison Bank ("First Harrison Bank"), a wholly owned subsidiary of First Capital, and Hometown National Bank ("Hometown National Bank"), a wholly owned subsidiary of Hometown, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, pursuant
                                                             ----------
to which Hometown National Bank will merge with and into First Harrison Bank (the "Bank Merger"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

         2.14 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, First Capital may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as First Capital may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this Agreement or
(iii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that First Capital elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

                                   ARTICLE III
                         Representations and Warranties

         3.1 Disclosure Letters. Prior to the execution and delivery of this Agreement, First Capital and Hometown have each delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

         3.2 Representations and Warranties of Hometown. Hometown represents and warrants to First Capital that, except as disclosed in Hometown's Disclosure
Letter:

              (a) Organization and Qualification. Hometown is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and is registered as a bank holding company under the BHC Act. Hometown has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Hometown is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on Hometown.

              (b) Subsidiaries.

                  (i) Hometown's Disclosure Letter sets forth with respect to each of Hometown's Subsidiaries its name, its jurisdiction of incorporation, Hometown's percentage ownership, the number of shares of stock owned or controlled by Hometown and the name and number of shares held by any other person who owns any stock of the Subsidiary. Hometown owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to Hometown's right to vote or dispose of any equity securities of its Subsidiaries. Hometown's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by bank holding companies or national banking associations.

                  (ii) Each of Hometown's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be
                                      A-14
so qualified or licensed and in good standing would not have a Material
Adverse Affect on such Subsidiary.

                  (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of Hometown are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of Hometown other than Hometown National Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. The deposits of Hometown National Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law. Hometown National Bank is a member in good standing of the Federal Home Loan Bank of Indianapolis.

              (c) Capital Structure.

                  (i)   The authorized capital stock of Hometown consists of:

                        (A) 900,000 shares of Hometown Common Stock; and

                        (B) 25,000 shares of preferred stock, no par value per share.

                  (ii)  As of the date of this Agreement:

                        (A) 229,550 shares of Hometown Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and not in violation of any preemptive rights;

                        (B) no shares of Hometown preferred stock are issued and outstanding;

                  (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Hometown may vote are issued or outstanding.

                  (iv) Except as set forth in this Section 3.2(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of Hometown are issued, reserved for issuance or outstanding and (B) neither Hometown nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Hometown or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Hometown or obligating Hometown or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Hometown or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Hometown or any of its Subsidiaries.

              (d) Authority. Hometown has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Hometown's Board of Directors, and no other corporate proceedings on the part of Hometown are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Hometown Common Stock. This Agreement has been duly and validly executed and delivered by Hometown and constitutes a valid and binding obligation of Hometown, enforceable against Hometown in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

              (e) No Violations. The execution, delivery and performance of this Agreement by Hometown do not, and the consummation of the transactions contemplated by this Agreement (including the Bank Merger) by Hometown and Hometown National Bank will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Hometown or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of Hometown or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Hometown or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Hometown or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Hometown.

              (f) Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Hometown of this Agreement or the consummation by Hometown of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of First Capital Common Stock to be issued in exchange for shares of Hometown Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of First Capital Common Stock to be issued in exchange for shares of Hometown Common Stock on the Nasdaq Stock Market. As of the date hereof, Hometown knows of no reason pertaining to Hometown why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

              (g) Regulatory Filings. Hometown and each Subsidiary of Hometown has filed with the SEC and any Government Regulator all reports, schedules, registrations, and statements that it has been required to file since December 31, 1998 (collectively, "Hometown Regulatory Filings"). As of their respective dates, each of the Hometown Regulatory Filings complied in all material respects with all of the laws, rules and regulations of the SEC or the Government Regulator with which they were filed. None of the Hometown Regulatory Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              (h) Financial Statements. Hometown has previously made available to First Capital copies of the consolidated balance sheets of Hometown and its Subsidiaries as of December 31, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended December 31, 2001, together with the notes thereto, accompanied by the audit report of Hometown's independent public auditors. Such financial statements were prepared from the books and records of Hometown and its Subsidiaries, fairly present the consolidated financial position of Hometown and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Hometown and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby. The books and records of Hometown and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

              (i) Undisclosed Liabilities. Neither Hometown nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Hometown as of December 31, 2001, except for (i) liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Hometown and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

              (j) Absence of Certain Changes or Events. Except as disclosed in Hometown's Disclosure Letter, since December 31, 2001, (i) Hometown and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Hometown, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Hometown or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) neither Hometown nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees and (v) there has been no change in any accounting principles, practices or methods of Hometown or any of its Subsidiaries other than as required by GAAP.

              (k) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of Hometown, threatened against or affecting Hometown or any of its Subsidiaries or any property or asset of Hometown or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on

Hometown or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of Hometown, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against Hometown or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Hometown or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Hometown.

              (l) Absence of Regulatory Actions. Since December 31, 1997, neither Hometown nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of Hometown or its Subsidiaries.

              (m) Compliance with Laws. Hometown and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. Hometown and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither Hometown nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Hometown.

              (n) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Hometown or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Hometown or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Hometown's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Hometown or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where Hometown or any of its Subsidiaries do not file tax returns that Hometown or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Hometown or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Hometown's balance sheet (in accordance with GAAP). Hometown and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Hometown and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Hometown and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither Hometown nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC and neither Hometown nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the issuance of any Hometown Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

              (o) Agreements.

                  (i) Hometown's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which Hometown or any of its Subsidiaries is a party or is bound:

                        (A) with any executive officer or other key employee of Hometown or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Hometown or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers, employees or consultants;

                        (C) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                        (D) containing covenants that limit the ability of Hometown or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Hometown (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which Hometown or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in Hometown Regulatory Filings that relates to borrowings of money (or guarantees thereof) by Hometown or any of its Subsidiaries in excess of $50,000, other than purchases of Federal Funds or repurchase agreements fully secured by U.S. government agency securities;

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis;

                        (H) the termination of which would require payment by Hometown or any of its Subsidiaries in excess of $25,000; or

                        (I) which would constitute a material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

                  (ii) Neither Hometown nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Hometown, no other party to any such agreement (excluding any loan or extension of credit or security agreements relating thereto made by Hometown or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Hometown.

              (p) Intellectual Property. Hometown and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither Hometown nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Hometown and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing, except for such non-performance or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Hometown.

              (q) Labor Matters. Hometown and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither Hometown nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Hometown or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Hometown or any of its Subsidiaries pending or, to the knowledge of Hometown, threatened.

              (r) Employee Benefit Plans.

                  (i) Hometown's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other
                                      A-20
employees of Hometown or any of its Subsidiaries (hereinafter referred to collectively as the "Hometown Employee Plans"). Hometown has previously delivered or made available to First Capital true and complete copies of each agreement, plan and other documents referenced in Hometown's Disclosure Letter or has provided a written description of any Hometown Employee Plan for which no document is available. There has been no announcement or commitment by Hometown or any of its Subsidiaries to create an additional Hometown Employee Plan, or to amend any Hometown Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Hometown Employee Plan.

                  (ii) There is no pending or, to the knowledge of Hometown, threatened litigation, administrative action or proceeding relating to any Hometown Employee Plan. All of the Hometown Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Hometown Employee Plans which is likely to result in the imposition of any penalties or taxes upon Hometown or any of its Subsidiaries under Section 502(i) of ERISA or
Section 4975 of the IRC.

                  (iii) No Hometown Employee Plan currently or formerly maintained by Hometown is or was subject to Title IV of ERISA. Neither Hometown nor any of its Subsidiaries has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each Hometown Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Hometown Qualified Plan") has received a favorable determination letter from the IRS, and Hometown and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Hometown Qualified Plan is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC).

                  (v) Neither Hometown nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any Hometown Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

              (s) Properties.

                  (i) A description of each parcel of real property owned by Hometown or a Subsidiary of Hometown is set forth in Hometown's Disclosure Letter. Hometown and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. All real property and fixtures of Hometown and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by Hometown to be adequate for the current business of Hometown and its Subsidiaries. To the knowledge of Hometown, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

                  (ii) Hometown and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of Hometown and its Subsidiaries that is leased rather than owned, neither Hometown nor any of its Subsidiaries is in default in any material respect under the terms of any such lease.
                  (iii) A description of all real property leased by Hometown or a Subsidiary of Hometown is set forth in Hometown's Disclosure Letter. Each lease pursuant to which Hometown or any of its Subsidiaries as lessee, leases real or personal property, is valid and in full force and effect and neither Hometown nor any of its Subsidiaries, nor, to Hometown's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease.

              (t) Fairness Opinion. Hometown has received the opinion of David
A. Noyes & Company to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Hometown's stockholders.

              (u) Fees. Other than financial advisory services performed for Hometown by David A. Noyes & Company pursuant to an agreement dated June 30, 2002, a true and complete copy of which has been previously delivered to First Capital, neither Hometown nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Hometown or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

              (v) Environmental Matters.

                  (i) Each of Hometown and its Subsidiaries and, to the knowledge of Hometown, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Hometown, threatened, before any court, governmental agency or board or other forum against Hometown or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Hometown or any of its Subsidiaries or any Participation Facility.

                  (iii) To the knowledge of Hometown, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or

Hometown or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Neither Hometown nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                  (v) There are no underground storage tanks at any properties owned or operated by Hometown or any of its Subsidiaries or, to the knowledge of Hometown, at any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Hometown or any of its Subsidiaries or, to the knowledge of Hometown, any Participation Facility.

                  (vi) During the period of (A) Hometown's or its Subsidiary's ownership or operation of any of their respective current properties or (B) Hometown's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Hometown, prior to the period of (A) Hometown's or its Subsidiary's ownership or operation of any of their respective current properties or (B) Hometown's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

              (w) Loan Portfolio; Allowance for Loan Losses.

                  (i) With respect to each Loan owned by Hometown or its Subsidiaries in whole or in part:

                        (A) The note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms subject to bankruptcy, insolvency, fraudulent convenyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (B) neither Hometown nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                        (C) Hometown or a Subsidiary of Hometown is the sole holder of legal and beneficial title to each Loan (or Hometown's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Hometown or a Subsidiary of Hometown;

                        (D) the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

                        (E) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor Hometown's practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (iii) The allowance for loan losses reflected in Hometown's audited balance sheet at December 31, 2001 was, and the allowance for loan losses shown on the balance sheets in the Hometown Regulatory Filings for periods ending after December 31, 2001, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP. Hometown has no knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the allowance for loan losses under GAAP.

              (x) Deposits. The deposit accounts of Hometown National Bank are insured by the FDIC to the maximum extent permitted by law. None of the deposits of Hometown or any of its Subsidiaries is a "brokered" deposit.

              (y) Anti-takeover Provisions Inapplicable. Hometown and its Subsidiaries have taken all actions required to exempt First Capital, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations contained in the IBCL.

              (z) Material Interests of Certain Persons. No officer or director of Hometown, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Hometown or any of its Subsidiaries other than banking relationships in the ordinary course of business.

              (aa) Insurance. In the opinion of management, Hometown and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies of a similar size engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Hometown and its Subsidiaries are in full force and effect, Hometown and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

              (bb) Investment Securities; Derivatives.

                   (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by Hometown or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                   (ii) Neither Hometown nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

             (cc) Indemnification. Except as provided in the articles of incorporation or bylaws of Hometown and the similar organizational documents of its Subsidiaries, neither Hometown nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Hometown and, to the knowledge of Hometown, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of Hometown or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

             (dd) Corporate Documents. Hometown's Disclosure Letter contains a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of Hometown and each of Hometown's Subsidiaries, as in effect as of the date of this Agreement. Neither Hometown nor any of Hometown's Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of Hometown and each of Hometown's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

             (ee) Hometown Information. The information regarding Hometown and its Subsidiaries to be supplied by Hometown for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             (ff) Community Reinvestment Act Compliance. Hometown National Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Hometown National Bank currently has a CRA rating of satisfactory or better. To the knowledge of Hometown, there is no fact or circumstance or set of facts or circumstances that would cause Hometown National Bank to fail to comply with such provisions or cause the CRA rating of Hometown National Bank to fall below satisfactory.

             (gg) Tax Treatment of the Merger. Hometown has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

            3.3 Representations and Warranties of First Capital. First Capital represents and warrants to Hometown that, except as set forth in First Capital's Disclosure Letter:

                  (a) Organization and Qualification. First Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and is registered with the OTS as a savings and loan holding company. First Capital has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. First Capital is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on First Capital.

                  (b)  Subsidiaries.

                       (i) First Capital owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to First Capital's right to vote or dispose of any equity securities of its Subsidiaries. First Capital's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                       (ii) Each of First Capital's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on First Capital.

                       (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of First Capital are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                       (iv) No Subsidiary of First Capital other than First Harrison Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. First Harrison Bank is a qualified thrift lender pursuant to Section 10(m) of the HOLA and its deposits are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law. First Harrison Bank is a member in good standing of the Federal Home Loan Bank of Indianapolis.

                  (c)  Capital Structure.

                       (i) The authorized capital stock of First Capital consists of:

                             (A)  5,000,000 shares of First Capital Common
Stock; and

                             (B)  1,000,000 shares of preferred stock, par value
$.01 per share.

                       (ii)  As of the date of this Agreement:

                             (A)  2,542,128 shares of First Capital Common Stock
are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and not in violation of any preemptive rights;

                             (B)  no shares of First Capital preferred stock are
issued and outstanding; and

                             (C)  74,828 shares of First Capital Common Stock
are reserved for issuance pursuant to outstanding grants or awards under First Capital's stock-based benefit plans.

                       (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of First Capital may vote are issued or outstanding.

                       (iv) Except as set forth in this Section 3.3(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of First Capital are issued, reserved for issuance or outstanding and
(B) neither First Capital nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating First Capital or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of First Capital or obligating First Capital or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of First Capital or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of First Capital or any of its Subsidiaries.

                       (v) The shares of First Capital Common Stock to be issued in exchange for shares of Hometown Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (d) Authority. First Capital has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of First Capital's Board of Directors, and no other corporate proceedings on the part of First Capital are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by First Capital and constitutes a valid and binding obligation of First Capital, enforceable against First

Capital in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (e) No Violations. The execution, delivery and performance of this Agreement by First Capital do not, and the consummation of the transactions contemplated by this Agreement (including the Bank Merger) by First Capital and First Harrison Bank will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which First Capital or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of First Capital or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of First Capital or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which First Capital or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on First Capital.

                  (f) Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by First Capital of this Agreement or the consummation by First Capital of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of First Capital Common Stock to be issued in exchange for shares of First Capital Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of First Capital Common Stock to be issued in exchange for shares of First Capital Common Stock on the Nasdaq Stock Market. As of the date hereof, First Capital knows of no reason pertaining to First Capital why any of the approvals referred to in this Section 3.3(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

                  (g)  Securities and Regulatory Filings.

                       (i) First Capital has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 1998 (collectively, "First Capital's Reports"). None of First Capital's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of First Capital's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of First Capital included in First Capital's Reports complied as to form, as of their respective dates of filing with the

SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                       (ii) First Capital and each Subsidiary of First Capital has filed with any Government Regulator all reports, schedules, registrations, and statements that it has been required to file since December 31, 1998 (collectively, "First Capital Regulatory Filings"). As of their respective dates, each of the First Capital Regulatory Filings complied in all material respects with all of the laws, rules and regulations of the Government Regulator with which they were filed. None of the First Capital Regulatory Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (h) Financial Statements. First Capital has previously made available to Hometown copies of (i) the consolidated balance sheets of First Capital and its Subsidiaries as of December 31, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended December 31, 2001, together with the notes thereto, accompanied by the audit report of First Capital's independent public auditors, as reported in First Capital's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the SEC and (ii) the unaudited consolidated balance sheet of First Capital and its Subsidiaries as of June 30, 2002 and the related consolidated statements of income and cash flows for the six months ended June 30, 2002 and 2001, as reported in First Capital's Quarterly Report on Form 10-QSB for the period ended June 30, 2002 filed with the SEC. Such financial statements were prepared from the books and records of First Capital and its Subsidiaries, fairly present the consolidated financial position of First Capital and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations and cash flows of First Capital and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of changes in stockholders' equity and footnotes to the extent permitted under applicable regulations. The books and records of First Capital and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

                  (i) Undisclosed Liabilities. Neither First Capital nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of First Capital as of June 30, 2002 as included in First Capital's Quarterly Report on Form 10-QSB for the period ended June 30, 2002, except for (i) liabilities incurred since June 30, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on First Capital and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                  (j) Absence of Certain Changes or Events. Except as disclosed in First Capital's Reports filed with the SEC prior to the date of this Agreement, since June 30, 2002, (i) First Capital and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such
                                      A-29
businesses consistent with their past practices and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on First Capital.

                  (k) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of First Capital, threatened against or affecting First Capital or any of its Subsidiaries or any property or asset of First Capital or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on First Capital or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against First Capital or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on First Capital.

                  (l) Absence of Regulatory Actions. Since December 31, 1997, neither First Capital nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of First Capital or its Subsidiaries.

                  (m) Compliance with Laws. First Capital and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. First Capital and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither First Capital nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on First Capital.

                  (n) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of First Capital or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by First Capital or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Capital or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where First Capital or any of its Subsidiaries do not file tax returns that First Capital or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to First Capital or any
                                      A-30
of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). First Capital and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. First Capital and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and First Capital and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

                  (o)  Agreements.

                       (i) First Capital and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with First Capital's Reports.

                       (ii) Neither First Capital nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of First Capital, no other party to any such agreement (excluding any loan or extension of credit made by First Capital or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on First Capital.

                  (p) First Capital Information. The information regarding First Capital and its Subsidiaries to be supplied by First Capital for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Hometown or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                  (q)  Environmental Matters.

                       (i) Each of First Capital and its Subsidiaries and, to the knowledge of First Capital, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                       (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of First Capital, threatened, before any court, governmental agency or board or other forum against First Capital or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by First Capital or any of its Subsidiaries or any Participation Facility.

                       (iii) To the knowledge of First Capital, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Capital or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                       (iv) Neither First Capital nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                       (v) There are no underground storage tanks at any properties owned or operated by First Capital or any of its Subsidiaries or, to the knowledge of First Capital, at any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by First Capital or any of its Subsidiaries or, to the knowledge of First Capital, any Participation Facility.

                       (vi) During the period of (A) First Capital's or its Subsidiary's ownership or operation of any of their respective current properties or (B) First Capital's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of First Capital, prior to the period of (A) First Capital's or its Subsidiary's ownership or operation of any of their respective current properties or (B) First Capital's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (r) Community Reinvestment Act Compliance. First Harrison Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Harrison Bank currently has a CRA rating of satisfactory or better. To the knowledge of First Capital, there is no fact or circumstance or set of facts or circumstances that would cause First Harrison Bank to fail to comply with such provisions or cause the CRA rating of First Harrison Bank to fall below satisfactory.

                  (s) Tax Treatment of the Merger. First Capital has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

                  (t) Availability of Funds. First Capital has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                                   ARTICLE IV
                           Conduct Pending the Merger

            4.1 Forbearances by Hometown. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Hometown shall not, nor shall Hometown permit any of its Subsidiaries to, without the prior written consent of First Capital, which consent shall not be unreasonably withheld:

                  (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

                  (b)  (i)   incur, modify, extend or renegotiate any
indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities, purchases of Federal Funds, borrowings from the Federal Home Loan Bank or the Federal Reserve Bank of St. Louis that mature within one year, entry into repurchase agreements fully secured by U.S. government agency securities, bankers acceptances, treasury tax and loan accounts established in the ordinary course of business, and sales of certificates of deposit that mature within five years;
                       (ii)  purchase any brokered certificates of deposit; or

                       (iii) prepay any indebtedness or other similar arrangements so as to cause Hometown to incur any prepayment penalty thereunder;

                  (c)  (i)   adjust, split, combine or reclassify any capital
stock;

                       (ii) make, declare or pay any dividend, or make any other distribution on its capital stock;

                       (iii) grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                       (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock;

                  (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers (other than foreclosures in connection with satisfaction of loans in the ordinary course of Hometown National Bank's business), or purchase outside the ordinary course of business of any property or assets of any other individual, corporation or other entity;

                  (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 4.1(g);

                  (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $350,000, or $500,000 if such loan is approved at a meeting of the Board of Directors of Hometown National Bank, with respect to any individual borrower or (ii) loans or advances as to which Hometown has a binding obligation to make such loans or advances as of the date hereof;

                  (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Hometown or Hometown National Bank, or any entity controlled, directly or indirectly, by any of the foregoing;

                  (i)  (i)   increase in any manner the compensation or fringe
benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                       (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                       (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                       (iv) elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $50,000;

                  (j) settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

                  (k) amend its articles of incorporation or bylaws, or similar governing documents;

                  (l) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                  (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

                  (n) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes or other obligations due and owing;

                  (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

                  (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time such that the conditions specified in Section 6.2(a) cannot be satisfied, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                  (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

                  (r) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                  (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.

                  Any request by Hometown or response thereto by First Capital shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1. First Capital shall be deemed to consent and agree to any request hereunder to the extent it does not respond thereto within five business days.

            4.2 Forbearances by First Capital. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, First Capital shall not, nor shall First Capital permit any of its Subsidiaries to, without the prior written consent of Hometown, which shall not unreasonably be withheld:

                  (a) take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

                  (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time such that the conditions specified in Section 6.3(a) cannot be satisfied, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                  (c) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization withing the meaning of Section 368 of the IRC;

                  (d) amend its articles of incorporation or bylaws in a manner that would materially and adversely effect the benefits of the Merger to the stockholders of Hometown;

                  (e) enter into any agreement with respect to an Acquisition Proposal with a third party that (i) reasonably could be expected to result in the Merger not being consummated or (ii) that would be consummated prior to the Closing Date and would effect a change in the kind of Merger Consideration to be received by stockholders of Hometown; or

                  (f) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 4.2.

                                    ARTICLE V
                                    Covenants

            5.1   Acquisition Proposals.

                  (a) Except as permitted by this Agreement, neither Hometown, its Subsidiaries nor the officers and directors of Hometown or any of its Subsidiaries shall, and Hometown shall use all reasonable efforts to cause its employees and agents, including any investment banker, financial advisor, attorney, accountant or other representative retained by Hometown or any of its Subsidiaries, not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than First Capital), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Notwithstanding the foregoing, Hometown may, in response to an Acquisition Proposal that reasonably is expected to result in a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this Section 5.1, (x) furnish non-public information with respect to Hometown to the person who made such Acquisition Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between First Capital and Hometown dated August 7, 2002 and (y) participate in discussions or negotiations with such person regarding such Acquisition Proposal, if and so long as Hometown's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable law.

                  (b) Hometown will notify First Capital immediately orally (within one day) and in writing (within three days) of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof. Hometown will keep First Capital informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof.

                  (c) Hometown will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore that relate to any Acquisition Proposal. Hometown will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of Section 5.1(a) of the obligations undertaken in this Section 5.1. Hometown will promptly request each person (other than First Capital) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Hometown or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Hometown or any of its Subsidiaries. Hometown shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

            5.2 Certain Policies and Actions of Hometown. At the request of First Capital, Hometown shall cause Hometown National Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of First Harrison Bank; provided, however, that Hometown shall not be required to take such action prior to the date on which the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(e) have been satisfied, and until after receipt of written confirmation from First Capital that it is not aware of any fact or circumstance that would prevent completion of the Merger, and provided further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. Hometown's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.2.

            5.3  Access and Information.

          (a) Upon reasonable notice, Hometown shall (and shall cause Hometown's Subsidiaries to) afford First Capital and its representatives (including, without limitation, directors, officers and employees of First Capital and its affiliates and counsel, accountants and other professionals retained by First Capital) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to Hometown and Hometown's Subsidiaries as First Capital may reasonably request. Upon reasonable notice, First Capital shall (and shall cause First Capital's Subsidiaries to) afford Hometown and its representatives (including, without limitation, directors, officers and employees of Hometown and its affiliates and counsel, accountants and other professionals retained by Hometown) such reasonable access during normal business hours throughout the period prior to the Effective Time to the executive officers of First Capital and to such information regarding First Capital and its Subsidiaries as Hometown may reasonably request. No investigation by any party pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the other party in this Agreement.

          (b) From the date hereof until the Effective Time, Hometown shall, and shall cause Hometown's Subsidiaries to, promptly provide First Capital with (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of the Securities Act or the Exchange Act, (ii) a copy of each report filed with federal or state banking regulators, (iii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, (iv) a copy of each press release made available to the public and
(v) all other information concerning its business, properties and personnel as

First Capital may reasonably request. Notwithstanding the foregoing, neither Hometown nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

          (c) Each of First Capital and Hometown agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of First Capital and Hometown agrees that it will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to it or an affiliate of it, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to it or an affiliate of it from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources.

          (d) From and after the date hereof, representatives First Capital and Hometown shall meet on a regular basis to discuss and plan for the conversion of Hometown's and its Subsidiaries' data processing and related electronic informational systems to those used by First Capital and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

     5.4  Applications; Consents.

          (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. Hometown and First Capital shall furnish each other with all information concerning themselves, their respective subsidiaries, and their and their respective subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of First Capital, Hometown or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. First Capital and Hometown shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to First Capital and Hometown, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).

          (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

     5.5 Antitakeover Provisions. Each party and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt First Capital, First Harrison Bank, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in their respective articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

     5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     5.7 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter Hometown and First Capital shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

     5.8 Stockholder Meeting. Hometown will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Hometown will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. Unless Hometown's Board of Directors submits this Agreement to the Hometown stockholders without a recommendation of approval, Hometown's Board of Directors will use all reasonable best efforts to obtain from Hometown's stockholders a vote approving this Agreement. Except as provided in this Agreement or required by law, (i) Hometown's Board of Directors shall recommend to Hometown's stockholders approval of this Agreement, (ii) the Proxy Statement-Prospectus shall include a statement to the effect that Hometown's Board of Directors has recommended that Hometown's stockholders vote in favor of the approval of this Agreement and
(iii) neither Hometown's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to First Capital, the recommendation of Hometown's Board of Directors that Hometown's stockholders vote in favor of approval of this Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if Hometown's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the Stockholder Meeting it may submit the Agreement without recommendation of approval, in which case the Board of Directors may communicate the basis for its lack of a recommendation of approval to the stockholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto to the extent required by law.

     5.9  Registration of First Capital Common Stock.

          (a) As promptly as reasonably practicable following the date hereof, First Capital shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of First Capital Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Registration Statement"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the Hometown stockholders at the Stockholders Meeting, which shall also constitute the prospectus relating to the shares of First Capital Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement-Prospectus"). Hometown will furnish to First Capital the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with First Capital and approve the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. First Capital shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Hometown will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to Hometown's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. First Capital will advise Hometown, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the First Capital Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to First Capital or Hometown, or any of their respective affiliates, officers or directors, should be discovered by First Capital or Hometown which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by First Capital with the SEC and disseminated by Hometown to the stockholders of Hometown.

           (b) First Capital shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Hometown and First Capital shall furnish all information concerning it and the holders of Hometown Common Stock as may be reasonably requested in connection with any such action.

           (c) Prior to the Effective Time, First Capital shall notify The Nasdaq Stock Market of the additional shares of First Capital Common Stock to be issued by First Capital in exchange for the shares of Hometown Common Stock.

     5.10 Affiliate Letters. Hometown shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of Hometown under Rule 145 of the Securities Act to deliver to First Capital as soon as practicable and prior to the mailing of the Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit C, providing that such person will comply with Rule 145.
---------

     5.11 Notification of Certain Matters. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of Hometown and First Capital shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

     5.12  Employee Benefits Matters.

           (a) Subject to determination of its staffing needs, First Capital desires to retain substantially all of the employees of Hometown National Bank following the Effective Time. All persons who are employees of Hometown National Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of First Harrison Bank; provided, however, that in no event shall any of Hometown National Bank's employees be officers of First Harrison Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Harrison Bank. All of the Continuing Employees shall be employed at the will of First Harrison Bank and no contractual right to employment shall inure to such employees because of this Agreement.

           (b) As of the Effective Time, First Capital shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to First Capital employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Hometown plan at the Effective Time of the Merger.

           (c) As of the Effective Time, each Continuing Employee shall be eligible to participate in First Capital's 401(k) plan and employee stock ownership plan with full credit for prior service with Hometown for purposes of eligibility and vesting. As soon as administratively practicable following the Effective Time, First Capital shall cause Hometown's 401(k) plan to be merged into First Capital's 401(k) plan.

           (d) First Capital agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Hometown Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangement commitments or understandings described in Hometown's Disclosure Letter, including benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

           (e) Except as otherwise provided in Hometown's Disclosure Letter, each Hometown employee who is terminated at the Effective Time and each Continuing Employee who is terminated within 12 months of the Effective Time (other than for cause) shall receive a severance payment equal to the greater of
(i) two weeks salary for every year of employment with Hometown or (ii) one month's salary.

     5.13  Indemnification.

           (a) From and after the Effective Time through the sixth anniversary of the Effective Time, First Capital agrees to indemnify and hold harmless each present and former director and officer of Hometown and its Subsidiaries and each officer or employee of Hometown and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Hometown's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to the articles of incorporation and bylaws of Hometown and its Subsidiaries, as applicable, as in effect on the date of this Agreement and to the fullest extent permitted by law.

           (b) Any Indemnified Party wishing to claim indemnification under
Section 5.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First Capital thereof, but the failure to so notify shall not relieve First Capital of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice First Capital.

           (c) First Capital shall maintain Hometown's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Hometown's existing policy, including First Capital's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Time; provided, however, that in no event shall First Capital be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.13(c), an amount per annum in excess of 150% of the amount of the annual premiums paid by Hometown as of the date hereof for such insurance ("Maximum Insurance Amount"); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, First Capital shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

           (d) In the event First Capital or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of First Capital assume the obligations set forth in this Section 5.13.

           (e) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

     5.14 Advisory Board. For a period of two years from the Effective Time or such longer time as First Capital in its sole discretion shall determine, First Capital shall maintain an advisory board for the purpose of advising First Capital on the operations of Hometown National Bank. Each of the non-employee directors of Hometown as of the Effective Time shall be invited to serve on the advisory board. Each advisory director shall be paid $150 per meeting attended.

                                   ARTICLE VI
                           Conditions to Consummation

     6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

           (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of Hometown's stockholders in accordance with applicable laws and regulations.

           (b) Regulatory Approvals. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; provided, however, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to First Capital of the transactions contemplated hereby that, had such condition or requirement been known, First Capital would not, in its reasonable judgment, have entered into this Agreement.

           (c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

           (d) Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and First Capital shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

           (e) Third Party Consents. First Capital and Hometown shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on First Capital (after giving effect to the consummation of the transactions contemplated hereby).

           (f) Tax Opinions. First Capital and Hometown shall have received opinions of Muldoon Murphy & Faucette LLP, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Hometown and First Capital, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC, (ii) First Capital and Hometown will each be a party to that reorganization within the meaning of Section 368(b) of the IRC and (iii) except to the extent of any cash received in lieu of a fractional share interest in First Capital Common Stock, no gain or loss will be recognized by the stockholders of Hometown who exchange their Hometown Common Stock for First Capital Common Stock pursuant to the Merger. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of First Capital, Hometown and others.

     6.2 Conditions to the Obligations of First Capital. The obligations of First Capital to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by First Capital:

           (a) Hometown's Representations and Warranties. Each of the representations and warranties of Hometown contained in Sections 3.2(a) (except as relates to qualification), (b) (except as relates to qualification), (c),
(d), (e)(i) and (ii), (y) and (gg) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of Hometown contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Hometown.

           (b) Performance of Hometown's Obligations. Hometown shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

           (c) Officers' Certificate. First Capital shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Hometown to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

           (d) Minimum Book Value. The total stockholder's equity of Hometown as of December 31, 2002 as shown on its audited consolidated balance sheet as of such date shall not be less than $6,800,000, exclusive of the effect of (i) any payments made or expenses incurred by Hometown after June 30, 2002 in connection with the execution, performance and consummation of this Agreement and (ii) any actions taken by Hometown at the request of First Capital pursuant to Section 5.2.

     6.3 Conditions to the Obligations of Hometown. The obligations of Hometown to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by
Hometown:

           (a) First Capital's Representations and Warranties. Each of the representations and warranties of First Capital contained in Sections 3.3(a) (except as relates to qualification), (b) (except as relates to qualification),
(c), (d), (e)(i) and (ii), and (r) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of First Capital contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on First Capital.

           (b) Performance of First Capital's Obligations. First Capital shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

           (c) Officers' Certificate. Hometown shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of First Capital to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

           (d) Deposit of Merger Consideration. First Capital shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

                                   ARTICLE VII
                                   Termination

     7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

           (a) by the mutual written consent of First Capital and Hometown; or


           (b) by either First Capital or Hometown, in the event of the failure of Hometown's stockholders to approve the Agreement at the Stockholder Meeting; provided, however, that Hometown shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or

           (c) by either First Capital or Hometown, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

           (d) by either First Capital or Hometown, in the event that the Merger is not consummated by June 30, 2003 unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

           (e) by either First Capital or Hometown (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may, be would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or

           (f) by First Capital, if the Board of Directors of Hometown does not publicly recommend in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of Hometown withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to First Capital.

     7.2   Termination Fee.

           (a) If First Capital terminates this Agreement pursuant to Section 7.1(f), then Hometown shall make payment to First Capital of a termination fee in the amount of $175,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination. If within 12 months after such termination, Hometown shall consummate or enter into an agreement with respect to an Acquisition Proposal, then Hometown shall make payment to First Capital of an additional termination fee in the amount of $175,000. Such amount shall be paid by wire transfer of immediately available funds on the date of such consummation or execution.

           (b) If this Agreement is terminated by (i) First Capital pursuant to
Section 7.1(e) where the breach giving rise to such termination was willful and in such case an Acquisition Proposal by a third party with respect to Hometown has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of Hometown by such third party at any time after the date of this Agreement and prior to the date of the date of termination or (ii) either party pursuant to Section 7.1(b) and in such case an Acquisition Proposal by a third party with respect to Hometown has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of Hometown by such third party at any time after the date of this Agreement and prior to the date of the Stockholders Meeting, then Hometown shall make payment to First Capital of a termination fee in the amount of $350,000 if within 12 months after such termination, Hometown shall consummate or enter into any agreement with respect to an Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

           (c) Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that Hometown must pay to First Capital pursuant to Sections 7.2(a) and (b) exceed $350,000.

           (d) If this Agreement is terminated by Hometown pursuant to Section 7.1(e) where the breach giving rise to such termination was willful and in such case an Acquisition Proposal by a third party with respect to First Capital has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of First Capital by such third party at any time after the date of this Agreement and prior to the date of the date of termination, then First Capital shall make payment to Hometown of a termination fee in the amount of $350,000 if within 12 months after such termination, First Capital shall consummate or enter into any agreement with respect to an

Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

     7.3 Effect of Termination. In the event of termination of this Agreement by either First Capital or Hometown as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2, and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                              Certain Other Matters

     8.1 Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

     8.2 Survival. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.3 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Hometown, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Hometown Common Stock or contravene any provision of the IBCL or the federal banking laws, rules and regulations.

     8.4 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     8.5 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana, without regard to conflicts of laws principles.

     8.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided that the cost of printing and mailing to Hometown's stockholders the Proxy Statement-Prospectus shall be borne equally by First Capital and Hometown.

     8.7 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

           If to First Capital, to:

                             220 Federal Drive, NW
                             Corydon, Indiana 47112
                             Facsimile: (812) 738-2202
                             Attention: William W. Harrod and Samuel Uhl

           With copies to:

                             Muldoon Murphy & Faucette LLP
                             5101 Wisconsin Avenue, NW
                             Washington, DC 20016
                             Facsimile: (202) 966-9409
                             Attention: Aaron M. Kaslow, Esq.

           If to Hometown, to:

                             3131 Grant Line Road
                             New Albany, Indiana 47150
                             Facsimile: (812) 981-0199
                             Attention: C. Ronald Clark

           With copies to:
                             Wyatt Tarrant & Combs LLP
                             PNC Plaza
                             500 West Jefferson Street
                             Louisville, Kentucky 40202
                             Facsimile: (502) 589-0309
                             Attention: Cynthia W. Young, Esq.

     8.8 Entire Agreement; etc. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 5.13, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.9 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

           In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                   First Capital, Inc.


                                   By:   /s/ William W. Harrod
                                         -------------------------------------
                                         William W. Harrod
                                         President and Chief Executive Officer

                                   Hometown Bancshares, Inc.


                                   By:   /s/ C. Ronald Clark
                                         -------------------------------------
                                         C. Ronald Clark
                                         Chief Executive Officer

                                                                      APPENDIX B


     September 25, 2002


     Board of Directors
     Hometown Bancshares, Inc.
     3131 Grant Line Road
     P.O. Box 1145
     New Albany, IN 47150

     Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the holders of outstanding shares of common stock, no par value ("HOME Common Stock") of Hometown Bancshares, Inc. ("HOME"), of the Exchange Ratios (as defined below) contemplated by the Agreement and Plan of Merger ("Agreement"), dated as of September 25, 2002, by and between First Capital, Inc. ("FCAP") and HOME. The Agreement provides for the merger of HOME with and into FCAP (the "Merger"), pursuant to which, among other things, each share of HOME common stock will be exchanged for cash and/or shares of First Capital, Inc. ("FCAP") Common Stock ("FCAP Common Stock") as follows:

     Generally, each share of Hometown Common Stock issued and outstanding at the Effective Time, shall become and be converted into, at the election of the holder as provided in and subject to limitations set forth in the Agreement, either (i) the right to receive $46.50 in cash without interest (the "Cash Consideration") or (ii) the number of shares of First Capital Common Stock equal to the Exchange Ratio (as defined below)(the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to in the Agreement collectively as the "Merger

Hometown Bancshares, Inc.
September 25, 2002
Page Two


     Consideration." Merger Consideration is to consist of 50% Cash Consideration and 50% Stock Consideration.

     The "Exchange Ratio" shall be equal (rounded to the nearest one-thousandth) to (A) the result obtained by dividing $39.52 by the First Capital Price if the First Capital Price is less than $14.45, (B) 2.735 if the First Capital Price is (i) $14.45 or more and (ii) less than $19.55 or (C) the result obtained by dividing $53.47 by the First Capital Price if the First Capital Price is $19.55 or more.

     David A. Noyes and Company, as part of its investment banking business, is regularly engaged in the valuation of commercial bank and thrift securities in connection with mergers and acquisitions and other purposes. As specialists in the securities of commercial banking and thrift organizations, Noyes has extensive experience in, and knowledge of, the commercial banking and thrift industries and their participants.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of FCAP for the two years ended December 31, 2001; Annual Reports to Stockholders of HOME for the three years ended December 31, 2001; certain interim financial reports to stockholders of HOME and FCAP; and certain other communications from HOME and FCAP to their respective shareholders.

     We also have held discussions with members of the senior management of HOME and FCAP regarding the strategic rationale for, and potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the price and trading activity for FCAP Common Stock, and compared certain financial and stock market information for FCAP with similar information for certain other companies the securities of which are publicly traded. We also reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as

Hometown Bancshares, Inc.
September 25, 2002
Page Three


     we deemed appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of HOME and FCAP are in the aggregate adequate to cover all such losses. Similarly, we have assumed, without independent analysis, that the obligations of HOME and FCAP pursuant to derivatives, swaps, foreign exchange, financial instruments and off-balance sheet lending-related financial instruments will not have an adverse effect which would be relevant to our analysis. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of HOME or FCAP or any of their subsidiaries, and we have not been furnished with any such evaluation or appraisal. Our opinion as to the fairness of the Exchange Ratios addresses the ownership position in FCAP to be received by the holders of HOME Common Stock pursuant to the Exchange Ratios on the terms set forth in the Agreement and does not address the future trading or acquisition value for the stock of FCAP. In addition, our opinion does not address the relative merits of the Merger and alternative business strategies. In that regard, we were requested to, and did, solicit third party indications of interest in acquiring all or part of HOME. We also have assumed, with your consent, that the Merger will be accounted for as a "purchase" under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have an adverse effect on HOME or FCAP pursuant to the Merger.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of HOME in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of HOME Common Stock should vote with respect to such transaction.

Hometown Bancshares, Inc.
September 25, 2002
Page Four


     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration pursuant to the Agreement is fair from a financial point of view to the holders of HOME Common Stock.

     Very truly yours,


     DAVID A. NOYES & COMPANY





     By /s/ John C. Reed
       -------------------------
       John C. Reed
       Executive Vice President

                                                                      APPENDIX C

                               INDIANA CODE 23-1-44
                                 DISSENTERS RIGHTS

23-1-44-1.     "Corporation" defined. - As used in this chapter, "corporation"
means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

23-1-44-2.     "Dissenter" defined. - As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.

23-1-44-3.     "Fair Value" defined. - As used in this chapter, "fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

23-1-44-4.     "Interest" defined. - As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

23-1-44-5.     "Record Shareholder" defined. - As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC-23-1-30-4.

23-1-44-6.     "Beneficial Shareholder" defined. - As used in this chapter,
"beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

23-1-44-7.     "Shareholder" defined. - As used in this chapter, "shareholder"
means the record shareholder or the beneficial shareholder.

23-1-44-8.     Shareholder dissent. - (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party if:

               (A) Shareholder approval is required for the merger by IC23-1-40-3 or the articles of incorporation; and

               (B)   The shareholder is entitled to vote on the merger.

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale.

        (4)    The approval of a control share acquisition under IC 23-1-42.

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

        (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

        (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues or a similar market.

(c)     A shareholder:

        (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

        (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.

23-1-44-9.     Dissenters' rights of beneficial shareholder. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

        (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.

23-1-44-10.    Proposed action creating dissenters' rights; notice. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

(b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter.

23-1-44-11.    Proposed action creating dissenters' rights; assertion of
dissenters' rights. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

        (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

        (2) Must not vote the shareholder's shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

23-1-44-12. Dissenters' notice; contents. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.

(b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

        (1) State where the payment demand must be sent and where and when certificates for
                                      C-3
certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

        (5)    Be accompanied by a copy of this chapter.

23-1-44- 13.   Demand for payment and deposit of shares by shareholder. - (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

23-1-44-14.    Uncertificated shares; restriction on transfer; dissenters'
rights. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

23-1-44-15.    Payment to dissenter. - (a) Except as provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

(b)     The payment must be accompanied by:

        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (2) A statement of the corporation's estimate of the fair value of the shares; and

        (3)    A statement of the dissenter's right to demand payment under section 18 of this chapter.

23-1-44-16.    Failure to take action; return of certificates; new action by corporation. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.

23-1-44-17.    Withholding payment by corporation; corporation's estimate of fair value; after-acquired shares. - (a) A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 of this chapter.

23-1-44-18.    Dissenters' estimate of fair value; demand for payment; waiver. -
(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:

        (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

        (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

23-1-44-19.    Court proceeding to determine fair value; judicial appraisal. -
(a) If a demand for payment under IC 23-1-42-11 or under section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)     Each dissenter made a party to the proceeding is entitled to judgment:

        (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

        (2) For the fair value, plus accrued interest, of the dissenter's after- acquired shares for which the corporation elected to withhold payment under section 17 of this chapter.

23-1-44-20.    Costs; fees; attorney fees. - (a) The court in an appraisal proceeding commenced under section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter; or

        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX D

                              FINANCIAL INFORMATION
                                    REGARDING
                            HOMETOWN BANCSHARES, INC.

                                Table of Contents

                                                                                                       Page
Management's Discussion and Analysis of Financial Condition
and Results of Operations for Hometown Bancshares, Inc. ..............................................  D-2

Independent Auditors' Report ......................................................................... D-17

Consolidated Balance Sheets as of December 31, 2001 and 2000 ......................................... D-18

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 2001 and 2000 ....................................................... D-19

Consolidated Statements of Income for the years ended December 31, 2001 and 2000 ..................... D-20

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000 ................. D-21

Notes to Consolidated Financial Statements ........................................................... D-22

Condensed Consolidated Balance Sheet as of September 30, 2002 (unaudited) ............................ D-32

Condensed Consolidated Statement of Changes in Stockholders' Equity for
the nine months ended September 30, 2002 (unaudited) ................................................. D-33

Condensed Consolidated Statements of Income for the nine months ended
September 30, 2002 and 2001 (unaudited) .............................................................. D-34

Condensed Consolidated Statements of Cash Flows for the nine months ended
September 30, 2002 and 2001 (unaudited) .............................................................. D-35

Notes to Condensed Consolidated Financial Statements ................................................. D-36

--------------------------------------------------------------------------------
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Forward Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; risks inherent in originating loans, including prepayment risks, fluctuations in collateral values and changes in customer profiles; the rate of loan charge offs and the level of the provision for loan losses; and changes in accounting principles.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf by its authorized officers. The Company assumes no obligation to update any forward-looking statements.

General

Hometown Bancshares, Inc. (the Company) is the parent to its wholly owned subsidiary, Hometown National Bank (the Bank), a commercial bank offering a variety of banking services to individuals and business customers through its two offices in southern Indiana. The Company has no income other than that generated by the Bank. The Bank's primary business is attracting deposits from the general public and using those funds to originate loans. The Bank's lending activity includes one-to-four family and multi-family residential, commercial real estate, commercial business and consumer loans. The Bank invests excess liquidity primarily in interest bearing deposits with other banks and federal funds sold.

Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Company and the Bank. The information contained in this section should be read in conjunction with the consolidated financial statements and the accompanying notes to consolidated financial statements included elsewhere in this Appendix D.

Operating Strategy

The Bank's results of operations depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits. The Bank's net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the intended actions of the regulatory authorities.

The Bank's business strategy is to operate as a community-oriented full service commercial bank. This strategy has been implemented in recent years by attracting retail deposits, emphasizing the origination of commercial real estate and business loans in the Bank's primary market area, originating fixed rate residential real estate mortgage loans for sale in the secondary market, controlling operating expenses, and expanding customer services.

Comparison of Financial Condition at September 30, 2002 and December 31, 2001

Total assets decreased 3.7% from $87.7 million at December 31, 2001 to $84.5 million at September 30, 2002, primarily as a result of decreases in cash and due from banks, interest-bearing deposits with banks and federal funds sold offset by an increase in loans receivable. Excess liquidity in the form of interest-bearing deposits with banks and federal funds sold was reduced due to a decrease in deposits and to meet loan growth.

Loans receivable, net, were $55.0 million at December 31, 2001, compared to $58.0 million at September 30, 2002, a 5.5% increase. The growth in the loan portfolio was concentrated in commercial real estate and business loans which increased $3.4 million during the period. Also, home equity and consumer loans increased $602,000 while residential mortgage loans decreased by $707,000 due to customers refinancing at lower market interest rates during the period.

Mortgage loans held for sale increased $4.7 million from $1.4 million at December 31, 2001 to $6.1 million at September 30, 2002. At December 31, 2001, mortgage loans held for sale included one-to-four family residential mortgage loans originated by the bank and held pending sale in the secondary market. At September 30, 2002, mortgage loans held for sale included one-to-four family residential mortgage loans repurchased from a private secondary market investor due to certain underwriting exceptions identified subsequent to the sale of these loans by the Bank in 2001. The Bank holds these loans for sale to another investor or may later transfer the loans to the Bank's portfolio.

Securities available for sale are carried at fair value and consist of federal agency notes and bonds. In 2002, the Bank began to designate debt securities purchases as held available for sale in order to maintain the investment portfolio component of earning assets without sacrificing liquidity. At September 30, 2002, the Bank held securities available for sale with a fair value of $1.8 million.

The investment in securities held-to-maturity, consisting of federal agency mortgage-backed certificates, notes and bonds, and municipal obligations, decreased from $3.7 million at December 31, 2001 to $2.1 million at September 30, 2002 as a result of maturities of $5.4 million and principal payments on mortgage-backed securities of $176,000 offset by purchases of $4.0 million.

Short-term investments, including federal funds sold and interest-bearing deposits with other financial institutions decreased from $20.2 million at December 31, 2001 to $11.4 million at September 30, 2002 as the result of the investment of the excess liquidity in higher yielding loans and the decrease in total deposits.

Cash and due from banks decreased from $4.2 million at December 31, 2001 to $1.8 million at September 30, 2002 due to management's efforts to reduce noninterest-bearing assets while funding loan growth and incurring a decrease in total deposits.

Total deposits decreased $3.6 million, or 4.4%, from $80.3 million at December 31, 2001 to $76.7 million at September 30, 2002. The decrease in deposits included a decrease in the lower cost savings and interest-bearing demand deposit accounts of $9.9 million offset by an increase in noninterest-bearing demand deposit accounts of $925,000 and an increase in certificates of deposit of $5.4 million as customers responded to the lower market interest rates paid on transaction accounts. Interest-bearing demand deposit accounts also decreased as a result of the loss of certain rate sensitive local public deposits.

Total stockholders' equity increased from $7.0 million at December 31, 2001 to $7.4 million at September 30, 2002 as a result of retained net income of $346,000.

Comparison of Financial Condition at December 31, 2001 and 2000

Total assets increased $1.3 million or 1.5% from $86.4 million at December 31, 2000 to $87.7 million at December 31, 2001, primarily as a result of the growth in loans, which was funded primarily by maturities of investment securities and the proceeds of a rights offering to stockholders, offset by an increase in short-term investments.

Loans receivable, net, were $47.7 million at December 31, 2000, compared to $55.0 million at December 31, 2001, a 15.3% increase. Commercial real estate mortgage loans, including commercial real estate construction loans, increased $7.5 million from 2000 to 2001 and commercial business loans increased $1.8 million during the same period. At December 31, 2001, commercial business loans were $28.3 million or 49.4% of the total loan portfolio compared to 54.4% at December 31, 2000. Total mortgage loans were $25.0 million or 43.7% of the total portfolio compared to $18.0 million or 36.9% at December 31, 2000. Consumer loans decreased from $4.2 million at December 31, 2000 to $4.0 million at December 31, 2001. During 2001, the Bank continued to emphasize loan growth to provide higher yields as compared to investment securities and short-term investments.

The investment in securities held-to-maturity decreased from $10.7 million at December 31, 2000 to $3.7 million at December 31, 2001 as a result of maturities of $16.7 million and principal payments on mortgage-backed securities of $186,000 offset by purchases of $9.9 million. Maturing held to maturity securities were not replaced as management provided for liquidity through interest-bearing deposits with banks and emphasized loan portfolio growth.

Short-term investments, including federal funds sold and interest-bearing deposits with other financial institutions increased $3.4 million from $16.8 million at December 31, 2000 to $20.2 million at December 31, 2001. Management opted to not replace investment securities maturing during the year in order to increase earning asset liquidity as market interest rates continued to decrease. Management's decision also considered the potential for the loss of certain public deposits as a funding source.

Cash and due from banks decreased from $5.9 million at December 31, 2000 to $4.2 million at December 31, 2001 due to management's efforts to reduce noninterest-bearing cash.

Deposit accounts totaled $80.3 million at December 31, 2001 and 2000. Noninterest-bearing demand deposit accounts increased by $86,000 from December 31, 2000 to December 31, 2001. Savings and interest-bearing demand deposits decreased $9.6 million during the same period but this decrease was offset by a corresponding increase in time deposit accounts of $9.6 million as customers responded to the decline in market interest rates during the year.

Total stockholders' equity increased from $5.6 million at December 31, 2000 to $7.0 million at December 31, 2001 as a result of retained net income of $481,000 and net proceeds from an issuance of common stock of $989,000.

Comparison of Operating Results for the Nine Months Ended September 30, 2002 and 2001

Net Income. Net income was $346,000 ($1.51 per share, basic) for the nine months ended September 30, 2002 compared to $395,000 ($1.94 per share, basic) for the nine months ended September 30, 2001. The decrease for 2002 compared to 2001 resulted primarily from the provision for loan losses and a decrease in noninterest income offset by an increase in net interest income and a decrease in noninterest expenses.

Net Interest Income. Net interest income increased 16.1% from $1.6 million for the nine months ended September 30, 2001 to $1.8 million for the nine months ended September 30, 2002. The increase was primarily due to a decrease in the average cost of funds in 2002 compared to 2001 partially offset by a decrease in the average yield on interest-earning assets. The Bank's net interest rate spread increased from 2.29% for the nine months ended September 30, 2001 to 2.68% for the same period in 2002. This improvement is attributable to a decrease in the average cost of interest-bearing deposits that occurred as higher cost money market deposit and certificates of deposit accounts repriced in the later half of 2001.

Total interest income decreased $691,000, or 15.4%, to $3.8 million for the nine months ended September 30, 2002 compared to $4.5 million in the prior year as a result of a lower yield on interest-earning assets. Interest on loans receivable decreased $229,000 as a result of lower market interest rates in 2002 despite an increase in the average balance of loans outstanding during the period. The average balance of interest-earning assets increased from $78.8 million in 2001 to $80.6 million in 2002. The average yield on interest-earning assets decreased from 7.62 % in 2001 to 6.30 % in 2002 due to the repricing of interest earning assets following the decline in market rates during 2001. During 2001, the Federal Reserve Bank lowered the discount rate by 4.75%. At December 31, 2001, $44.7 million or 78% of the total loan portfolio was subject to repricing at lower rates within one year due to maturity or floating or adjustable rate terms of the loans. Also, loan refinancings triggered by lower market interest rates have reduced the loan portfolio average yield.

Total interest expense decreased $943,000, or 32.3%, to $2.0 million for 2002 compared to $2.9 million for 2001 due to a decrease in the average cost of funds and a decrease in the average balance of interest-bearing deposits. The average balance of interest-bearing deposits was $72.8 million for 2002 compared to $73.1 for 2000. The average cost of funds decreased from 5.33 % in 2001 to 3.62 % in 2002 as a result of the lower market interest rates.

Provision for loan losses. The provision for loan losses was $329,000 for the nine-month period ended September 30, 2002 compared to $65,000 for the same period in 2001. During 2002, net loans receivable increased by $3.0 million primarily due to increases in commercial real estate, commercial business and consumer loans. Commercial and consumer loans have an inherently higher degree of credit risk than residential mortgage loans. The Bank's high percentage of commercial business loans indicates its loan portfolio has a higher degree of inherent risk. The application of management's allowance methodology resulted in an increase in the provision for loan losses due to the increase in commercial and consumer loans, net charge-offs during the nine months ended September 30, 2002 of $247,000 compared to $6,000 for the same period in 2001 and an increase in nonperforming loans from $250,000 at September 30, 2001 to $1.2 million at September 30, 2002.

Provisions for loan losses are charges to earnings to maintain the total allowance for loan losses at a level considered reasonable by management to provide for probable known and inherent loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains the allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

The methodology used in determining the allowance for loan losses includes segmenting the loan portfolio by identifying risk characteristics common to groups of loans, determining and measuring impairment of individual loans based on the present value of expected future cash flows or the fair value of collateral, and determining and measuring impairment for groups of loans with similar characteristics by applying loss factors that consider the qualitative factors which may affect the loss rates.

The allowance for loan losses was $543,000 at September 30, 2002. Management considers the allowance adequate based on its risk analysis. At September 30, 2002 nonperforming loans totaled $1.2 million, compared to $250,000 at September 30, 2001. The increase in nonperforming loans experienced since the third quarter of 2001 is primarily due to prevailing market conditions. Included in nonperforming loans at September 30, 2002 are loans over 90 days past due secured by one-to-four family residential real estate in the amount of $295,000, commercial business loans amounting to $674,000 and consumer loans of $20,000. These loans are accruing interest as the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery.

Non-interest income. Non-interest income decreased $174,000 or 33.7% to $343,000 for the nine months ended September 30, 2002 compared to $517,000 for the nine months ended September 30, 2001. The decrease is primarily the result of a decrease in gains on sale of mortgage loans offset by an increase in service charges on deposit accounts. Service charges on deposit accounts increased $84,000 for 2002 compared to 2001 due to an increase in the fees charged on overdrawn accounts and management's efforts to collect these fees. Gains on sale of mortgage loans decreased 221,000 as the Bank originated and sold fewer loans in the secondary market due to employee turnover in the mortgage banking department.

Non-interest expenses. Non-interest expenses decreased by $117,000 for the nine months ended September 30, 2002 compared to the same period in 2001 primarily due to a decrease in compensation and benefits during 2002. Compensation and benefits expense decreased $145,000 primarily due to a decrease in commission compensation paid to employees in the mortgage banking department resulting from a decrease in origination volume. Occupancy and equipment costs have increased $16,000 in 2002 compared to 2001 as a result of an increase in property tax assessments for the branch office which opened in 2000 and the land purchased in 2001 for an additional branch location. Other noninterest expenses also increased by $11,000 from 2002 to 2001 due to increases in data processing expenses, regulatory assessments, professional fees and loan department expenses.

Income tax expense. Income tax expense for the nine months ended September 30, 2002 was $210,000, compared to $229,000 for the same period in 2001. The effective tax rate for 2002 was 37.7% compared to 36.7% for 2001.

Comparison of Operating Results for the Years Ended December 31, 2001 and 2000

Net Income. Net income was $481,000 ($2.32 per share, basic) for the year ended December 31, 2001 compared to $520,000 ($2.60 per share, basic) for the year ended December 31, 2000. The decrease was primarily due to a decrease in net interest income and an increase in noninterest expenses for 2001.

Net Interest Income. Net interest income for 2001 was $2.1 million for both of the years ended December 31, 2001 and 2000. Net interest income remained consistent over both years due to decreases in the average yield on interest-earning assets and average cost of funds despite an increase in the average balance of interest-earning assets and interest-bearing liabilities.

Total interest income increased $326,000 for 2001 compared to the prior year as a result of an increase in average interest- earning assets offset by a lower yield on interest-earning assets. Total interest income on loans increased $453,000 as a result of a higher average balance in 2001 and interest on investment securities decreased $331,000 primarily as a result of a lower average balance in 2001. Interest income on federal funds sold and interest-bearing deposits with banks increased $203,000 from 2001 to 2002 due to a higher average balance as maturing securities were invested in overnight deposits.

Total interest expense increased $359,000 to $3.7 million for 2001 compared to $3.4 million for 2000 due to an increase in the in the average balance of deposits offset by a decrease in the average cost of funds.

The average yield on total interest-earnings assets decreased from 8.33% in 2000 to 7.24 % in 2001 while the average cost of interest-bearing liabilities decreased from 5.59 % in 2000 to 5.06 % in 2001 due to the decline in market interest rates. The average balance of total interest-earning assets increased from $65.8 million for the year ended December 31, 2000 to $80.2 million for 2001. The average balance of total interest-bearing liabilities was $60.2 million for 2000 compared to $73.6 million for 2001. For further information see "Average Balance Sheets" below. The changes in interest income and interest expense resulting from changes in volume and changes in rates for 2002 and 2001 are shown in the schedule captioned "Rate/Volume Analysis" included herein.

Provision for loan losses. The provision for loan losses was $106,000 for the year ended December 31, 2001 compared to $132,000 for 2000. Loans outstanding increased $7.3 million and $8.3 million during 2001 and 2000, respectively. Management made provisions for loan losses in 2001 and 2000 given this loan portfolio growth and net charge-offs of $61,000 during the year ended December 31, 2001 and $37,000 for the year ended December 31, 2000.

The allowance for loan losses was $461,000 million at December 31, 2001 compared to $416,000 at December 31, 2000. Management has deemed these amounts as adequate on those dates based on its risk analysis. At December 31, 2001, nonperforming loans totaled $731,000, compared to $113,000 at December 31, 2000. Included in nonperforming loans at December 31, 2001 are loans over 90 days past due secured commercial real estate in the amount of $350,000 and consumer loans of $35,000. These loans are accruing interest as the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery.

Non-interest income. Non-interest income increased 3.3% to $647,000 for the year ended December 31, 2001 compared to $626,000 for the year ended December 31, 2000. The increase is primarily the result of increases in service charges on deposit accounts and gains on the sale of mortgage loans offset by a decrease in mortgage brokerage commission income for 2001. Service charges on deposit accounts increased $47,000 for 2001 compared to 2000 due to the growth in transaction accounts during 2001. The gains on sale of mortgage loans increased $134,000 as compared to the prior year due to an increase in the volume of mortgage loans originated for sale in the secondary market.

Non-interest expense. Non-interest expense increased by $74,000 for 2001 compared to 2000. The increase results primarily from increases in occupancy and equipment expenses and other operating expenses. Occupancy and equipment costs increased $38,000 in 2001 compared to 2000 primarily as a result of the opening of a new full-service branch office in late 2000. Other operating expenses increased $34,000 for 2001 compared to 2000 due to increases in bank regulatory assessments, data processing and automated teller machine processing costs and correspondent banking fees.

Income tax expense. Income tax expense for the year ended December 31, 2001 was $276,000, compared to $296,000 for the same period in 2000. The effective tax rate for 2001 was 36.5% compared to 36.3% for 2000.

Liquidity and Capital Resources

The Bank's primary sources of funds are deposits and proceeds from loan repayments and prepayments, and from the sale and maturity of securities. The Bank may also borrow from correspondent banks or the Federal Home Loan Bank of Indianapolis. While loan repayments and maturities and sales of securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, general economic conditions and competition. At September 30, 2002, the Bank had cash and interest-bearing deposits with banks of $5.1 million, federal funds sold of $8.1 million and securities available for sale with a fair value of $1.8 million. Also, the Bank's deposits provide a relatively stable funding base as the deposits are derived from the Bank's service area.

The Bank's primary investing activity is the origination of commercial real estate and business loans and, to a lesser extent, one-to-four family mortgage loans, consumer, multi-family, and residential construction loans. The Bank also invests in U.S. government and agency securities and Indiana municipal obligations.

The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. At December 31, 2001, the Bank had total commitments to extend credit of $10.2 million. See Note 9 of Notes to Consolidated Financial Statements. At December 31, 2001, the Bank had certificates of deposit scheduled to mature within one year of $46.1 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature.

The Bank is required to maintain specific amounts of capital pursuant to regulatory requirements. As of September 30, 2002, the Bank was in compliance with all effective regulatory capital requirements. The Bank's regulatory capital ratios at September 30, 2002 and December 31, 2001 are presented in the following table.

                                                        September 30, 2002     December 31, 2001
                                                        ------------------     -----------------
           (Dollars in thousands)                        Amount     Ratio      Amount     Ratio
                                                         ------     -----      ------     -----
           Total Capital (to Risk Weighted Assets)       $7,809     12.1%      $7,480     12.2%

           Tier I Capital (to Risk Weighted Assets)      $7,266     11.2%      $7,019     11.4%

           Tier I Capital (to Average Assets)            $7,266      8.6%      $7,020      8.2%

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this report have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of the financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the financial institutions performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                             AVERAGE BALANCE SHEETS

  The following table sets forth certain information for the periods indicated regarding average balance of assets and liabilities as well as the total dollar amounts of interest income from average interest-earnings assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average historical cost balances of assets or liabilities, respectively, for the periods presented and do not give effect to changes in fair value that are included as a separate component of stockholders' equity. Average balances are derived from daily balances.

                                                                                  Year ended December 31,
                                                         -------------------------------------------------------------------------
                                                                         2001                                   2000
                                                         ------------------------------------   ----------------------------------
                                                                                     Average                              Average
                                                                                     -------                              -------
(Dollars in thousands)                                     Average                    Yield/       Average                 Yield/
                                                           -------                    ------       -------                 ------
                                                           Balance      Interest       Cost        Balance     Interest     Cost
                                                           -------      --------       ----        -------     --------     ----
Interest-earnings assets:
  Loans receivable (1)                                    $  55,360     $   4,699       8.49%     $  46,182    $   4,246     9.19%
  Investment securities:
    Taxable (2)                                               5,871           364       6.20%        10,741          693     6.45%
    Tax-exempt (3)                                              287            27       9.41%           299           29     9.70%
                                                          -----------------------                 ----------------------
      Total investment securities                             6,158           391       6.35%        11,040          722     6.54%
                                                          -----------------------                 ----------------------

  Federal funds sold                                         12,659           507       4.01%         7,569          463     6.12%
  Interest-bearing deposits with banks                        6,049           214       3.54%         1,050           55     5.24%
                                                          -----------------------                 ----------------------
    Total interest-bearing assets                            80,226         5,811       7.24%        65,841        5,486     8.33%
                                                          -----------------------                 ----------------------

Noninterest-earning assets                                    3,119                                   3,058
                                                          ----------                              ----------
    Total assets                                          $  83,345                               $  68,899
                                                          ==========                              ==========

Interest-bearing liabilities:
  Savings and interest-bearing demand deposits            $  22,935     $     675       2.94%     $  24,192    $   1,168     4.83%
  Time deposits                                              50,712         3,048       6.01%        35,871        2,190     6.11%
                                                          -----------------------                 ----------------------
    Total deposits                                           73,647         3,723       5.06%        60,063        3,358     5.59%
                                                          -----------------------                 ----------------------

  Federal funds purchased                                         -             -                        73            5     6.85%
  FHLB advances                                                   -             -                        22            1     4.55%
                                                          -----------------------                 ----------------------
    Total interest-bearing liabilities                       73,647         3,723       5.06%        60,158        3,364     5.59%
                                                          -----------------------                 ----------------------

Noninterest-bearing liabilities:
  Noninterest-bearing deposits                                3,355                                   3,055
  Other liabilities                                              43                                     381
                                                          ----------                              ----------
    Total liabilities                                        77,045                                  63,594
Stockholders' equity                                          6,300                                   5,305
                                                          ----------                              ----------
  Total liabilities and stockholders' equity              $  83,345                               $  68,899
                                                          ==========                              ==========

Net interest income                                                     $   2,088                              $   2,122
                                                                        =========                              =========

Interest rate spread                                                                    2.18%                                2.74%
                                                                                    ========                             ========

Net interest margin                                                                     2.60%                                3.22%
                                                                                    ========                             ========

Ratio of average interest-earnings assets
  to average interest-bearing liabilities                                             108.93%                              109.45%
                                                                                    ========                             ========

(1)  Average loans receivable includes nonperforming loans.
(2) Includes taxable debt and equity securities and Federal Home Loan Bank and Federal Reserve Bank stock.
(3) Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 34%.

--------------------------------------------------------------------------------
                              RATE/VOLUME ANALYSIS
--------------------------------------------------------------------------------

     The following table sets forth the effects of changing rates and volumes on net interest income and interest expense. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) effects attributable to changes in rate and volume (change in rate multiplied by changes in volume). Tax exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 34%.

                                                                  2001 Compared to 2000
                                                                Increase (Decrease) Due to
                                                    ------------------------------------------------------
                                                                                   Rate/
                                                     Rate          Volume         Volume           Net
                                                    -------       ---------      ---------       ---------
                                                                       (In thousands)
Interest-earning assets:
   Loans receivable                                 $ (323)       $    840       $    (64)       $    453
   Investment securities:
      Taxable                                          (27)           (314)            12            (329)
      Tax-exempt                                        (1)             (1)             -              (2)
                                                    ------------------------------------------------------
         Total investment securities                   (28)           (315)            12            (331)
                                                    ------------------------------------------------------

   Federal funds sold                                 (160)            311           (107)             44
   Interest-bearing deposits with banks                (18)            262            (85)            159
                                                    ------------------------------------------------------
     Total net change in income
       on interest-earning assets                     (529)          1,098           (244)            325
                                                    ------------------------------------------------------

Interest-bearing liabilities:
   Interest-bearing deposits                          (318)            755            (72)            365
   Retail repurchase agreements                         (5)             (5)             5              (5)
   FHLB advances                                        (1)             (1)             1              (1)
                                                    ------------------------------------------------------
     Total net change in expense
       on interest-bearing liabilities                (324)            749            (66)            359
                                                    ------------------------------------------------------

     Net change in net interest income              $ (205)       $    349       $   (178)       $    (34)
                                                    ======================================================

Loan Portfolio Analysis

The following table sets forth the composition of the Bank's loan portfolio as of the dates indicated.

                                                                               At December 31,
                                                      --------------------------------------------------------------
                                                                   2001                              2000
                                                      ----------------------------        --------------------------
                                                         Amount         Percent             Amount         Percent
                                                      ------------     -----------        -----------     ----------
                                                                         (Dollars in thousands)
Mortgage Loans:
   Residential (1)                                    $     11,008          19.20%        $    11,107         22.78%
   Land                                                         28           0.05%                 50          0.10%
   Residential construction                                  1,192           2.08%              1,479          3.04%
   Commercial real estate                                    7,172          12.52%              5,326         10.93%
   Commercial real estate construction                       5,622           9.81%                  -             -
                                                      ------------     -----------        -----------     ----------
     Total mortgage loans                                   25,022          43.66%             17,962         36.85%
                                                      ------------     -----------        -----------     ----------

Consumer Loans:
   Automobile and boat loans                                 1,967           3.43%              1,819          3.73%
   Other (2)                                                 1,986           3.47%              2,425          4.98%
                                                      ------------     -----------        ------------    ----------
     Total consumer loans                                    3,953           6.90%              4,244          8.71%
                                                      ------------     -----------        ------------    ----------

Commercial business loans                                   28,331          49.44%             26,524         54.44%
                                                      ------------     -----------        -----------     ----------

     Total loans                                            57,306         100.00%             48,730        100.00%
                                                      ------------     ===========        -----------     ==========

   Due to borrowers on loans in process                     (1,943)                              (707)
   Deferred loan fees net of direct costs                       60                                 49
   Allowance for loan losses                                  (461)                              (416)
                                                      ------------                        -----------

     Total loans receivable, net                      $     54,962                        $    47,656
                                                      ============                        ===========

(1) Includes conventional one- to four- family and multi-family residential loans.
(2)  Includes secured and unsecured personal loans.

A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

Commercial business loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment ability and low debt to worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, sophisticated initial and continuing financial analysis of a borrower's financial information is required. Commercial business loans comprised 49.4% and 54.4% of the Bank's loan portfolio at December 31, 2001 and 2000, respectively.

Residential construction loans consist of financing the construction of 1-4 family dwellings. Usually, loan to cost ratios are limited to 80% and permanent financing commitments are required prior to the advancement of loan proceeds. At December 31, 2001, residential construction loans totaled $1.2 million or 2.1% of total loans. Commercial real estate construction loans consist of financing the construction and development of land for commercial use. At December 31, 2001, commercial real estate construction loans totaled $5.6 million or 9.8% or total loans.

Loans secured by real estate mortgages comprised 43.7% and 36.9% of the Bank's loan portfolio at December 31, 2001 and 2000, respectively. Residential real estate loans consist primarily of first mortgages on single-family homes, with some multi-family loans. Loan-to-value ratios for these instruments are generally limited to 80%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 75%. The repayment of both residential and commercial real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Loan Maturity and Repricing

The following table sets forth certain information at December 31, 2001 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances represent gross loans outstanding and do not reflect undisbursed loan proceeds, deferred loan fees and costs and the allowance for loan losses.

                                                                    After      After      After        After
                                                                  One Year    3 Years    5 Years     10 Years
                                                        Within     Through    Through    Through      Through     After
                                                       One Year    3 Years    5 Years   10 Years     15 Years   15 Years     Total
                                                                                        (In thousands)
Mortgage Loans:
   Residential                                        $   2,176   $  1,692   $  1,032   $  1,554     $  1,532   $  3,022   $ 11,008
   Commercial real estate and land loans                  3,056      1,461        825      1,137          447        274      7,200
   Residential construction                               1,192          -          -          -            -          -      1,192
   Commercial real estate construction                    5,622          -          -          -            -          -      5,622
Consumer Loans                                            1,915      1,553        478          7            -          -      3,953
Commercial business                                      12,988      5,807      3,514      2,710        1,897      1,415     28,331
                                                      -----------------------------------------------------------------------------
   Total gross loans                                  $  26,949   $ 10,513   $  5,849   $  5,408     $  3,876   $  4,711   $ 57,306
                                                      =============================================================================

                                                        Fixed             Floating or
                                                        Rates          Adjustable Rates
                                                        -----          ----------------
                                                             (In thousands)
Mortgage Loans:
   Residential                                        $   1,739           $   7,093
   Commercial real estate and land loans                  1,289               2,855
   Residential construction                                   -                   -
   Commercial real estate construction                        -                   -
Consumer Loans                                            1,986                  52
Commercial business                                       7,583               7,760
                                                      -----------------------------
   Total gross loans                                  $  12,597           $  17,760
                                                      =============================

Nonperforming assets
The following table sets forth information with respect to the Bank's nonperforming assets for the periods indicated.

                                                             At September 30,        At December 31,
                                                                                 ----------------------
                                                                  2002            2001           2000
                                                                  ----            ----           ----
                                                                        (In thousands)
Loans accounted for on a nonaccrual basis:
     Residential real estate                                 $            29     $    62       $      -
     Commercial real estate                                                -           -              -
     Commercial business                                                   -         157              -
     Consumer                                                             38         127            106
                                                             ---------------     ----------------------
       Total                                                              67         346            106
                                                             ---------------     ----------------------

Restructured loans                                                        99           -              -

Loans past due 90 days still on accrual:
     Residential real estate                                             295           -              -
     Commercial real estate                                                -         350              -
     Commercial business                                                 674           -              -
     Consumer                                                             20          35              7
                                                             ---------------     ----------------------
       Total                                                             989         385              7
                                                             ---------------     ----------------------

Foreclosed real estate, net                                               95           -              -
                                                             ---------------     ----------------------

 Total nonperforming assets                                  $         1,250     $   731       $    113
                                                             ===============     ======================

Total nonperforming loans to net loans                                  1.99%       1.33%          0.24%

Total nonperforming loans to total assets                               1.37%       0.83%          0.13%

Total nonperforming assets to total assets                              1.48%       0.83%          0.13%

The increase in nonperforming loans is primarily due to prevailing economic conditions. When a loan is 90 days past due as to interest or principal or there is serious doubt as to collectibility, the accrual of interest income is generally discontinued unless the estimated value of collateral is sufficient to assure collection of the principal balance and accrued interest. Previously accrued interest on loans placed in a nonaccrual status is reversed against current income, and subsequent interest income is recognized when received. When the collectibility of a significant amount of principal is in doubt, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses and any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery of the amount charged-off. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

Classified Assets

The Bank as a federally-insured financial institution is subject to various regulatory policies regarding problem assets. The policies require the Bank to review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal regulators have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss.

Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as a regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Bank on a quarterly basis.

Statement on Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or if expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is classified as impaired by management when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the terms of the loan agreement.

If the fair value, as measured by one of these methods, is less than the recorded investment in the impaired loan, the Bank establishes a valuation allowance with a provision charged to expense. Management reviews the valuation of impaired loans on a quarterly basis to consider changes due to the passage of time or revised estimates. Assets that do not expose the Bank to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. See Note 4 to "Notes to Consolidated Financial Statements" for additional information regarding impaired loans.

An insured institution is required to establish and maintain an allowance for loan losses at a level that is adequate to absorb estimated credit losses associated with the loan portfolio, including binding commitments to lend. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities. When an insured institution classifies problem assets as "loss," it is required either to establish an allowance for losses equal to 100% of the amount of the assets, or charge off the classified asset. The Bank reviews quarterly the loan portfolio to determine whether any loans require classification in accordance with applicable regulations.

The following is a summary of classified assets and the allocation of the allowance for loan losses at the dates indicated.

                               At September 30,             At December 31,
                               ----------------           -------------------
                                     2002                   2001       2000
                                     ----                   ----       ----
                                                   (In thousands)

Classified assets:
  Loss                          $      14              $     -   $       -
  Doubtful (impaired)                 593                  252         106
  Substandard                          36                   94           -

General loss allowances:
  Impaired loans                      163                   60          41
  Other                               380                  401         375

Foreclosed Real Estate

Foreclosed real estate held for sale is carried at the lower of fair value minus estimated costs to sell, or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to noninterest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net income from operations of foreclosed real estate held for sale is reported in noninterest income. At September 30, 2002 the Bank had foreclosed real estate totaling $95,000.

Allowance for Loan Losses

Management evaluates the adequacy of the allowance for losses on loans each year based on estimated losses on specific loans and other procedures, including a review of all loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated market value of the underlying collateral of problem loans, prior loss experience, economic conditions and overall portfolio quality. These provisions for losses are charged against earnings in the year they are established. The allowance for loan losses at September 30, 2002 was $543,000 or 0.93% of total loans outstanding, compared with $461,000 or 0.80% of total loans outstanding, at December 31, 2001. Management's estimate of specific and inherent credit losses in the loan portfolio as described above is intended to provide a reasonable allowance for loan losses applicable to all loan categories. The allowance for loan losses as a percentage of total loans outstanding as of the end of a given period represents an estimated loss percentage for the total loan portfolio and a general measure of adequacy. However, in accordance with generally accepted accounting principles (GAAP), management assigns an estimated loss percentage or a range of loss to each loan category in estimating the total allowance for loan losses. Management's estimate also includes specifically identified loans having potential losses. It is management's assessment that the allowance for loan losses at September 30, 2002 and December 31, 2001 and 2000 was adequate and represents a reasonable estimate of the specific and inherent credit losses consistent with the composition of the loan portfolio and credit quality trends.

Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of that factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

Allowance for Loan Losses Analysis

The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated

                                                        Year Ended December 31,
                                                         ---------------------
                                                             2001     2000
                                                             ----     ----
                                                         (Dollars in thousands)

 Allowance at beginning of period                        $     416   $     322
 Provision for loan losses                                     106         132
                                                         ---------------------
                                                               522         454
                                                         ---------------------
 Recoveries:
    Residential real estate                                      -           -
    Commercial business                                          -           -
    Consumer                                                     3          17
                                                         ---------------------
      Total recoveries                                           3          17
                                                         ---------------------
 Charge-offs:
    Residential real estate                                      -           -
    Commercial business                                          -           -
    Consumer                                                    64          55
                                                         ---------------------
      Total charge-offs                                         64          55
                                                         ---------------------
      Net (charge-offs) recoveries                             (61)        (38)
                                                         ---------------------

 Balance at end of period                                $     461   $     416
                                                         =====================

 Ratio of allowance to total loans outstanding at
    the end of the period                                     0.80%       0.85%

 Ratio of net charge-offs (recoveries) to average
    loans outstanding during the period                       0.11%       0.08%


The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                                            December 31,
                                                       ------------------------------------------------
                                                                 2001                      2000
                                                                 ----                      ----
                                                       -------------------------- ---------------------
                                                               Percent of                    Percent of
                                                                Loans in                      Loans in
                                                                Category                      Category
                                                                to Total                      to Total
                                                       Amount    Loans            Amount       Loans
                                                       ------    -----            ------       -----
                                                                 (Dollars in thousands)
Residential real estate (1)                            $   18     21.28%          $   14         25.82%
Commercial real estate and land loans (2)                   9     22.38%               3         11.03%
Commercial business                                       288     49.44%             250         54.44%
Consumer                                                  146      6.90%             149          8.71%
Unallocated                                                 -        --                -            --
                                                       ----------------           ---------------------
   Total allowance for loan losses                     $  461    100.00%          $  416        100.00%
                                                       ================           =====================

--------------------------------------------------------------------------------
(1)  Includes residential construction loans.
(2)  Includes commercial real estate construction loans.

Securities Analysis
  The following table sets forth the securities portfolio at the dates indicated.

                                                                                 At December 31,
                                            ----------------------------------------------------------------------------------------
                                                               2001                                           2000
                                            -------------------------------------------  -------------------------------------------
                                                                              Weighted                                     Weighted
                                                Fair  Amortized  Percent of   Average         Fair   Amortized Percent of  Average
                                                ----  ---------  ----------   -------         ----   --------- ----------  -------
                                               Value    Cost      Portfolio  Yield (2)       Value     Cost     Portfolio Yield (2)
                                               ------   ----      ---------  ---------       ------    ----     --------- ---------
                                                                             (Dollars in thousands)
SECURITIES HELD TO MATURITY (1)
-------------------------------
Debt securities:
  U.S. Agency:
    Due in one year or less                  $      -  $      -      0.00%     0.00%       $    990   $    990     9.22%    6.12%
    Due after one year through five years         544       500     13.42%     7.10%          8,973      9,000    83.84%    6.41%
    Due after five years through ten years      1,007     1,000     26.85%     6.22%              -          -        -        -
    Due after ten years                         1,407     1,396     37.49%     6.67%              -          -        -        -

  Municipal
    Due in one year or less                        18        17      0.46%     9.83%             11         11     0.10%    9.85%
    Due after one year through five years          88        87      2.34%     9.05%             83         79     0.74%    9.82%
    Due after five years through ten years        152       150      4.03%     9.00%            150        142     1.32%    9.82%
    Due after ten years                            31        31      0.83%     6.67%             68         65     0.61%    9.79%

  Mortgage-backed securities  (3)                 544       543     14.58%     7.10%            442        448     4.17%    6.43%
                                            --------------------------------              --------------------------------

                                             $  3,791  $  3,724    100.00%                 $ 10,717   $ 10,735   100.00%
                                            ================================              ================================

--------------------------------------------------------------------------------
(1) Securities  held to maturity are carried at amortized cost.
(2) Yields are calculated on a fully taxable equivalent basis using a marginal federal income tax rate of 34%.
(3) The expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalty.





Maturities of Time Deposits
The following table presents the maturity distributions of time deposits of $100,000 or more as of December 31, 2001.

                        Maturity Period              Balance
                        ---------------              -------
                                                 (In thousands)

              Three months or less                $      4,258
              Three through six months                   3,897
              Six through twelve months                  8,570
              Over twelve months                         2,085
                                                  ------------
                 Total                            $     18,810
                                                  ============

                          [LETTERHEAD OF MONROE SHINE]



                          Independent Auditors' Report



Board of Directors and Stockholders
Hometown Bancshares, Inc.
New Albany, Indiana

We have audited the accompanying consolidated balance sheets of Hometown Bancshares, Inc. and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hometown Bancshares, Inc. and Subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Monroe Shine



January 30, 2002

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                              2001                2000
                                                                              ----                ----
ASSETS
  Cash and due from banks                                               $    4,189,377      $   5,876,723

  Interest-bearing deposits with banks                                       7,648,817            599,506

  Securities held to maturity (fair value of $3,791,045 in 2001;
    $10,717,450 in 2000)                                                     3,723,896         10,734,678

  Federal funds sold                                                        12,583,000         16,202,000

  Loans held for sale                                                        1,411,427          2,173,187

  Loans                                                                     55,423,082         48,071,693
  Less allowance for loan losses                                               460,603            416,062
                                                                        ---------------------------------
      Net loans                                                             54,962,479         47,655,631
                                                                        ---------------------------------

  Federal Reserve Bank stock, at cost                                          150,000            150,000
  Federal Home Loan Bank stock, at cost                                        200,000            200,000
  Premises and equipment                                                     2,346,574          2,155,248
  Accrued interest receivable                                                  365,782            548,238
  Other assets                                                                 133,211            115,444
                                                                        ---------------------------------

      Total Assets                                                      $   87,714,563      $  86,410,655
                                                                        =================================

LIABILITIES
  Deposits:
    Noninterest-bearing                                                 $    3,421,473      $   3,335,806
    Interest-bearing                                                        76,850,828         76,926,932
                                                                        ---------------------------------
      Total deposits                                                        80,272,301         80,262,738

  Accrued interest payable                                                     326,569            353,387
  Other liabilities                                                             81,497            229,502
                                                                        ----------------------------------
      Total Liabilities                                                     80,680,367         80,845,627
                                                                        ---------------------------------

STOCKHOLDERS' EQUITY
  Preferred stock without par value,
    Authorized 25,000 shares; none issued                                            -                  -
  Common stock without par value,
    Authorized 900,000 shares; issued 229,550 shares
       (200,000 shares issued in 2000)                                       5,972,715          4,984,197
  Retained earnings                                                          1,061,481            580,831
                                                                        ---------------------------------
      Total Stockholders' Equity                                             7,034,196          5,565,028
                                                                        ---------------------------------

      Total Liabilities and Stockholders' Equity                        $   87,714,563      $  86,410,655
                                                                        =================================

see notes to consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                   Common        Retained
                                                                                   Stock         Earnings          Total
Balance at January 1, 2000                                                     $  4,984,197    $     60,853    $  5,045,050

Net income                                                                                -         519,978         519,978
                                                                               --------------------------------------------

Balance at December 31, 2000                                                      4,984,197         580,831       5,565,028

Net income                                                                                -         480,650         480,650

Issuance of 29,550 shares of common stock                                           988,518               -         988,518
                                                                               --------------------------------------------

Balance at December 31, 2001                                                   $  5,972,715    $  1,061,481    $  7,034,196
                                                                               ============================================

See notes to consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                 2001                2000
                                                                                 ----                ----
INTEREST INCOME
  Loans, including fees                                                   $   4,699,008        $  4,245,500
  Securities:
   Taxable                                                                      340,390             670,959
   Tax-exempt                                                                    17,631              19,022
  Dividends                                                                      23,867              22,438
  Federal funds sold                                                            507,396             463,194
  Interest-bearing deposits in banks                                            214,152              54,948
                                                                          ---------------------------------
      Total interest income                                                   5,802,444           5,476,061
                                                                          ---------------------------------

INTEREST EXPENSE
  Deposits                                                                    3,722,781           3,358,019
  Federal funds purchased                                                           164               6,060
                                                                          ---------------------------------
      Total interest expense                                                  3,722,945           3,364,079
                                                                          ---------------------------------

      Net interest income                                                     2,079,499           2,111,982

  Provision for loan losses                                                     106,000             131,500
                                                                          ---------------------------------
      Net interest income after provision for loan losses                     1,973,499           1,980,482
                                                                          ---------------------------------

NONINTEREST INCOME
  Service charges on deposit accounts                                           207,449             160,029
  Commission income                                                              73,860             242,443
  Net gain on sale of mortgage loans                                            328,979             194,980
  Other income                                                                   36,360              28,333
                                                                          ---------------------------------
      Total noninterest income                                                  646,648             625,785
                                                                          ---------------------------------

NONINTEREST EXPENSE
  Compensation and benefits                                                   1,255,898           1,254,303
  Occupancy expense                                                              84,708              65,121
  Equipment expense                                                              80,533              62,453
  Other expenses                                                                442,253             407,962
                                                                          ---------------------------------
      Total noninterest expense                                               1,863,392           1,789,839
                                                                          ---------------------------------

      Income before income taxes                                                756,755             816,428
      Income tax expense                                                        276,105             296,450
                                                                          ---------------------------------

         Net Income                                                       $     480,650        $    519,978
                                                                          =================================

         Net Income  Per Common Share                                     $        2.32        $       2.60
                                                                          =================================

See notes to consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                         2001                    2000
                                                                                         ----                    ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                      $     480,650          $     519,978
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Deferred income taxes                                                              18,814                 (3,825)
      Depreciation and amortization of premises and equipment                            89,311                 63,225
      Amortization of premium and accretion of discount on
        securities, net                                                                   2,740                 (5,814)
      Mortgage loans originated for sale                                            (18,665,253)            (8,291,259)
      Proceeds from mortgage loan sales                                              19,755,992              6,313,052
      Net gain on sale of mortgage loans                                               (328,979)              (194,980)
      Provision for loan losses                                                         106,000                131,500
      (Increase) decrease in accrued interest receivable                                182,456               (157,785)
      Increase (decrease) in accrued interest payable                                   (26,818)               134,010
      Increase in other assets                                                          (36,581)               (10,319)
      Increase in other liabilities                                                    (148,005)               131,691
                                                                                  ------------------------------------
        Net Cash Provided (Used) By Operating Activities                              1,430,327             (1,370,526)
                                                                                  ------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in interest-bearing deposits with banks                    (7,049,311)             1,766,861
  Net (increase) decrease in federal funds sold                                       3,619,000             (7,210,000)
  Purchase of securities held to maturity                                            (9,879,807)              (500,000)
  Proceeds from maturities of securities held to maturity                            16,702,000                803,000
  Principal payments on mortgage-backed securities                                      185,849                 28,256
  Net increase in loans                                                              (7,412,848)            (8,396,853)
  Purchase of Federal Home Loan Bank stock                                                    -                (77,900)
  Purchase of premises and equipment                                                   (280,637)              (946,547)
                                                                                  -----------------------------------
        Net Cash Used By Investing Activities                                        (4,115,754)           (14,533,183)
                                                                                  ------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in noninterest-bearing deposits                                85,667               (197,642)
  Net increase (decrease) in interest-bearing deposits                                  (76,104)            20,752,937
  Issuance of common stock                                                              988,518                      -
                                                                                  ------------------------------------
        Net Cash Provided By Financing Activities                                       998,081             20,555,295
                                                                                  ------------------------------------

Net Increase (Decrease) in Cash and Due From Banks                                   (1,687,346)             4,651,586

Cash and due from banks at beginning of year                                          5,876,723              1,225,137
                                                                                  ------------------------------------

Cash and Due From Banks at End of Year                                            $   4,189,377          $   5,876,723
                                                                                  ====================================

Supplemental Disclosure of Cash Flow Information:
  Cash payments for:
    Interest                                                                      $   3,749,763          $   3,230,069
    Taxes                                                                               468,850                192,300

See notes to consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations

         Hometown Bancshares, Inc. (the Company) is a one bank holding company of Hometown National Bank (the Bank), a wholly-owned subsidiary. The Company has no operating activities. The Bank provides a variety of commercial banking services to individual and business customers through its two offices in southern Indiana.

         Basis of Consolidation

         The consolidated financial statements include the accounts of the Company and the Bank and have been prepared in accordance with generally accepted accounting principles and conform with general practices in the banking industry. Intercompany balances and transactions have been eliminated.

         Statements of Cash Flows

         The Company has defined cash and cash equivalents as those amounts included in the balance sheet caption "Cash and due from banks."

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

         While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, as an integral part of their examination process, regulatory agencies periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

         Securities Held to Maturity

         Debt securities for which the Bank has the positive intent and ability to hold to maturity are carried at cost, adjusted for amortization of premium and accretion of discount using the interest method over the remaining years to maturity, adjusted for anticipated prepayments.

         Mortgage Loans Held For Sale

         Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. Net unrealized losses are recognized through a valuation allowance by charges to income. The Bank does not retain servicing on loans originated and sold.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(1 - continued)

         Loans

         Loans receivable are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses. The Bank's real estate loan portfolio consists of long-term loans, collateralized by first mortgages on single-family and multi-family residential property located in the southern Indiana area, commercial real estate loans, commercial business and consumer loans.

         The Bank engages in mortgage banking activities including the origination of loans for sale in the secondary market and mortgage loan brokerage. Commission income from brokerage activities is included in noninterest income.

         Loan origination fees and certain direct costs of underwriting and closing loans are deferred and the net deferred loan fee or cost is recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

         The accrual of interest is discontinued on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Bank does not accrue interest on loans past due 90 days or more except when the estimated value of collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed against interest income. Interest income on non-accrual loans is accounted for on the cash basis until the loan is charged off or qualifies for return to accrual status.

         The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent.

         Premises and Equipment

         The Bank uses the straight line method of computing depreciation at rates adequate to amortize the cost of the applicable assets over their estimated useful lives. Items capitalized as part of premises and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(1 - continued)

         Income Taxes

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available for sale securities, allowance for loan losses, accumulated depreciation, and accrued income and expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         Advertising Costs

         Advertising costs are charged to operations when incurred.

         Recent Accounting Pronouncements

         In September 2000, FASB issued SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. The statement replaces SFAS 125, Accounting for Transfers and Servicing Financial Assets and Extinguishments of Liabilities. It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

         The statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The implementation of this standard had no impact on the Company's financial condition or results of operations.

         In June 2001, FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement applies to all entities and the legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The implementation of this standard is not expected to have an impact on the Company's financial condition and results of operations.

         In August 2001, FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and establishes a single financial accounting model for long-lived assets to be disposed of by sale. The statement retains the requirements of SFAS 121 to recognize an impairment loss if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and the fair value of the asset. The implementation of this standard is not expected to have an impact on the Company's financial condition or results of operations.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(2)      RESTRICTION ON CASH AND DUE FROM BANKS

         The Bank is required to maintain reserve balances on hand or with the Federal Reserve Bank which are noninterest-bearing and unavailable for investment. The average amount of those reserve balances for the years ended December 31, 2001 and 2000, were approximately $460,000 and $295,000, respectively.

(3)      DEBT SECURITIES

         Debt securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost and fair value of held to maturity debt securities and the related unrealized holding gains and losses were as follows:

                                                                           Gross           Gross
                                                           Amortized     Unrealized      Unrealized         Fair
                                                             Cost          Gains           Losses          Value
             December 31, 2001:
               Federal agency:
                 Notes and debentures                   $  2,895,496    $   62,569      $       -     $  2,958,065
                 Mortgage-backed securities                  543,400           780              -          544,180
                                                        ----------------------------------------------------------
                                                           3,438,896        63,349              -        3,502,245
               Municipal bonds                               285,000         3,800              -          288,800
                                                        ----------------------------------------------------------

                                                        $  3,723,896    $   67,149      $       -     $  3,791,045
                                                        ==========================================================

             December 31, 2000:
               Federal agency:
                 Notes and debentures                   $  9,990,000    $    5,231      $  31,943     $  9,963,288
                 Mortgage-backed securities                  447,678             -          5,241          442,437
                                                        ----------------------------------------------------------
                                                          10,437,678         5,231         37,184       10,405,725
               Municipal bonds                               297,000        14,725              -          311,725
                                                        ----------------------------------------------------------

                                                        $ 10,734,678    $   19,956      $  37,184     $ 10,717,450
                                                        ==========================================================

         At December 31, 2001, federal agency securities with an amortized cost of $152,654 and a fair value of $152,811 were pledged to secure public deposits and certain borrowings.

         The amortized cost and fair value of debt securities as of December 31, 2001, by contractual maturity, are shown below.


                                                                      Amortized           Fair
                                                                        Cost             Value
             Due in one year or less                               $    17,241       $    17,541
             Due after one year through five years                     586,724           632,555
             Due after five years through ten years                  1,150,607         1,159,121
             Due after ten years                                     1,425,924         1,437,648
                                                                   -----------------------------
                                                                     3,180,496         3,246,865

             Mortgage-backed securities                                543,400           544,180
                                                                   -----------------------------

                                                                   $ 3,723,896       $ 3,791,045
                                                                   =============================

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(4)      LOANS RECEIVABLE

         Loans receivable at December 31, 2001 and 2000 consisted of the following:

                                                                                     2001                2000
                                                                                     ----                ----
             Real estate mortgages:
               Residential                                                      $ 11,007,995        $ 11,107,039
               Commercial real estate and land loans                               7,199,894           5,375,958
               Residential construction                                            1,192,400           1,479,000
               Commercial real estate construction                                 5,622,147                   -
             Commercial loans                                                     28,330,444          26,523,960
             Consumer loans                                                        3,953,027           4,243,084
                                                                                --------------------------------
                                                                                  57,305,907          48,729,041

               Less:   Undisbursed portion of construction loans                  (1,942,917)           (706,790)
               Add:    Net deferred loan fees and costs                               60,092              49,442
                                                                                --------------------------------

                     Total loans                                                $ 55,423,082        $ 48,071,693
                                                                                ================================

         An analysis of the allowance for loan losses is as follows:


                                                        2001             2000
                                                        ----             ----

             Beginning balances                   $    416,062     $    321,732

             Provision for loan losses                 106,000          131,500
             Recoveries                                  2,816           17,860
             Loans charged-off                         (64,275)         (55,030)
                                                  -----------------------------

             Ending balances                      $    460,603     $    416,062
                                                  =============================


         The Bank had loans amounting to approximately $252,000 and $106,000 specifically classified as impaired at December 31, 2001 and 2000, respectively. The average recorded investment in impaired loans amounted to approximately $111,000 and $26,000 for the years ended December 31, 2001 and 2000, respectively. The allowance for loan losses related to impaired loans amounted to approximately $60,000 and $41,000 at December 31, 2001 and 2000, respectively. No interest income was recognized on impaired loans in 2001.

         The Bank has entered into loan transactions with certain directors, officers and their affiliates (related parties). In the opinion of management, such indebtedness was incurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than normal risk of collectibility or present other unfavorable features.

         The following table represents the aggregate activity for related party loans which during the year ended December 31, 2001:


             Beginning balance                              $ 2,803,479
             New loans and advances                           2,822,080
             Payments                                        (2,395,071)
                                                            -----------

             Ending balance                                 $ 3,230,488
                                                            ===========

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(5)  PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                      2001                2000
                                                      ----                ----

        Land and land improvements               $   937,373         $   857,933
        Building and improvements                  1,122,050             975,483
        Furniture and equipment                      548,995             494,365
                                                 -------------------------------
                                                   2,608,418           2,327,781
        Less accumulated depreciation                261,844             172,533
                                                 -------------------------------

          Net book value                         $ 2,346,574         $ 2,155,248
                                                 ===============================

(6)  INCOME TAXES

     The components of income tax expense (credit) were as follows:

                                                      2001               2000
                                                      ----               ----

        Current                                  $   257,291        $   300,275
        Deferred                                      18,814             (3,825)
                                                 ------------------------------

          Totals                                 $   276,105        $   296,450
                                                 ==============================

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 and 1999 were as follows:

                                                                  2001                2000
                                                                  ----                ----
        Deferred tax assets (liabilities):
          Allowance for loan losses                          $   160,246         $   146,364
          Amortizable start-up costs                               2,570              12,808
          Deferred insurance commissions                           2,301               3,013
          Deferred loan origination fees and costs, net          (22,652)            (18,613)
          Depreciation                                           (77,707)            (59,999)
                                                             -------------------------------

              Net deferred tax asset                         $    64,758         $    83,573
                                                             ===============================

     In 2000, the Indiana financial institution tax law was amended to treat resident financial institutions the same as nonresident financial institutions by providing for apportionment of Indiana income based on receipts in Indiana. Receipts for Indiana were defined to exclude receipts from out of state sources and federal government and agency obligations. This change was effective retroactively to January 1, 1999. The provision of income taxes for 2000 includes a credit of $6,069 in recognition of this change.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(6 - continued)

     The reconciliation of the income tax credit with the amount which would have been provided at the federal statutory rate of 34 percent:

                                                                    2001                2000
                                                                    ----                ----
        Provision at statutory rate                              $ 257,297           $ 277,586
        State income tax-net of federal tax benefit                 28,077              28,078
        Change in state tax law-net of federal tax benefit               -              (6,069)
        Tax exempt interest income                                  (5,122)             (5,101)
        Other                                                       (4,147)              1,956
                                                                 -----------------------------

            Total income tax expense                             $ 276,105           $ 296,450
                                                                 =============================


(7)  DEPOSITS

     The aggregate amount of time deposit accounts of $100,000 or more amounted to approximately $18,810,000 and $10,612,000 at December 31, 2001 and 2000,
     respectively.

     At December 31, 2001, scheduled maturities of time deposits were as follows:

        Year ending December 31:

         2001                                                $ 46,069,909
         2002                                                   6,105,749
         2003                                                     569,667
         2004                                                     259,411
         2005 and thereafter                                      102,643
                                                             ------------

           Total                                             $ 53,107,379
                                                             ============

     The Bank held deposits of approximately $2,179,000 and 2,505,000 for related parties at December 31, 2001 and 2000, respectively.

(8)  EMPLOYEE BENEFIT PLAN

     The Bank has a qualified defined contribution plan that allows participating employees to make tax-deferred contributions under Internal Revenue Code Section 401(k).

     The Bank made matching contributions to the plan of $5,434 and $4,487 during 2001 and 2000, respectively.

(9)  COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the balance sheet.

     Commitments under outstanding standby letters of credit totaled $562,204 at December 31, 2001.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(9 - continued)

     The following is a summary of the commitments to extend credit at December 31, 2001 and 2000:

                                                                                  2001                 2000
                                                                                  ----                 ----
         Loan commitments:
           Fixed rate                                                       $    606,212          $    31,261
           Adjustable rate                                                       117,000              174,033
         Undisbursed portion of commercial and consumer
           lines of credit                                                     7,543,655            7,146,167
         Undisbursed portion of residential construction loans                   526,224              706,790
         Undisbursed portion of commercial construction loans                  1,416,693                    -
                                                                            ---------------------------------

               Total commitments to extend credit                           $ 10,209,784          $ 8,058,251
                                                                            =================================

(10) CONCENTRATIONS OF CREDIT RISK

     At December 31, 2001, the Bank had concentrations of credit risk with correspondent banks as follows:

         Due from bank balance in excess of federal deposit
           insurance limit - Bankers Bank of Kentucky              $  3,428,886
         Federal funds sold:
             Bankers Bank of Kentucky                                 7,033,000
             National City Bank                                         550,000
             Bank One                                                 5,000,000
                                                                   ------------

                                                                   $ 16,011,886
                                                                   ============

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 9). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(11 - continued)

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

         The Bank has not been required to perform on any financial guarantees and has not incurred any losses on commitments during the past two years.

(12)     STOCKHOLDERS' EQUITY AND DIVIDENDS

         On March 16, 2000, a two-for-one stock split was ratified by the stockholders. The effect of the stock split was to increase the number of issued and outstanding shares to 200,000. All references in the accompanying financial statements to the number of common shares have been restated to reflect the stock split.

         During 2001, the Company issued 29,550 shares of common stock at an issue price of $35 per share for gross offering proceeds of $1,034,250. Offering expenses of $45,732 were charged against the gross offering proceeds.

         The dividends which the Bank may pay to the Company are restricted by federal banking regulations. Generally, subject to certain restrictions, dividends may only be paid out of retained earnings.

(13)     REGULATORY MATTERS

         The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

         As of December 31, 2000, the most recent notification from the Federal Reserve Bank categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, each entity must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed either entity's categories.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(13 - continued)

         The actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk in either year.

                                                                                                           Minimum
                                                                                                         To Be Well
                                                                                 Minimum             Capitalized Under
                                                                               For Capital           Prompt Corrective
                                                       Actual                   Adequacy:            Action Provisions:
                                                 Amount       Ratio        Amount        Ratio        Amount     Ratio
             (Dollars in thousands)
             As of December 31, 2001:
               Total Capital (to Risk
                 Weighted Assets):
                   Consolidated                 $ 7,495       12.2%        $ 4,920        8.0%           N/A
                   Bank                         $ 7,480       12.2%        $ 4,920        8.0%       $ 6,151     10.0%

               Tier I Capital (to Risk
                 Weighted Assets):
                   Consolidated                 $ 7,034       11.4%        $ 2,460        4.0%           N/A
                   Bank                         $ 7,019       11.4%        $ 2,460        4.0%       $ 3,691      6.0%

               Tier I Capital (to Average
                 Assets):
                   Consolidated                 $ 7,034        8.2%        $ 3,435        4.0%           N/A
                   Bank                         $ 7,020        8.2%        $ 3,435        4.0%       $ 4,294      5.0%

             As of December 31, 2000:
               Total Capital (to Risk
                 Weighted Assets):
                   Consolidated                 $ 5,981       11.2%        $ 4,277        8.0%           N/A
                   Bank                         $ 5,967       11.2%        $ 4,277        8.0%       $ 5,347     10.0%

               Tier I Capital (to Risk
                 Weighted Assets):
                   Consolidated                 $ 5,565       10.4%        $ 2,139        4.0%           N/A
                   Bank                         $ 5,551       10.4%        $ 2,139        4.0%       $ 3,208      6.0%

               Tier I Capital (to Average
                 Assets):
                   Consolidated                 $ 5,565        7.2%        $ 3,081        4.0%           N/A
                   Bank                         $ 5,551        7.2%        $ 3,081        4.0%       $ 3,852      5.0%

(14)     NET INCOME PER COMMON SHARE

         Basic earnings per share is calculated by dividing net income by the 207,162 and 200,000 weighted average common shares outstanding during 2001 and 2000, respectively. The Company has no potential dilutive common shares.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (Unaudited)

ASSETS
  Cash and due from banks                                    $    1,820,483
  Interest-bearing deposits with banks                            3,268,803
  Federal funds sold                                              8,120,000
  Securities available for sale                                   1,764,087
  Securities held to maturity                                     2,109,925
  Loans held for sale                                             6,066,312
  Loans, net                                                     57,981,610
  Federal Reserve Bank stock, at cost                               179,650
  Federal Home Loan Bank stock, at cost                             200,000
  Foreclosed real estate                                             95,105
  Premises and equipment                                          2,284,387
  Accrued interest receivable                                       361,165
  Other assets                                                      229,495
                                                             --------------

      Total Assets                                           $   84,481,022
                                                             ==============

LIABILITIES
  Deposits:
    Noninterest-bearing                                      $    4,331,988
    Interest-bearing                                             72,377,877
                                                             --------------
      Total deposits                                             76,709,865

  Accrued interest payable                                          238,177
  Other liabilities                                                 156,977
                                                             --------------
      Total Liabilities                                          77,105,019
                                                             --------------

STOCKHOLDERS' EQUITY
  Preferred stock without par value,
    Authorized 25,000 shares; none issued                                 -
  Common stock without par value,
    Authorized 900,000 shares; issued 229,550 shares              5,972,715
  Retained earnings                                               1,407,563
  Accumulated other comprehensive loss                               (4,275)
                                                             --------------
      Total Stockholders' Equity                                  7,376,003
                                                             --------------

      Total Liabilities and Stockholders' Equity             $   84,481,022
                                                             ==============

See notes to condensed consolidated financial statement.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)

                                                                                               Accumulated
                                                                                                  Other
                                                                Common          Retained      Comprehensive
                                                                 Stock          Earnings           Loss             Total
Balances as January 1, 2002                                 $   5,972,715     $  1,061,481    $           -     $  7,034,196

COMPREHENSIVE INCOME
     Net income                                                         -          346,082                -          346,082
     Other comprehensive incom
       Change in unrealized loss
           on securities available for sale,
           net of deferred income
           benefit of $2,850                                            -                -           (4,275)          (4,275)

       Less: Reclassification adjustment                                -                -                -                -
                                                                                                                ------------
           Total comprehensive income                                                                                341,807
                                                                                                                ------------

                                                            ----------------------------------------------------------------

Balances as September 30, 2002                              $   5,972,715     $  1,407,563    $      (4,275)    $  7,376,003
                                                            ================================================================

See notes to condensed consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)

                                                                          2002             2001
                                                                          ----             ----
INTEREST INCOME
  Loans, including fees                                              $  3,310,800     $  3,539,585
  Securities                                                              301,934          313,719
  Dividends                                                                16,821           18,214
  Federal funds sold                                                      121,114          453,621
  Interest-bearing deposits in banks                                       49,231          165,582
                                                                     ------------------------------
     Total interest income                                              3,799,900        4,490,721
                                                                     ------------------------------

INTEREST EXPENSE
  Deposits                                                              1,977,755        2,920,698
                                                                     ------------------------------

     Net interest income                                                1,822,145        1,570,023

  Provision for loan losses                                               329,000           65,000
                                                                     ------------------------------
     Net interest income after provision for loan losses                1,493,145        1,505,023
                                                                     ------------------------------

NONINTEREST INCOME
  Service charges on deposit accounts                                     225,164          140,712
  Net gain on sale of mortgage loans                                       90,308          311,086
  Other income                                                             27,232           65,329
                                                                     ------------------------------
     Total noninterest income                                             342,704          517,127
                                                                     ------------------------------

NONINTEREST EXPENSE
  Compensation and benefits                                               795,390          939,944
  Occupancy expense                                                        72,051           59,312
  Equipment expense                                                        64,261           60,640
  Other expenses                                                          348,498          337,630
                                                                     ------------------------------
     Total noninterest expense                                          1,280,200        1,397,526
                                                                     ------------------------------

     Income before income taxes                                           555,649          624,624
     Income tax expense                                                   209,567          229,321
                                                                     ------------------------------

      Net Income                                                     $    346,082     $    395,303
                                                                     ==============================

      Net income per common share, basic                             $       1.51     $       1.94
                                                                     ==============================

See notes to condensed consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)

                                                                                                 2002            2001
                                                                                                 ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                                $    346,082    $    395,303
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization of premises and equipment                                     70,650          68,850
      Amortization of premium and accretion of discount on securities, net                        15,700           1,926
      Mortgage loans originated for sale                                                     (11,024,981)    (16,372,647)
      Proceeds from mortgage loan sales                                                        6,460,404      17,253,162
      Net gain on sale of mortgage loans                                                         (90,308)       (311,086)
                                                                                                 329,000          65,000
      Decrease in accrued interest receivable                                                      4,617          81,401
      Increase (decrease) in accrued interest payable                                            (88,392)          8,314
      Net change in other assets/liabilities                                                     (17,954)       (168,896)
                                                                                           -------------------------------
        Net Cash Provided (Used) By Operating Activities                                      (3,995,182)      1,021,327
                                                                                           -------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in interest-bearing deposits with banks                              4,380,014      (6,794,726)
  Net decrease in federal funds sold                                                           4,463,000      10,385,000
  Purchase of securities available for sale                                                   (4,275,525)              -
  Proceeds from maturities of securities available for sale                                    2,500,000               -
  Purchase of securities held to maturity                                                     (3,985,233)     (7,879,182)
  Proceeds from maturities of securities held to maturity                                      5,412,000      13,002,000
  Principal payments on mortgage-backed securities                                               175,817         105,929
  Net increase in loans                                                                       (3,443,236)     (9,844,953)
  Purchase of Federal Reserve Bank stock                                                         (29,650)              -
  Purchase of premises and equipment                                                              (8,463)       (182,863)
                                                                                           -------------------------------
        Net Cash Provided (Used) By Investing Activities                                       5,188,724      (1,208,795)
                                                                                           -------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in noninterest-bearing deposits                                        910,515        (260,135)
  Net decrease in interest-bearing deposits                                                   (4,472,951)     (5,293,391)
  Issuance of common stock                                                                             -         374,058
                                                                                           -------------------------------
        Net Cash Used By Financing Activities                                                 (3,562,436)     (5,179,468)
                                                                                           -------------------------------

Net Decrease in Cash and Due From Banks                                                       (2,368,894)     (5,366,936)
Cash and due from banks at beginning of period                                                 4,189,377       5,876,723
                                                                                           -------------------------------

Cash and Due From Banks at End of Period                                                    $  1,820,483    $    509,787
                                                                                           ===============================

See notes to condensed consolidated financial statements.

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.       Basis of Presentation

         The accompanying condensed consolidated financial statements reflect the accounts of Hometown Bancshares, Inc. (the "Company") and its subsidiary, Hometown National Bank (the "Bank"), as of September 30, 2002 and for the nine-month periods ended September 30, 2002 and 2001. These consolidated financial statements are unaudited and condensed and accordingly, omit disclosures which would substantially duplicate those contained in the most recent audited consolidated financial statements. However, these interim period consolidated financial statements include, in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation. Interim results are not necessarily indicative of results for a full year. For further information, refer to the consolidated financial statements and the notes included elsewhere in this registration statement.

         The consolidated financial statements include the accounts of the Company and the Bank. All intercompany balances and transactions have been eliminated in consolidation.

2.       Business Combination

         On September 25, 2002, the Company and First Capital, Inc. (First Capital), the bank holding company for First Harrison Bank in Corydon, Indiana, entered into an Agreement and Plan of Merger whereby each of the Company's issued and outstanding common shares will be exchanged for shares of First Capital or $46.50 in cash per share. The number of shares of First Capital common stock to be exchanged for each share of the Company's common stock will be based on the average closing price of First Capital common stock over a twenty day trading period shortly before the closing of the merger. Elections to receive stock, cash or a combination of stock and cash by the Company's shareholders will be limited by a requirement that 50% of the total number of outstanding shares of the Company's common stock be exchanged for First Capital common stock. The merger is subject to regulatory and stockholder approvals. It is anticipated that the merger will be consummated in the first quarter of 2003.

3.       Supplemental Disclosures of Cash Flow Information

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                             -------------
                                                                                        2002                2001
                                                                                        ----                ----
                                                                                             (In thousands)
             Cash payments for:
               Interest                                                              $ 2,066              $ 2,912
               Taxes                                                                     168                  392

             Noncash investing activity:
               Transfer of loans to real estate acquired
                   through foreclosure                                                    95                    -

                    HOMETOWN BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

4.       Comprehensive Income

         Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income for the Company includes net income and other comprehensive income representing the net unrealized gains and losses on securities available for sale. The following table sets forth the components of other comprehensive income and the allocated tax amounts for the nine months ended September 30, 2002 and 2001:

                                                                              Nine Months Ended
                                                                                September 30,
                                                                                ------------
                                                                          2002                2001
                                                                          ----                ----
             Unrealized losses on securities:                                  (In thousands)
                 Unrealized holding losses
                         arising during the period                         $ (7)              $   -
                 Income tax benefit                                           4                   -
                                                                            -----------------------
                     Net of tax amount                                       (3)                  -
                                                                            -----------------------
                 Less: reclassification
                   adjustment for (gains)
                   losses included in net                                     -                   -
                   income tax expense (benefit)                               -                   -
                                                                            -----------------------
              Other comprehensive loss                                     $ (3)              $   -
                                                                            =======================

5.       Supplemental Disclosure for Earnings Per Share

         Basic earnings per share is calculated by dividing net income by the 229,550 and 203,515 weighted average common shares outstanding during the nine month periods ended September 30, 2002 and 2001, respectively. The Company has no dilutive potential common shares.

                                                                      APPENDIX E

                          [LOGO OF FIRST CAPITAL, INC.]



Dear Shareholders:

First Capital, Inc. had a record year; we would like to thank our shareholders, customers, and staff for helping achieve our goals.

Your continued confidence in the company is appreciated and reflected in an increased stock price, ending the year at $14.40 per share. Management focused on four major goals in 2001.

Our first goal was to continue to grow First Capital, Inc., while tightly managing our expenses. Our efficiency ratio of 54.79% ranks us among the top performers for Indiana Thrift Institutions. The efficiency ratio is the amount of non-interest expense it takes to make one dollar of gross income. We are confident we can continue to improve our efficiency ratio as we manage our planned loan growth and expansion.

Our second goal was to continue to look for ways to efficiently use our capital. We had very good loan growth in 2001. We expect continued positive growth; however we realize that economic conditions could impact the level of loan growth, as we strive to maintain strong asset quality. Our deposits grew 10.12% over last year. Credit should go to our branch staffs and our Pricing Committee for this excellent growth. Many banks have struggled with deposit growth. Our branch staffs and marketing efforts have helped us grow, while maintaining our net interest margin and our profitability objectives.

Our third goal was and is to deliver the best customer service in all the markets we serve. To this end, we will be making a major investment in technology in 2002. This will speed up delivery of information to customers, allow us to better sell services to customers and non-customers, and support further growth without adding people. We will complete this project by late 2002.

Our last goal will always be our continued long-standing tradition of supporting our communities with our time and our money. In 2001, we funded a scholarship at Ivy Tech, we were a major contributor to our new YMCA, we sponsored the Economic Forum and Forecast at Indiana University Southeast, and our staff led the community in major donations to United Way, Relay for Life, American Heart Walk, and many others. Our staff also gave of their time working at the Harrison County Fair, reading books to youth at our adopted school, New Middletown School, worked with the County on a reading program to improve literacy and many other programs.

As you can see, your company stands for many things and you should be proud to be a shareholder of First Capital, Inc. We are proud to have you as a shareholder and appreciate your continued support.

Sincerely,



/s/ WILLIAM W. HARROD               /s/ J. GORDON PENDLETON
-----------------------             -----------------------
William W. Harrod                   J. Gordon Pendleton
President and CEO                   Chairman of the Board

--------------------------------------------------------------------------------

                        SELECTED FINANCIAL AND OTHER DATA

--------------------------------------------------------------------------------

     The financial data presented below is qualified in its entirety by the more detailed financial data appearing elsewhere in this report, including the Company's audited financial statements. The following tables set forth certain information concerning the financial position and results of operations of the Company at the dates indicated.

FINANCIAL CONDITION DATA:

                                                              At December 31,
                                                      ------------------------------
                                                        2001       2000       1999
                                                      --------   --------   --------
                                                               (In thousands)
Total assets                                          $282,823   $248,582   $222,797
Cash and interest-bearing deposits (1)                  12,382     11,469      9,522
Federal funds sold                                        --         --        4,000
Securities available for sale                           54,891     34,779     30,097
Securities held to maturity                              1,836     11,229     12,325
Loans receivable, net                                  201,730    179,304    154,982
Deposits                                               204,122    185,368    175,342
Advances from Federal Home Loan Bank                    42,825     30,074     16,750
Stockholders' equity, substantially restricted          33,481     31,108     28,877

OPERATING DATA:

                                                      For the Year Ended December 31,
                                                      -------------------------------
                                                        2001       2000       1999
                                                      --------   --------   --------
                                                               (In thousands)
Interest income                                       $ 18,960   $ 17,363   $ 15,101
Interest expense                                         9,842      9,267      7,566
                                                      --------   --------   --------
Net interest income                                      9,118      8,096      7,535
Provision for loan losses                                   66         48        142
                                                      --------   --------   --------
Net interest income after provision for loan losses      9,052      8,048      7,393
                                                      --------   --------   --------
Noninterest income                                       1,675      1,219      1,031
Noninterest expense (2)                                  5,914      5,629      5,574
                                                      --------   --------   --------
Income before income taxes                               4,813      3,638      2,850

Income tax expense                                       1,714      1,180      1,080
                                                      --------   --------   --------
  Net Income                                          $  3,099   $  2,458   $  1,770
                                                      ========   ========   ========

PER SHARE DATA:
Net income - basic                                    $   1.26   $   1.00   $   0.72
Net income - diluted                                      1.25       1.00       0.71
Dividends                                                 0.48       0.41       0.35
Dividends of pooled affiliate                              N/A        N/A       0.39

--------------------------------------------------------------------------------
(1)  Includes interest-bearing deposits in other depository institutions.
(2)  Includes merger related expenses of $439,000 in 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                      At or For the
                                                 Year Ended December 31,
                                             -----------------------------
                                               2001       2000       1999
                                             -------    -------    -------
SELECTED FINANCIAL RATIOS:

Performance Ratios:
Return on assets (1)                           1.17%      1.05%      0.84%
Return on average equity (2)                   9.49%      8.27%      6.05%
Dividend payout ratio                         38.52%     41.40%     51.38%
Average equity to average assets              12.31%     12.64%     13.95%
Interest rate spread (3)                       2.99%      2.97%      3.27%
Net interest margin (4)                        3.71%      3.73%      3.97%
Non-interest expense to average assets         2.23%      2.39%      2.66%
Average interest earning assets to
 average interest bearing liabilities        118.41%    118.30%    118.01%

Regulatory Capital Ratios:
Tier I - adjusted total assets                11.25%     11.92%     12.13%
Tier I - risk based                           19.67%     19.97%     19.64%
Total risk-based                              20.36%     20.63%     19.64%

Asset Quality Ratios:
Nonperforming loans as a percent of
  loans receivable, net (5)                    0.62%      0.32%      0.13%
Nonperforming assets as a
   percent of total assets (6)                 0.52%      0.28%      0.21%
Allowance for loan losses as a percent
   of gross loans receivable                   0.54%      0.64%      0.75%

--------------------------------------------------------------------------------

(1)  Net income divided by average assets.
(2)  Net income divided by average equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities (taxable equivalent basis).
(4) Net interest income as a percentage of average interest-earning assets (taxable equivalent basis).
(5) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans.

--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------


Forward Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf by its authorized officers. The Company assumes no obligation to update any forward-looking statements.

General

The Bank's results of operations depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits and borrowings from the Federal Home Loan Bank of Indianapolis. The Bank's net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the intended actions of the regulatory authorities.

Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Company and the Bank. The information contained in this section should be read in conjunction with the consolidated financial statements and the accompanying notes to consolidated financial statements included elsewhere in this report.

Operating Strategy

The Company is the parent company to an independent community-oriented financial institution that delivers quality customer service and offers a wide range of deposit, loan and investment products to its customers. The Company has no other material income other than that generated by the Bank and the Bank's wholly-owned subsidiary, First Harrison Financial Services, Inc., which sells property and casualty insurance and non-deposit investment products.

The Bank's primary business strategy is attracting deposits from the general public and using those funds to originate one-to-four family residential mortgage loans. The Bank's lending activity also includes multi-family residential loans, commercial real estate and business loans and consumer loans. The Bank invests excess liquidity primarily in interest-bearing deposits with the Federal Home Loan Bank of Indianapolis and other financial institutions, U.S. government and agency securities, local municipal obligations and, to a lesser extent, mortgage-backed securities.

In recent years, the Company's operating strategy has also included enhancing profitability by increasing sources of non-interest income and improving operating efficiency while managing its capital and limiting its credit risk and interest rate risk exposures. To accomplish these objectives, the Company has focused on the following:
..    Control credit risk by focusing on the origination of one-to-four family residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit while increasing the market share of commercial real estate and small business loans.
..    Provide quality customer service by expanding and upgrading the branch offices, introducing internet banking and broadening its commercial deposit and loan products.
..    Increase fee income from non-deposit investment products and providing property and casualty insurance.
..    Continue to invest in technology to increase productivity and efficiency.
..    Engage in a capital management strategy to repurchase Company stock and pay dividends to enhance shareholder value.

Merger with HCB Bancorp

On January 12, 2000, the Company completed the plan of merger with HCB Bancorp
(HCB), a bank holding company located in Palmyra, Indiana. HCB was the parent company of Harrison County Bank, a state-chartered commercial bank, which was merged with and into the Bank. The merger provided for an exchange of 15.5 shares of the Company's common stock for each outstanding share of HCB common stock. The merger was accounted for as a pooling of interests and the consolidated financial statements give effect to the merger as if the merger had been consummated as of the earliest date presented. See the accompanying notes to consolidated financial statements for additional information.

Comparison of Financial Condition at December 31, 2001 and 2000

Total assets increased 13.8% from $248.6 million at December 31, 2000 to $282.8 million at December 31, 2001, primarily as a result of increases in investment securities and loans receivable, net, which were funded by growth in deposits and advances from the Federal Home Loan Bank of Indianapolis.

Loans receivable, net, were $179.3 million at December 31, 2000 compared to $201.7 million at December 31, 2001, a 12.5% increase. The loan growth is attributable primarily to a 19.5% growth in residential mortgage and construction loans and a 15.5% growth in commercial business loans offset by a 22.4% decrease in commercial real estate loans. Residential mortgage and construction loans were $119.5 million at December 31, 2000, compared to $142.8 million at December 31, 2001 and commercial business loans increased from $9.8 million at December 31, 2000 to $11.3 million at December 31, 2001. Commercial real estate loans decreased from $20.4 million at December 31, 2000 to $15.8 million at December 31, 2001. Consumer loans grew slightly during the year from $30.6 million at December 31, 2000 to $31.3 million at December 31, 2001.

Securities available for sale, at fair value, consisting primarily of federal agency mortgage-backed certificates, notes and bonds, and municipal obligations, increased $20.1 million or 57.8% from $34.8 million at December 31, 2000 to $54.9 million at December 31, 2001 as a result of purchases of $42.7 million net of maturities and repayments of $23.4 million.

The investment in securities held to maturity, consisting of federal agency mortgage-backed certificates and municipal obligations, decreased from $11.2 million at December 31, 2000 to $1.8 million at December 31, 2001 as a result of maturities and repayments of $9.4 million and sales and transfers of $523,000 offset by purchases of $500,000.

Cash and interest-bearing deposits with banks increased from $11.5 million at December 31, 2000 to $12.4 million at December 31, 2001 as a result of excess liquidity funded by growth in deposits.

Total deposits increased from $185.4 million at December 31, 2000 to $204.1 million at December 31, 2001, a 10.1% increase. The increase in deposits resulted from growth in all categories of deposit accounts. Interest-bearing demand deposits increased $3.9 million in 2001, while noninterest-bearing demand deposits increased $1.5 million in 2001. Savings and money market accounts increased $4.4 million from $46.3 million at December 31, 2000 to $50.7 million at December 31, 2001. Time deposits increased $9.0 million from $95.1 million at December 31, 2000 to $104.1 million at December 31, 2001. Management attributes the growth in deposits to the Company's marketing efforts and the weakened stock market as customers look to safer investments with a guaranteed rate of return.

Total stockholders' equity increased from $31.1 million at December 31, 2000 to $33.5 million at December 31, 2001 primarily as a result of retained net income of $1.9 million and a net unrealized gain on securities available for sale of $377,000.

Allowance for Loan Losses

Loans are the Company's largest concentration of assets and continue to represent the most significant potential risk. In originating loans, the Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the collateral. The Bank maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable loan losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the loan portfolio, including historical loan loss experience, delinquencies, known and inherent risks in the nature and volume of the loan portfolio, information about specific borrower situations, estimated collateral values, and economic conditions.

The loan portfolio is reviewed quarterly by management to evaluate the adequacy of the allowance for loan losses to determine the amount of any adjustment required after considering the loan charge-offs and recoveries for the quarter. Management applies a systematic methodology that incorporates it current judgments about the credit quality of the loan portfolio. In addition, the Office of Thrift Supervision (OTS), as an integral part of their examination process, periodically review the Bank's allowance for loan losses and may require the Bank to make additional provisions for estimated losses based on their judgments about information available to them at the time of their examination.

The methodology used in determining the allowance for loan losses includes segmenting the loan portfolio by identifying risk characteristics common to groups of loans, determining and measuring impairment of individual loans based on the present value of expected future cash flows or the fair value of collateral, and determining and measuring impairment for groups of loans with similar characteristics by applying loss factors that consider the qualitative factors which may effect the loss rates.

Specific allowances related to impaired loans and other classified loans are established where management has identified significant conditions or circumstances related to a loan that management believes indicate that a loss has been incurred. The identification of these loans results from the loan review process that identifies and monitors credits with weaknesses or conditions which call into question the full collection of the contractual payments due under the terms of the loan agreement. Factors considered by management include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

For loans evaluated on a group basis, management applies loss factors to groups of loans with common risk characteristics (i.e. residential mortgage loans, home equity loans, credit card loans). The loss factors are derived from the Bank's historical loss experience or, where the Bank does not have loss experience, the peer group loss experience. Peer group loss experience is used after evaluating the attributes of the Bank's loan portfolio as compared to the peer group. Loss factors are adjusted for significant environmental factors that, in management's judgment, affect the collectibility of the loan portfolio segment. The significant environmental factors include the levels and trends in charge-offs and recoveries, trends in volume and terms of loans, levels and trends in delinquencies, the effects of changes in underwriting standards and other lending practices or procedures, the experience and depth of the lending management and staff, effects of changes in credit concentration, changes in industry and market conditions and national and local economic trends and conditions. Management evaluates these conditions on a quarterly basis and evaluates and modifies the assumptions used in establishing the loss factors.

The allowance for loan losses was $1.1 million at December 31, 2001 and $1.2 million at December 31, 2000. Management has deemed these amounts as adequate on those dates based on its evaluation methodology. At December 31, 2001, nonperforming loans totaled $1.3 million or 0.45% of total assets. Included in nonperforming loans are loans over 90 days past due secured by one-to-four family residential real estate in the amount of $375,000 and consumer loans in the amount of $97,000. These loans are accruing interest as the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery.

Comparison of Operating Results for the Years Ended December 31, 2001 and 2000

Net Income. Net income was $3.1 million ($1.25 per share diluted) for the year ended December 31, 2001 compared to $2.5 million ($1.00 per share diluted) for the year ended December 31, 2000. The increase was attributable to increases in net interest income of $1.0 million and noninterest income of $456,000 offset by increases in noninterest expenses of $285,000 and income taxes of $534,000.

Net Interest Income. Net interest income increased $1.0 million or 12.6% to $9.1 million in 2001 compared to $8.1 million in 2000 primarily due to an increase in average interest-earning assets during 2001 and an increase in the interest rate spread offset by an increase in average interest-bearing liabilities.

Total interest income increased $1.6 million, or 9.2%, to $19.0 million for 2001 compared to $17.4 million in 2000 primarily due to a higher average balance of interest-earning assets. Interest on loans receivable increased $1.5 million and interest on investment securities increased $121,000 as a result of higher average balances in 2001. The average balance of interest-earning assets increased from $222.2 million in 2000 to $251.2 million in 2001. The average yield on interest-earnings assets decreased from 7.90% in 2000 to 7.63% in 2001 due to decreases in market rates. During 2001, the Federal Reserve Bank lowered the discount rate by 4.75%. While a majority of the loan and securities portfolios are fixed rate in nature, the Bank does hold variable rate investments and loans which have repriced during the year leading to a lower overall effective yield. Also, loan refinancings triggered by lower market interest rates have reduced the loan portfolio average yield.

Total interest expense increased $575,000, or 6.2%, to $9.8 million for 2001 compared to $9.3 million for 2000 primarily due to the growth in deposits and an increase in average borrowings from the Federal Home Loan Bank. The average balances of interest-bearing deposits and advances from the Federal Home Loan Bank were $177.1 million and $34.9 million, respectively, for 2001 compared to $168.7 million and $19.2 million for 2000. The average cost of funds decreased from 4.93% in 2000 to 4.64% in 2001 due to lower market interest rates. For further information see "Average Balance Sheets" below. The changes in interest income and interest expense resulting from changes in volume and changes in rates for 2001 and 2000 are shown in the schedule captioned "Rate/Volume Analysis" included herein.

Provision for Loan Losses. The provision for loan losses was $66,000 for 2001 compared to $48,000 for 2000. During 2001, the net loan portfolio growth was $22.4 million. Commercial and residential real estate loans, consumer installment loans, and commercial business loans increased $19.8 million, $730,000, and $1.5 million, respectively, during this period. The consistent application of management's allowance methodology did not result in an increase in the level of the allowance for loan losses due to lower levels of estimated inherent credit losses in residential and commercial real estate loans. The provisions were recorded to bring the allowance to the level determined in applying the allowance methodology after reduction for net charge-offs during the quarters. See "Allowance for Loan Losses".

Provisions for loan losses are charges to earnings to maintain the total allowance for loan losses at a level considered reasonable by management to provide for probable known and inherent loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains the allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

Noninterest income. Noninterest income increased $456,000 or 37.4% to $1.7 million for 2001 compared to $1.2 million for 2000. The increase is primarily attributable to an increase in service charges on deposit accounts of $361,000 due to growth in transaction accounts and changes in the fee schedule during 2001, an increase in commission income of $44,000 relating primarily to credit life insurance commissions, and an increase in the gain on sale of mortgage loans of $36,000 resulting from the sale of $5.4 million of residential mortgages into the secondary market during 2001.

Noninterest expense. Noninterest expense increased $285,000 or 5.1% to $5.9 million for 2001 compared to $5.6 million in 2000. The increase results primarily from increases in compensation and benefits, data processing expenses, and other operating expenses. Compensation and benefits expense increased $166,000 due to normal salary increases and the increased cost of providing employee health insurance. Data processing expenses increased $43,000 primarily due to increased automated teller machine processing fees and expenses related to internet banking. Other operating expenses increased $102,000 primarily due to increases in loan administration expenses and charitable contributions. Loan administration expenses increased in 2001 as loan originations increased and management offered promotional incentives designed to attract new loans. The charitable contributions include endowing a scholarship at Ivy Tech Vocational School and making a significant contribution towards the establishment of a YMCA in Harrison County, Indiana

Income tax expense. Income tax expense for the year ended December 31, 2001 was $1.7 million, compared to $1.2 million for the same period in 2000. The effective tax rate for 2001 was 35.6% compared to 32.4 % for 2000. The higher effective tax rate for 2001 compared to 2000 resulted from a decrease in tax exempt income in 2001 and a retroactive change in state tax law in 2000. See
Note 10 in the accompanying Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                             AVERAGE BALANCE SHEETS

--------------------------------------------------------------------------------

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earnings assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average historical cost balances of assets or liabilities, respectively, for the periods presented and do not give effect to changes in fair value that are included as a separate component of stockholders' equity. Average balances are derived from daily balances.

                                                                    Year ended At December 31,
                                               -----------------------------------------------------------------
                                                            2001                             2000
                                               ------------------------------    -------------------------------
                                                                      Average                            Average
(Dollars in thousands)                          Average                Yield/     Average                 Yield/
                                                Balance    Interest     Cost      Balance   Interest       Cost
                                               --------    --------   -------    --------   --------     -------
Interest-earning assets:
  Loans receivable (1)                         $189,916    $ 15,462     8.14%    $167,981   $ 13,994        8.33%
  Investment securities:
    Taxable (2)                                  45,321       2,730     6.02%      40,580      2,608        6.43%
    Tax-exempt (3)                                7,609         568     7.46%       7,325        570        7.78%
                                               --------      ------              --------     ------
      Total investment securities                52,930       3,298     6.23%      47,905      3,178        6.63%
                                               --------      ------              --------     ------

  Federal funds sold                                 --          --       --          533         33        6.19%
  Interest-bearing deposits with banks            8,310         393     4.73%       5,794        352        6.08%
                                               --------      ------              --------     ------
    Total interest-earning assets               251,156      19,153     7.63%     222,213     17,557        7.90%
                                               --------      ------              --------     ------

Noninterest-earning assets                       14,101                            12,964
                                               --------                          --------
  Total assets                                 $265,257                          $235,177
                                               ========                          ========

Interest-bearing liabilities:
  Savings and interest-bearing demand
   deposits                                    $ 76,445    $  1,966     2.57%    $ 75,231   $  2,735        3.64%
  Time deposits                                 100,681       5,714     5.68%      93,450      5,300        5.67%
                                               --------      ------              --------     ------
    Total deposits                              177,126       7,680     4.34%     168,681      8,035        4.76%
                                               --------      ------              --------     ------

  Retail repurchase agreements                       92           3     3.26%        --         --           --
  FHLB advances                                  34,885       2,159     6.19%      19,159      1,232        6.43%
                                               --------      ------              --------     ------
    Total interest-bearing liabilities          212,103       9,842     4.64%     187,840      9,267        4.93%
                                               --------      ------              --------     ------

Noninterest-bearing liabilities:
  Noninterest-bearing deposits                   18,205                            15,243
  Other liabilities                               2,295                             2,376
                                               --------                          --------
    Total liabilities                           232,603                           205,459
Stockholders' equity                             32,654                            29,718
                                               --------                          --------
  Total liabilities and stockholders' equity   $265,257                          $235,177
                                               ========                          ========
Net interest income                                        $  9,311                         $  8,290
                                                           ========                         ========
Interest rate spread                                                    2.99%                               2.97%
                                                                      ======                              ======
Net interest margin                                                     3.71%                               3.73%
                                                                      ======                              ======
Ratio of average interest-earning assets
 to average interest-bearing liabilities                              118.41%                             118.30%
                                                                      ======                              ======


--------------------------------------------------------------------------------
(1)  Average loans receivable includes nonperforming loans.
(2)  Includes taxable debt and equity securities and Federal Home Loan Bank
     Stock.
(3) Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 34%.

--------------------------------------------------------------------------------

                              RATE/VOLUME ANALYSIS

--------------------------------------------------------------------------------

     The following table sets forth the effects of changing rates and volumes on net interest income and interest expense. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) effects attributable to changes in rate and volume (changes in rate multplied by changes in volume). Tax exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 34%.

                                                      2001 Compared to 2000
                                                    Increase (Decrease) Due to
                                                  --------------------------------
                                                                   Rate/
                                                  Rate    Volume   Volume     Net
                                                  -----   ------   ------   ------
                                                          (In thousands)
Interest-earning assets:
  Loans receivable                                $(319)  $1,829    $(42)   $1,468
  Investment securities:
    Taxable                                        (166)     307     (19)      122
    Tax-exempt                                      (22)      21      (1)       (2)
                                                  -----   ------    ----    ------
      Total investment securities                  (188)     328     (20)      120
                                                  -----   ------    ----    ------

  Federal funds sold                                (33)     (33)     33       (33)
  Interest-bearing deposits with banks              (78)     153     (34)       41
                                                  -----   ------    ----    ------
    Total net change in income
     on interest-earning assets                    (618)   2,277     (63)    1,596
                                                  -----   ------    ----    ------

Interest-bearing liabilities:
  Interest-bearing deposits                        (708)     388     (35)     (355)
  Retail repurchase agreements                       --       --       3         3
  FHLB advances                                     (46)   1,011     (38)      927
                                                  -----   ------    ----    ------

    Total net change in expense
     on interest-bearing liabilities               (754)   1,399     (70)      575
                                                  -----   ------    ----    ------

  Net change in net interest income               $ 136   $  878    $  7    $1,021
                                                  =====   ======    ====    ======

Liquidity and Capital Resources

The Bank's primary sources of funds are deposits and proceeds from loan repayments and prepayments, and from the sale and maturity of securities. The Bank may also borrow from the Federal Home Loan Bank of Indianapolis. While loan repayments and maturities and sales of securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, general economic conditions and competition. At December 31, 2001, the Bank had cash and interest-bearing deposits with banks of $12.4 million and securities available for sale with a fair value of $54.9 million. If the Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Indianapolis and collateral eligible for repurchase agreements.

The Bank's primary investing activity is the origination of one-to-four family mortgage loans and, to a lesser extent, consumer, multi-family, commercial real estate, commercial business and residential construction loans. The Bank also invests in U.S. government and agency securities and mortgage-backed securities issued by U.S. government agencies.

The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. At December 31, 2001, the Bank had total commitments to extend credit of $28.2 million. See Note 14 of Notes to Consolidated Financial Statements. At December 31, 2001, the Bank had certificates of deposit scheduled to mature within one year of $60.0 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature.

The Bank is required to maintain specific amounts of capital pursuant to OTS regulations. As of December 31, 2001, the Bank was in compliance with all regulatory capital requirements which were effective as of such date with tangible, core and risk-based capital ratios of 11.3%, 11.3% and 20.4%, respectively.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this report have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of the financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the financial institutions performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Market Risk Analysis

Qualitative Aspects of Market Risk. The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. In order to reduce the exposure to interest rate fluctuations, the Bank has developed strategies to manage its liquidity, shorten its effective maturities of certain interest-earning assets and decrease the interest rate sensitivity of its asset base. Management has sought to decrease the average maturity of its assets by emphasizing the origination of short-term commercial and consumer loans, all of which are retained by the Bank for its portfolio. The Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

Quantitative Aspects of Market Risk. The Bank does not maintain a trading account for any class of financial instrument nor does the Bank engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Bank is not subject to foreign currency exchange rate risk or commodity price risk.

The Bank uses interest rate sensitivity analysis to measure its interest rate risk by computing changes in NPV(net portfolio value) of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. Using data compiled by the OTS, the Bank receives a report which measures interest rate risk by modeling the change in NPV (net portfolio value) over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period).

The following table is provided by the OTS and sets forth the change in the Bank's NPV at December 31, 2001, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change. Due to the level of market interest rates at December 31, 2001, the table provides information for only a sustained 100 basis point decrease in market interest rates.


                                         At December 31, 2001
               ------------------------------------------------------------------------
                      Net Portfolio Value                 Net Portfolio Value as a
               ---------------------------------     ----------------------------------
    Change      Dollar       Dollar      Percent     Percent of Present Value of Assets
    ------      ------       ------      -------     ----------------------------------
   In Rates     Amount       Change       Change         NPV Ratio           Change
   --------     ------       ------       ------         ---------           ------
                                 (Dollars in thousands)

    300 bp     $ 28,433     $(13,234)      (32)%           10.25%            (378)bp
    200 bp       32,971       (8,696)      (21)            11.62             (241)bp
    100 bp       37,563       (4,104)      (10)            12.93             (110)bp
     -- bp       41,667           --        --             14.03               -- bp
   (100)bp       43,495        1,828         4             14.43               40 bp

The above table indicates that in the event of a sudden and sustained increase in prevailing market interest rates, the Bank's NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing market interest rates, the Bank's NPV would be expected to increase. The differing scenarios are primarily attributable to the relatively high percentage of fixed-rate loans in the Company's loan portfolio. At December 31, 2001, approximately 78.3% of the loan portfolio consisted of fixed-rate loans.

Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

                             [LOGO OF MONROE SHINE]



                          Independent Auditor's Report



The Board of Directors
First Capital, Inc.
Corydon, Indiana


We have audited the accompanying consolidated balance sheets of First Capital, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Capital, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.



/s/ MONROE SHINE


New Albany, Indiana
January 11, 2002

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                                          2001                2000
                                                                                          ----                ----
ASSETS

  Cash and due from banks                                                              $ 7,183,882         $ 6,010,281
  Interest-bearing deposits with banks                                                   5,198,423           5,458,413
  Securities available for sale, at fair value                                          54,891,268          34,778,541
  Securities held to maturity (fair value of $1,850,258 in 2001;
    $11,161,645 in 2000)                                                                 1,835,651          11,229,045
  Loans receivable, net of allowance for loan losses of
    $1,102,653 in 2001 and $1,183,638 in 2000                                          201,730,217         179,304,270
  Federal Home Loan Bank stock, at cost                                                  2,178,800           1,503,800
  Foreclosed real estate                                                                   212,293             118,640
  Premises and equipment                                                                 5,940,291           6,227,746
  Accrued interest receivable:
    Loans                                                                                1,043,391           1,154,869
    Securities                                                                             797,854             790,552
  Cash value of life insurance                                                           1,214,260           1,160,985
  Other assets                                                                             597,015             844,990
                                                                                     -------------       --------------

      Total Assets                                                                   $ 282,823,345       $ 248,582,132
                                                                                     =============       =============

LIABILITIES
  Deposits:
    Noninterest-bearing                                                               $ 18,629,242        $ 17,123,415
    Interest-bearing                                                                   185,492,942         168,244,737
                                                                                     -------------       --------------
      Total deposits                                                                   204,122,184         185,368,152

  Retail repurchase agreements                                                             284,221                   -
  Advances from Federal Home Loan Bank                                                  42,824,645          30,074,207
  Accrued interest payable                                                               1,252,736           1,306,006
  Other liabilities                                                                        858,894             726,070
                                                                                     -------------       -------------
      Total Liabilities                                                                249,342,680         217,474,435
                                                                                     -------------       -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

  Preferred stock of $.01 par value per share
    Authorized 1,000,000 shares; none issued                                                     -                   -
  Common stock of $.01 par value per share
    Authorized 5,000,000 shares; issued 2,545,961 shares
    (2,537,324 shares in 2000)                                                              25,460              25,373
  Additional paid-in capital                                                            12,878,050          12,811,494
  Retained earnings-substantially restricted                                            21,127,319          19,221,842
  Accumulated other comprehensive income                                                   231,153            (145,398)
  Unearned stock compensation                                                             (212,083)           (282,854)
  Unearned ESOP shares                                                                    (481,760)           (522,760)
  Less treasury stock, at cost - 7,146 shares                                              (87,474)                  -
                                                                                     -------------       --------------
      Total Stockholders' Equity                                                        33,480,665          31,107,697
                                                                                     -------------       --------------
      Total Liabilities and Stockholders' Equity                                     $ 282,823,345       $ 248,582,132
                                                                                     =============       ==============


See notes to consolidated financial statements.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                               Accumulated
                                                  Additional                       Other       Unearned        Unearned
                                       Common       Paid-in      Retained      Comprehensive     Stock           ESOP
                                       Stock        Capital      Earnings          Income     Compensation      Shares
                                    ----------  ------------    -----------    -------------  ------------    ----------

Balances at January 1, 2000         $   25,066  $ 12,445,776    $17,781,325    $  (811,737)   $      --       $ (563,760)

COMPREHENSIVE INCOME

  Net income                              --            --        2,458,157           --             --             --
  Other comprehensive income:
    Change in unrealized loss
      on securities available
      for sale,
      net of deferred income
      tax expense of $437,055             --            --             --          666,339           --             --
    Less: reclassification
    adjustment                            --            --             --             --             --             --

      Total comprehensive
      income


Cash dividends ($0.41 per share)          --            --       (1,017,640)          --             --             --
Restricted stock
 grants                                    307       353,318           --             --         (353,625)          --
Shares released by ESOP trust             --          12,400           --             --             --           41,000
Stock compensation expense                --            --             --             --           70,771           --
                                    ----------  ------------    -----------    -----------    -----------     ----------
Balances at December  31, 2000          25,373    12,811,494     19,221,842       (145,398)      (282,854)      (522,760)

COMPREHENSIVE INCOME
  Net income                              --            --        3,099,243           --             --             --
  Other comprehensive income:
    Change in unrealized loss
     on securities available for
     sale, net of deferred income
     tax expense of $246,981              --            --             --          376,551           --             --
    Less: reclassification
     adjustment                           --            --             --             --             --             --

      Total comprehensive
       income

Cash dividends ($0.48 per share)          --            --       (1,193,766)          --             --             --
Exercise of stock
 options                                    87        50,283           --             --             --             --
Shares released by ESOP trust             --          16,273           --             --             --           41,000
Stock compensation expense                --            --             --             --           70,771           --
Purchase of treasury stock
    (7,146 shares)                        --            --             --             --             --             --
                                    ----------  ------------    -----------    -----------    -----------     ----------
Balances at December  31, 2001      $   25,460   $12,878,050    $21,127,319    $   231,153    $  (212,083)    $ (481,760)
                                    ==========   ===========    ===========    ===========    ===========     ==========






                                      Treasury
                                       Stock        Total
                                      --------    -----------

Balances at January 1, 2000           $   --      $28,876,670

COMPREHENSIVE INCOME

  Net income                              --        2,458,157
  Other comprehensive income:
    Change in unrealized loss
      on securities available
      for sale,
      net of deferred income
      tax expense of $437,055             --          666,339
    Less: reclassification
    adjustment                            --             --
                                                  -----------
      Total comprehensive
      income                                        3,124,496
                                                  -----------

Cash dividends ($0.41 per share)          --       (1,017,640)
Restricted stock
 grants                                   --             --
Shares released by ESOP trust             --           53,400
Stock compensation expense                --           70,771
                                      --------    -----------
Balances at December  31, 2000            --       31,107,697

COMPREHENSIVE INCOME
  Net income                              --        3,099,243
  Other comprehensive income:
    Change in unrealized loss
     on securities available for
     sale, net of deferred income
     tax expense of $246,981              --          376,551
    Less: reclassification
     adjustment                           --             --
                                                  -----------
      Total comprehensive
       income                                       3,475,794
                                                  -----------
Cash dividends ($0.48 per share)          --       (1,193,766)
Exercise of stock
 options                                  --           50,370
Shares released by ESOP trust             --           57,273
Stock compensation expense                --           70,771
Purchase of treasury stock
    (7,146 shares)                     (87,474)       (87,474)
                                      --------    -----------
Balances at December  31, 2001        $(87,474)   $33,480,665
                                      ========    ===========


See notes to consolidated financial statements.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                               2001               2000
                                                                                               ----               ----
INTEREST INCOME
  Loans, including fees                                                                       $15,462,139        $13,993,666
  Securities:
   Taxable                                                                                      2,600,194          2,500,061
   Tax-exempt                                                                                     374,889            375,888
  Federal funds sold                                                                                    -             32,555
  Federal Home Loan Bank dividends                                                                130,078            108,522
  Interest-bearing deposits in banks                                                              392,708            352,076
                                                                                              -----------        -----------
     Total interest income                                                                     18,960,008         17,362,768
                                                                                              -----------        -----------

INTEREST EXPENSE

  Deposits                                                                                      7,679,827          8,035,010
  Retail repurchase agreements                                                                      2,831                  -
  Advances from Federal Home Loan Bank                                                          2,159,527          1,231,762
                                                                                              -----------        -----------
      Total interest expense                                                                    9,842,185          9,266,772
                                                                                              -----------        -----------

      Net interest income                                                                       9,117,823          8,095,996

  Provision for loan losses                                                                        66,000             48,000
                                                                                              -----------        -----------
      Net interest income after provision for loan losses                                       9,051,823          8,047,996
                                                                                              -----------        -----------

NONINTEREST INCOME

  Service charges on deposit accounts                                                           1,230,002            868,591
  Commission income                                                                               244,644            201,002
  Gain on sale of securities                                                                       15,555                  -
  Gain on sale of mortgage loans                                                                  123,591             87,266
  Other income                                                                                     61,495             62,437
                                                                                              -----------        -----------
      Total noninterest income                                                                  1,675,287          1,219,296
                                                                                              -----------        -----------

NONINTEREST EXPENSE

  Compensation and benefits                                                                     3,197,793          3,032,101
  Occupancy and equipment                                                                         741,007            745,879
  Data processing                                                                                 455,566            412,933
  Merger related expenses                                                                               -             20,453
  Other expenses                                                                                1,519,079          1,417,558
                                                                                              -----------        -----------
      Total noninterest expense                                                                 5,913,445          5,628,924
                                                                                              -----------        -----------

      Income before income taxes                                                                4,813,665          3,638,368

   Income tax expense                                                                           1,714,422          1,180,211
                                                                                              -----------        -----------

         Net Income                                                                           $ 3,099,243        $ 2,458,157
                                                                                              ===========        ===========

         Net income per common share, basic                                                        $ 1.26             $ 1.00
                                                                                              ===========        ===========

         Net income per common share, diluted                                                      $ 1.25             $ 1.00
                                                                                              ===========        ===========


See notes to consolidated financial statements.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                             2001              2000
                                                                                             ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                               $ 3,099,243       $ 2,458,157
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Amortization of premium and accretion of discount on securities, net                      30,847            (7,651)
      Depreciation expense                                                                     463,264           488,948
      Deferred income taxes                                                                     18,971          (134,075)
      ESOP and stock compensation expense                                                      128,044           124,171
      Increase in cash value of life insurance                                                 (53,275)          (50,398)
      Provision for loan losses                                                                 66,000            48,000
      Gain on sale of securities                                                               (15,555)                -
      Proceeds from the sale of mortgage loans                                               5,488,218         3,671,898
      Mortgage loans originated for sale                                                    (5,364,627)       (3,584,632)
      Gain on sale of mortgage loans                                                          (123,591)          (87,266)
      (Increase) decrease in accrued interest receivable                                       104,176          (366,953)
      Increase (decrease) in accrued interest payable                                          (53,270)          287,105
      Net change in other assets/liabilities                                                   114,848           (16,645)
                                                                                          ------------      ------------
        Net Cash Provided By Operating Activities                                            3,903,293         2,830,659
                                                                                          ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Net (increase) decrease in interest-bearing deposits with banks                              259,990        (1,756,760)
  Decrease in federal funds sold                                                                     -         4,000,000
  Purchase of securities available for sale                                                (42,716,013)       (6,957,369)
  Purchase of securities held to maturity                                                     (500,000)                -
  Proceeds from maturities of securities available for sale                                 21,938,000         2,800,000
  Proceeds from maturities of securities held to maturity                                    9,270,100           981,600
  Proceeds from sale of securities held to maturity                                            356,432                 -
  Principal collected on mortgage-backed securities                                          1,540,387           700,700
  Net increase in loans receivable                                                         (22,618,022)      (24,308,654)
  Purchase of Federal Home Loan Bank stock                                                    (675,000)         (251,400)
  Proceeds from sale of foreclosed real estate                                                  32,422            75,488
  Purchase of premises and equipment                                                          (175,809)         (257,530)
                                                                                          ------------      ------------
        Net Cash Used By Investing Activities                                              (33,287,513)      (24,973,925)
                                                                                          ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Net increase in deposits                                                                  18,754,032        10,026,643
  Net increase in retail repurchase agreements                                                 284,221                 -
  Advances from Federal Home Loan Bank                                                      16,000,000        42,000,000
  Repayment of advances from Federal Home Loan Bank                                         (3,249,562)      (28,675,793)
  Exercise of stock options                                                                     50,370                 -
  Purchase of treasury stock                                                                   (87,474)                -
  Dividends paid                                                                            (1,193,766)       (1,017,640)
                                                                                          ------------      ------------
        Net Cash Provided By Financing Activities                                           30,557,821        22,333,210
                                                                                          ------------      ------------

Net Increase in Cash and Due From Banks                                                      1,173,601           189,944

Cash and due from banks at beginning of year                                                 6,010,281         5,820,337
                                                                                          ------------      ------------

Cash and Due From Banks at End of Year                                                     $ 7,183,882       $ 6,010,281
                                                                                          ============      ============

See notes to consolidated financial statements.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations

         First Capital, Inc. (the Company) is the thrift holding company of First Harrison Bank (the Bank), a wholly-owned subsidiary. The Bank is a federally-chartered savings bank which provides a variety of banking services to individuals and business customers through nine locations in Southern Indiana. The Bank's primary source of revenue is single-family residential loans. The Bank's wholly-owned subsidiary, First Harrison Financial Services, Inc., sells property and casualty insurance and non-deposit investment products.

         Basis of Presentation and Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

         Statements of Cash Flows

         For purposes of the statements of cash flows, the Bank has defined cash and cash equivalents as those amounts included in the balance sheet caption "Cash and due from banks."

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate. In connection with the determination of estimated losses on loan and foreclosed real estate, management obtains appraisals for significant properties.

         While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, as an integral part of their examination process, regulatory agencies periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(1 - continued)

         Securities Available for Sale

         Securities available for sale consist of debt and equity securities and are stated at fair value. Amortization of premium and accretion of discount are recognized in interest income using the interest method over the remaining period to maturity, adjusted for anticipated prepayments. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Unrealized gains and losses, net of tax, on securities available for sale are reported as a separate component of stockholders' equity until realized. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method.

         Securities Held to Maturity

         Debt securities for which the Bank has the positive intent and ability to hold to maturity are carried at cost, adjusted for amortization of premium and accretion of discount using the interest method over the remaining period to maturity, adjusted for anticipated prepayments. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities.

         Loans

         Loans receivable are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses. The Bank's real estate loan portfolio consists primarily of long-term loans, collateralized by first mortgages on single-family residences and multi-family residential properties located in the southern Indiana area and commercial real estate loans. In addition to real estate loans, the Bank makes commercial loans and consumer loans.

         Loan origination fees and certain direct costs of underwriting and closing loans are deferred and the net fee or cost is recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

         The accrual of interest is discontinued on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Bank does not accrue interest on loans past due 90 days or more except when the estimated value of collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non accrual status, previously accrued but unpaid interest is deducted from interest income.

         Subsequent receipts on nonaccrual loans, including specific impaired loans are recorded as a reduction of principal, and interest income is only recorded once principal recovery is reasonably assured.

         The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(1 - continued)

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent.

         Foreclosed Real Estate

         Foreclosed real estate is carried at the lower of fair value minus estimated costs to sell or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net expense from operations of foreclosed real estate held for sale is reported in non-interest expense.

         Premises and Equipment

         The Bank uses the straight line and accelerated methods of computing depreciation at rates adequate to amortize the cost of the applicable assets over their useful lives. Items capitalized as part of premises and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

         Mortgage Servicing Rights and Loan Servicing

         Mortgage servicing rights are recognized as separate assets when servicing rights are acquired through purchase or loan originations when there is a definitive plan to sell the underlying loan. Capitalized mortgage servicing rights are periodically evaluated for impairment based on the fair value of those rights. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income of the underlying mortgage loans.

         Loan servicing fees are recognized in income as monthly principal and interest payments are collected on mortgages. Costs of loan servicing are charged to expense as incurred.

         Amortization of Intangibles

         Intangibles relating to the acquisition of a branch banking facility are amortized over 15 years using the straight-line method.

         Income Taxes

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available for sale securities, allowance for loan losses, accumulated depreciation and accrued income and expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(1 - continued)

         Stock-Based Compensation

         Under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company measures and recognizes compensation cost related to stock-based compensation plans using the intrinsic value method and discloses the pro forma effect of applying the fair value method contained in SFAS No. 123. Accordingly, no compensation cost is charged against earnings for stock options granted under the Company's stock-based compensation plans.

         Advertising

         Advertising costs are charged to operations when incurred

         Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities. SFAS 133, as amended by SFAS 138 in June 2000, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It required that an entity recognize all derivatives as either assets or liabilities in the statement of condition and measure those instruments at fair value. The FASB issued SFAS 137, Accounting for Derivative Investments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133, which extended the effective date of implementation of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The implementation of this standard had no impact on the Company's financial condition and results of operations.

         In September 2000, FASB issued SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. The statement replaces SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. The statement was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The statement was effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of this standard had no impact on the Company's financial condition or results of operations.

         In June 2001, FASB issued SFAS 141, Business Combinations, which amends or supersedes interpretations in APB Opinion No. 16, Business Combinations and supersedes SFAS 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001 and requires the use of the purchase method of accounting and addresses financial accounting and report for goodwill and other intangibles acquired in a business combination at acquisition. The purchase method accounts for a business combination as the acquisition of one company by another. The acquiring company records at its cost the acquired assets less liabilities assumed. A difference between the cost of the acquired company and the sum of the fair values of tangible and identifiable intangible assets less liabilities is recorded as goodwill. Also, in June 2001, FASB issued SFAS 142, Goodwill and Other Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. Under this statement, goodwill shall not be amortized but will be evaluated for impairment. The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001. The implementation of this statement did not have a material impact on the Company's financial condition and results of operations.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(1 - continued)

         In June 2001, FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement applies to all entities and the legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The implementation of this standard is not expected to have an impact on the Company's financial condition and results of operations.

         In August 2001, FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and establishes a single financial accounting model for long-lived assets to be disposed of by sale. The statement retains the requirements of SFAS 121 to recognize an impairment loss if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and the fair value of the asset. The implementation of this standard is not expected to have an impact on the Company's financial condition or results of operations.

(2)      RESTRICTION ON CASH AND DUE FROM BANKS

         The Bank is required to maintain reserve balances on hand and with the Federal Reserve Bank which are noninterest bearing and unavailable for investment. The average amount of those reserve balances for the year ended December 31, 2001 and 2000 were approximately $1,104,000 and $757,000 respectively.

(3)      DEBT AND EQUITY SECURITIES

         Debt and equity securities have been classified in the balance sheets according to management's intent. Investment securities at December 31, 2001 and 2000 are summarized as follows:


                                                                        Gross         Gross
                                                        Amortized    Unrealized    Unrealized       Fair
                                                          Cost          Gains        Losses         Value
             December 31, 2001:
             Securities available for sale:
               Mortgage-backed securities:
                 FNMA certificates                     $   457,668   $        --   $    10,716   $   446,952
                 GNMA certificates                       1,785,617         6,480            --     1,792,097
                 FHLMC certificates                        310,174         4,523            --       314,697
                 FNMA REMICS                             2,022,167         4,639        19,487     2,007,319
                 FHLMC REMICS                            2,033,426        16,353        19,394     2,030,385
                                                       -----------------------------------------------------
                                                         6,609,052        31,995        49,597     6,591,450
                                                       -----------------------------------------------------
               Other debt securities:
                 Federal agency                         39,662,021       528,972       117,898    40,073,095
                 Municipal                               7,061,710        71,290        72,106     7,060,894
                                                       -----------------------------------------------------
                                                        46,723,731       600,262       190,004    47,133,989
                                                       -----------------------------------------------------

               Mutual funds                              1,175,717        10,218        20,106     1,165,829
                                                       -----------------------------------------------------

                 Total securities available for sale   $54,508,500   $   642,475   $   259,707   $54,891,268
                                                       =====================================================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(3 - continued)

                                                                        Gross         Gross
                                                        Amortized    Unrealized    Unrealized       Fair
                                                          Cost          Gains        Losses         Value
             December 31, 2001:
             Securities held to maturity:
               Mortgage-backed securities:
                 FNMA certificates                     $   240,634   $     1,554   $     4,644   $   237,544
                 GNMA certificates                         152,014         1,610           736       152,888
                                                       -----------------------------------------------------
                                                           392,648         3,164         5,380       390,432
                                                       -----------------------------------------------------
                 Other debt securities:
                   Municipal                             1,443,003        16,823            --     1,459,826
                                                       -----------------------------------------------------

                   Total securities held to maturity   $ 1,835,651   $    19,987   $     5,380   $ 1,850,258
                                                       =====================================================

             December 31, 2000:
             Securities available for sale:
               Mortgage-backed securities:
                 FHLMC certificates                    $   581,685   $        --   $     3,072   $   578,613
                 GNMA certificates                       2,928,927            --        37,328     2,891,599
                                                       -----------------------------------------------------
                                                         3,510,612            --        40,400     3,470,212
                                                       -----------------------------------------------------
               Other debt securities:
                 Federal agency                         25,448,400       124,526       297,549    25,275,377
                 Municipal                               4,954,187        39,417        51,092     4,942,512
                                                       -----------------------------------------------------
                                                        30,402,587       163,943       348,641    30,217,889
                                                       -----------------------------------------------------

               Mutual funds                              1,106,106            --        15,666     1,090,440
                                                       -----------------------------------------------------

                 Total securities available for sale   $35,019,305   $   163,943   $   404,707   $34,778,541
                                                       =====================================================

             Securities held to maturity:
               Mortgage-backed securities:
                 FHLMC certificates                    $    22,142   $        15   $        --   $    22,157
                 GNMA certificates                         207,993            --         5,039       202,954
                 FNMA certificates                         280,244           933        14,780       266,397
                                                       -----------------------------------------------------
                                                           510,379           948        19,819       491,508
                                                       -----------------------------------------------------
               Other debt securities:
                 Federal agency                          8,485,359            --        97,442     8,387,917
                 Municipal                               2,233,307        48,913            --     2,282,220
                                                       -----------------------------------------------------
                                                        10,718,666        48,913        97,442    10,670,137
                                                       -----------------------------------------------------

                 Total securities held to maturity     $11,229,045   $    49,861   $   117,261   $11,161,645
                                                       =====================================================


         During 2001, the Bank sold non-rated municipal securities classified as held to maturity with an amortized cost of $356,432 and recognized a gain of $15,555. These securities were sold following a recent examination by the Office of Thrift Supervision (OTS) which has required divestiture of these holdings within three years. The OTS limits the holdings of non-rated municipal securities to those issued by a municipality in which the institution has an office. Through the merger with HCB Bancorp, the Bank acquired certain non-rated municipal securities issued by municipalities in which the Bank does not have an office. At March 31, 2001, the Bank transferred from the held to maturity category to the available for sale category non-rated municipal securities with an amortized cost of $182,376. At December 31, 2001, the Bank holds non-rated municipal securities in the available for sale category with a carrying value of $1,070,703 which must be divested before December 31, 2004.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(3 - continued)

         The amortized cost and fair value of debt securities as of December 31, 2001, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalty.

                                               Securities Available for Sale   Securities Held to Maturity
                                               -----------------------------   ---------------------------
                                                Amortized           Fair        Amortized         Fair
                                                   Cost             Value          Cost           Value

             Due in one year or less           $ 3,916,586       $ 3,996,789   $   826,993     $   830,228
             Due after one year through five
               years                            32,212,395        32,542,995       525,010         538,598
             Due after five years through
               ten years                         9,053,636         9,087,928        91,000          91,000
             Due after ten years                 1,541,114         1,506,277            --              --
                                               -----------------------------------------------------------
                                                46,723,731        47,133,989     1,443,003       1,459,826
             Mortgage-backed securities          6,609,052         6,591,450       392,648         390,432
                                               -----------------------------------------------------------

                                               $53,332,783       $53,725,439   $ 1,835,651     $ 1,850,258
                                               ===========================================================

         Certain securities were pledged to secure advances from the Federal Home Loan Bank at December 31, 2001. (See Note 8)

(4)      LOANS

         Loans receivable at December 31, 2001 and 2000 consisted of the following:


                                                             2001           2000
                                                             ----           ----
             Real estate mortgage loans:
               Residential                               $132,348,492   $109,812,449
               Land                                         4,381,011      3,356,389
               Residential construction                    10,476,939      9,665,497
               Commercial real estate                      15,810,867     20,371,994
             Commercial business loans                     11,339,361      9,815,614
             Consumer loans:
               Home equity and second mortgage loans       12,962,816     11,348,657
               Automobile loans                            10,376,402     10,156,005
               Loans secured by savings accounts            1,309,396      1,554,237
               Unsecured loans                              1,721,400      1,609,396
               Other consumer loans                         4,949,299      5,919,878
                                                         ---------------------------
                  Gross loans receivable                  205,675,983    183,610,116
                                                         ---------------------------
             Less:
               Deferred loan origination fees, net            116,189        228,992
               Undisbursed portion of loans in process      2,726,924      2,893,217
               Allowance for loan losses                    1,102,653      1,183,637
                                                         ---------------------------
                                                            3,945,766      4,305,846
                                                         ---------------------------

                  Loans receivable, net                  $201,730,217   $179,304,270
                                                         ===========================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(4 - continued)

         Mortgage loans serviced for the benefit of others amounted to $10,061,396 and $10,265,945 at December 31, 2001 and 2000,
         respectively. The balance of capitalized mortgage servicing rights, carried at estimated fair value, included in other assets at December 31, 2001 and 2000, was $124,231 and $115,861, respectively. The estimated fair value of mortgage servicing rights was determined using a discount rate of 10 percent and prepayment speeds ranging from 2.22 percent to 13.44 percent, depending upon the stratification of the specific rights. During the years ended December 31, 2001 and 2000 , the Bank capitalized mortgage servicing rights amounting to $77,206 and $42,357, respectively. The Bank recognized amortization of $68,836 and $18,915, for the years ended December 31, 2001 and 2000, respectively.

         An analysis of the allowance for loan losses is as follows:

                                          2001              2000
                                          ----              ----

             Beginning balances        $ 1,183,638     $ 1,193,606
             Provision                      66,000          48,000
             Recoveries                     74,940          17,778
             Loans charged-off            (221,925)        (75,746)
                                       ---------------------------

             Ending balances           $ 1,102,653     $ 1,183,638
                                       ===========================

         The Bank had loans amounting to approximately $806,000 and $251,000 specifically classified as impaired at December 31, 2001 and 2000, respectively. The average recorded investment in impaired loans amounted to approximately $356,000 and $132,000 for the years ended December 31, 2001 and 2000, respectively. The Bank had a specific allowance for loan losses related to impaired loans of $165,729 at December 31, 2001. The Bank had no specific allowance for loan losses related to impaired loans at December 31, 2000. Interest income on impaired loans of $18,374 was recognized in 2001 for cash payments received. No interest income on impaired loans was recognized in 2000.

         The Bank has entered into loan transactions with certain directors, officers and their affiliates (related parties). In the opinion of management, such indebtedness was incurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

         The following table represents the aggregate activity for related party loans during the year ended December 31, 2001:


             Beginning balance                         $ 2,045,566
             New loans                                   1,014,826
             Payments                                   (1,268,548)
                                                       -----------

             Ending balance                            $ 1,791,844
                                                       ===========

         The Bank has purchased commercial paper from a corporation where a director is considered a related party. In the opinion of management, these transactions were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties. During the year ended December 31, 2001, the Bank granted approximately $2,424,000, to customers of the corporation and such loans had an aggregate outstanding balance of approximately $1,957,000 at December 31, 2001.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(5)      PREMISES AND EQUIPMENT

         Premises and equipment consisted of the following:

                                                    2001         2000
                                                    ----         ----

             Land and land improvements          $1,146,490   $1,146,490
             Leasehold improvements                 153,077      148,283
             Office building                      4,870,478    4,819,652
             Furniture, fixtures and equipment    2,308,390    2,241,964
                                                 -----------------------
                                                  8,478,435    8,356,389
             Less accumulated depreciation        2,538,144    2,128,643
                                                 -----------------------

               Totals                            $5,940,291   $6,227,746
                                                 =======================

(6)      DEPOSITS

         The aggregate amount of time deposit accounts with balances of $100,000 or more was approximately $24,592,000 and $19,454,000 at December 31, 2001 and 2000, respectively. Deposit account balances in excess of $100,000 are not federally insured.

         At December 31, 2001, scheduled maturities of time deposits were as follows:

             Year ending December 31:
                2002                             $ 60,017,496
                2003                               19,180,850
                2004                                9,958,086
                2005                               11,183,443
                2006 and thereafter                 3,720,428
                                                 ------------

                  Total                          $104,060,303
                                                 ============

         The Bank held deposits of approximately $6,670,000 and $4,387,000 for related parties at December 31, 2001 and 2000, respectively.

(7)      RETAIL REPURCHASE AGREEMENTS

         Retail repurchase agreements represent overnight borrowings from deposit customers and the debt securities sold under the repurchase agreements were under the control of the Bank at December 31, 2001. Information concerning borrowings under repurchase agreements at December 31, 2001 and for the year then ended is summarized as follows:

         Weighted average interest rate during the year                      3.12%
         Average daily balance                                         $   90,752
         Maximum month-end balance during the year                     $  578,534
         Amortized cost of debt securities underlying the agreements   $1,019,710
         Fair value of debt securities underlying the agreements       $1,056,644

(8)      ADVANCES FROM FEDERAL HOME LOAN BANK

         At December 31, 2001 and 2000, advances from the Federal Home Loan Bank were as follows:

                                         2001                      2000
                               -----------------------   -----------------------
                               Weighted                  Weighted
                                Average                   Average
                                 Rate        Amount        Rate        Amount

         Fixed rate advances     5.87%     $42,824,645     6.30%     $30,074,207
                                 ===============================================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(8 - continued)

         The following is a schedule of maturities for advances outstanding as of December 31, 2001:

             Due in:

                2002                             $  3,505,094
                2003                                3,528,004
                2004                                2,442,497
                2005                                7,101,821
                2006                                2,361,097
                Thereafter                         23,886,132
                                                 ------------

                  Total                          $ 42,824,645
                                                 ============

         The advances are secured under a blanket collateral agreement. At December 31, 2001, eligible collateral pledged as security for the advances included the following:

                                                         Carrying
                                                           Value

                Residential  mortgage loans            $119,127,136
                Available for sale securities            46,289,247
                Held to maturity securities                 392,648
                                                       ------------

                  Total pledged assets                 $165,809,031
                                                       ============

(9)      LEASE COMMITMENTS

         On April 1, 1997, the Bank entered into a noncancellable sub-lease agreement for a branch office for an initial lease term of eight years. The sub-lessor has a fixed term lease with the owner with an initial term expiring November 30, 2003. The Bank also has a noncancellable lease agreement for a branch office dated December 1, 1995 that expires in the year 2005.

         The following is a schedule by years of future minimum rental payments required under these operating leases:

             Year ending December 31:

                2002                                       $ 31,890
                2003                                         30,833
                2004                                         19,200
                2005                                         17,600
                                                           --------

                  Total minimum payments required          $ 99,523
                                                           ========

         Total minimum rental expense for all operating leases for each of the periods ended December 31, 2001 and 2000 amounted to $31,890.

(10)     INCOME TAXES

         The components of income tax expense were as follows:

                                         2001             2000
                                         ----             ----

             Current                  $ 1,695,451      $ 1,314,286
             Deferred                      18,971         (134,075)
                                      ----------------------------

                Totals                $ 1,714,422      $ 1,180,211
                                      ============================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(10 - continued)

         Significant components of the Bank's deferred tax assets and liabilities as of December 31, 2001 and 2000 were as follows:

                                                                     2001         2000
                                                                     ----         ----
             Deferred tax assets (liabilities):

               Depreciation                                       $(197,962)   $(199,869)
               Deferred loan fees                                   (49,080)     (33,299)
               Deferred compensation plans                          153,176      141,524
               Stock compensation expense                            27,400           --
               Allowance for loan losses                            426,765      458,254
               Post-1987 bad debt deduction                         (57,266)     (85,898)
               Unrealized loss on securities available for sale    (151,614)      95,367
               Other                                                (42,641)     (28,748)
                                                                  ----------------------

                  Net deferred tax asset                          $ 108,778    $ 347,331
                                                                  ======================


         The reconciliation of income tax expense with the amount which would have been provided at the federal statutory rate of 34 percent follows:

                                                                   2001            2000
                                                                   ----            ----

             Provision at federal statutory tax rate            $ 1,636,646     $ 1,237,045
             State income tax-net of federal tax benefit            227,740         107,817
             Change in state tax law - net of federal benefit            --         (18,730)
             Tax-exempt interest income                            (135,758)       (127,660)
             Increase in cash value of life insurance               (18,114)        (17,135)
             Nondeductible merger expenses                               --           6,954
             Other                                                    3,908          (8,080)
                                                                ---------------------------

                 Totals                                         $ 1,714,422     $ 1,180,211
                                                                ===========================

             Effective tax rate                                        35.6%           32.4%
                                                                ===========================

         In 2000, the Indiana financial institution tax law was amended to treat resident financial institutions the same as nonresident financial institutions by providing for apportionment of Indiana income based on receipts in Indiana. Receipts for Indiana were defined to exclude receipts from out of state sources and federal government and agency obligations. This change was effective retroactively to January 1, 1999. The provision of income taxes for 2000 includes a credit of $18,730 in recognition of this change.

         Prior to July 1, 1996, the Bank was permitted by the Internal Revenue Code to deduct from taxable income an annual addition to a statutory bad debt reserve subject to certain limitations. Retained earnings at December 31, 2001 includes approximately $1,040,000 of cumulative deductions for which no deferred federal income tax liability has been recorded. Reduction of these reserves for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes subject to the then current corporate income tax rate. The unrecorded deferred liability on these amounts was approximately $354,000 at December 31, 2001.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(10 - continued)

         Federal legislation in 1996 repealed the use of the qualified thrift reserve method of accounting for bad debts for tax years beginning after December 31, 1995. As a result, the Bank discontinued the calculation of the annual addition to the statutory bad debt reserve using the percentage-of-taxable-income method and adopted the experience reserve method for banks. Under this method, the Bank computes its federal tax bad debt deduction based on actual loss experience over a period of years. The legislation required the Bank to recapture into taxable income over a six-year period its post-1987 additions to the qualified thrift statutory bad debt reserve, thereby generating additional tax liability. At December 31, 2001, the remaining unamortized balance of the post-1987 reserves totaled $168,428 for which a deferred tax liability of $57,266 has been recorded.

         The legislation also provided that the Bank will not be required to recapture its pre-1988 statutory bad debt reserves if it ceases to meet the qualifying thrift definitional tests as provided under prior law and if the Bank continues to qualify as a "bank" under existing provisions of the Internal Revenue Code.

(11)     EMPLOYEE BENEFIT PLANS

         Defined Contribution Plan:

         The Bank has a qualified contributory defined contribution plan available to all eligible employees. The plan allows participating employees to make tax-deferred contributions under Internal Revenue Code Section 401(k). The Bank contributed $109,773 and $86,856 to the plan for the years ended December 31, 2001 and 2000, respectively.

         Employee Stock Ownership Plan:

         On December 31, 1998, the Company established a leveraged employee stock ownership plan (ESOP) covering substantially all employees. The ESOP trust acquired 61,501 shares of Company common stock financed by a term loan with the Company. The employer loan and the related interest income are not recognized in the consolidated financial statements as the debt is serviced from Company contributions. Dividends payable on allocated shares are charged to retained earnings and are satisfied by the allocation of cash dividends to participant accounts. Dividends payable on unallocated shares are not considered dividends for financial reporting purposes. Shares held by the ESOP trust are allocated to participant accounts based on the ratio of the current year principal and interest payments to the total of the current year and future years principal and interest to be paid on the employer loan.

         Compensation expense is recognized based on the average fair value of shares released for allocation to participant accounts during the year with a corresponding credit to stockholders' equity. Compensation expense recognized for the years ended December 31, 2001 and 2000 amounted to $50,251 and $44,320, respectively.

         Company common stock held by the ESOP trust was as follows:

                                                  2001       2000
                                                  ----       ----

             Allocated shares                     13,325      9,225
             Shares committed to be released          --         --
             Unearned shares                      48,176     52,276
                                                -------------------

             Total ESOP shares                    61,501     61,501
                                                ===================

             Fair value of unearned shares      $693,734   $575,036
                                                ===================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(12)     DEFERRED COMPENSATION PLANS

         The Bank has a deferred compensation plan whereby certain officers will be provided specific amounts of income for a period of fifteen years following normal retirement. The benefits under the agreements become fully vested after four years of service beginning with the effective date of the agreements. The Bank accrues the present value of the benefits so the amounts required will be provided at the normal retirement dates and thereafter.

         Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 1999 and 2022. The Bank is the owner and beneficiary of insurance policies on the lives of these officers which may provide funds for a portion of the required payments. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of employment or death. Deferred compensation expense for this plan was $28,051 and $20,909 for the years ended December 31, 2001 and 2000, respectively.

         The Bank also has a directors' deferred compensation plan whereby a director defers into a retirement account a portion of his monthly director fees for a specified period to provide a specified amount of income for a period of fifteen years following normal retirement. The Bank also accrues the interest cost on the deferred obligation so the amounts required will be provided at the normal retirement dates and thereafter.

         Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 1995 and 2037. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of service or death. Deferred compensation expense for this plan was $12,208 and $9,691 for the years ended December 31, 2001 and 2000, respectively.

 (13)    STOCK-BASED COMPENSATION PLANS

         The Company applies APB No. 25 and related interpretations in accounting for its stock-based compensation plans. In accordance with SFAS No. 123, the Company elected to continue to apply the provisions of APB No. 25. However, pro forma disclosures as if the Company adopted the compensation cost recognition provisions of SFAS No. 123, are presented along with a summary of the plans and awards.

         Restricted Stock Compensation Plan

         The Company has a restricted stock compensation plan as an encouragement for directors, officers and key employees to remain in the employment or service of the Bank. The shares granted under the plan were in the form of restricted stock vesting over a five-year period beginning one year after the date of grant of the award. Since the stock issued is held in escrow by the Company before some or all of the services are performed, unearned compensation is recorded as a reduction of stockholders' equity. Compensation expense is recognized pro rata over the period during which the shares are earned. The terms of the restricted stock compensation plan include a provision whereby all unearned shares become fully vested upon a change in control. Compensation expense of $70,771 was recognized for each of the years ended December 31, 2001 and 2000.

         Stock Option Plan

         The Company's stock option plan provides for issuance of up to 138,876 shares of the Company's authorized but unissued common stock to all employees, including any officer or employee-director. Under the plan, the Company may grant both non-qualified and qualified (i.e. incentive) stock options. In the case of incentive stock options, the aggregate fair value of the stock (determined at the time the incentive stock option is granted) for which any optionee may be granted incentive options which are first exercisable during any calendar year shall not exceed $100,000. Option prices may not be less than the fair market value of the underlying stock at the date of the grant.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(13 - continued)

         Options granted vest ratably over five to ten years and are exercisable in whole or in part for a period up to ten years from the date of the grant.

         The following is a summary of the Company's stock options as of December 31, 2001 and 2000, and the changes for the years then ended:

                                                  2001                   2000
                                          --------------------   --------------------
                                                      Weighted               Weighted
                                                       Average                Average
                                          Number of   Exercise   Number of   Exercise
                                            Shares     Price       Shares     Price
             Outstanding at beginning
               of year                      93,629     $ 7.88      30,005     $ 7.88
             Granted                            --         --      66,500      11.00
             Exercised                       8,638       5.83          --         --
             Forfeited                         256       7.81       2,876      10.05
                                            ------                 ------

             Outstanding at end of year     84,736     $10.46      93,629     $10.03
                                            ======                 ======

             Exercisable at end of year     25,533     $ 9.52      16,392     $ 6.73
                                            ======                 ======

         For options outstanding at December 31, 2001, the option price per share ranged from $6.24 to $12.65 and the weighted average remaining contractual life of the options was 3.8 years.

         For purposes of providing the pro forma disclosures required under SFAS No. 123, the fair market value of stock options granted for the years ended December 31, 2001 and 2000, was estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model was originally developed for use in estimating the fair value of traded options which have different characteristics from the Company's employee stock options and require the use of highly subjective assumptions which can materially affect the fair value estimate. As a result, management believes that the Black-Scholes model may not necessarily provide a reliable measure of the fair value of employee stock options.

         The following assumptions were used for grants for the year ended December 31, 2000:

                                                                  2000
                                                                  ----

             Expected dividend yields                              3.88%
             Risk-free interest rates                              6.65%
             Expected volatility                                  11.69%
             Expected life of options                           5 years
             Weighted average fair value at grant date          $  1.59

         Had compensation cost for the Company's stock-based compensation plans been determined in accordance with the fair value based accounting method provided by SFAS No. 123, the net income and net income per common share for the years ended December 31, 2001 and 2000 would have been as follows:

             (In thousands, except per share amounts)        2001         2000
                                                             ----         ----

             Pro forma net income                          $ 3,085      $ 2,446
             Pro forma net income per share:
             Basic                                         $  1.25      $  1.00
             Diluted                                       $  1.24      $  0.99

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(14)     COMMITMENTS AND CONTINGENCIES

         In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the financial statements.

         Commitments under outstanding standby letters of credit totaled $640,400 at December 31, 2001.

         The following is a summary of the commitments to extend credit at December 31, 2001 and 2000:

                                                          2001          2000
                                                          ----          ----
             Loan commitments:
               Fixed rate                              $ 7,599,459   $ 1,774,680
               Adjustable rate                             617,550       865,500

             Undisbursed commercial and personal
               lines of credit                           8,857,316     8,210,294
             Undisbursed portion of construction
               loans in process                          2,726,924     2,893,217
             Other loans in process                      8,416,594     5,884,984
                                                       -------------------------

                  Total commitments to extend credit   $28,217,843   $19,628,675
                                                       =========================

(15)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 14). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

         The Bank has not been required to perform on any financial guarantees and has not incurred any losses on its commitments during the years ended December 31, 2001 and 2000.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(16)     STOCKHOLDERS' EQUITY

         Conversion and Offering

         On December 31, 1998, the Bank's former mutual holding company, First Capital, Inc., M.H.C. (MHC), completed a conversion and stock offering whereby the MHC was merged with and into the Bank with the Bank becoming a wholly-owned subsidiary of the Company which offered common stock to certain current and former depositor and borrower customers of the Bank in a subscription offering. Prior to the conversion, the MHC owned 59.5% of the outstanding common stock of the Bank. Upon consummation of the conversion, the Company issued 768,551 shares of common stock (including 61,501 shares issued to the ESOP trust) for gross offering proceeds of $7,685,510. Total expenses in connection with the conversion and offering amounted to $449,382 and were charged against the gross offering proceeds. The conversion was accounted for as a pooling of interests.

         The Company also issued 532,057 common shares in exchange for the 204,015 common shares held by the public stockholders of the Bank pursuant to an exchange ratio resulting in the public stockholders of the Bank owning in the aggregate approximately 40.5% of the Company after the conversion and offering.

         Dividends

         The payment of dividends by the Bank is subject to regulation by the Office of Thrift Supervision (OTS). The Bank may not declare or pay a cash dividend or repurchase any of its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below regulatory capital requirements imposed by the OTS or below the amount of the liquidation account.

         Liquidation Account

         Upon completion of the conversion and offering, the Bank established a liquidation account in an amount equal to the amount of the cumulative dividends with respect to the Bank's common stock waived by First Capital, Inc. MHC plus 59.5% of the Bank's stockholders' equity as of September 30, 1999, which together totaled $7.5 million. The liquidation account is maintained for the benefit of depositors as of the March 31, 1997 eligibility record date (or the September 30, 1999 supplemental eligibility record date) who maintain their deposits in the Bank after the conversion and offering.

         In the event of complete liquidation, and only in such an event, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account in the proportionate amount of the then current adjusted balance for deposits held, before any liquidation distribution may be made with respect to the stockholders. Except for the repurchase of stock and payment of dividends by the Bank, the existence of the liquidation account does not restrict the use or application of retained earnings of the Bank.

(17)     REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involved quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(17 - continued)

         As of December 31, 2001, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institutions' categories.

         The actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk in either year.

                                                                                          Minimum
                                                                                         To Be Well
                                                                     Minimum          Capitalized Under
                                                                   For Capital        Prompt Corrective
                                                 Actual         Adequacy Purposes:    Action Provisions:
             (Dollars in thousands)        Amount      Ratio     Amount     Ratio     Amount      Ratio

           As of December 31, 2001:
            Total capital (to risk
             weighted assets)              $32,921     20.36%    $12,938     8.00%    $16,172     10.00%

            Tier I capital (to risk
             weighted assets)              $31,818     19.67%    $ 6,469     4.00%    $ 9,703      6.00%

            Tier I capital (to adjusted
             total assets)                 $31,818     11.25%    $11,311     4.00%    $14,138      5.00%

            Tangible capital (to
             adjusted total assets)        $31,818     11.25%    $ 4,241     1.50%        N/A

           As of December 31, 2000:
            Total capital (to risk
             weighted assets)              $30,783     20.63%    $11,935     8.00%    $14,919     10.00%

            Tier I capital (to risk
             weighted assets)              $29,599     19.97%    $ 5,967     4.00%    $ 8,951      6.00%

            Tier I capital (to adjusted
             total assets)                 $29,599     11.92%    $ 9,934     4.00%    $12,417      5.00%

            Tangible capital (to
             adjusted total assets)        $29,599     11.92%    $ 3,725     1.50%        N/A

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(18)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of financial instruments are as follows:


                                                                          2001                  2000
                                                                          ----                  ----
                                                                   Carrying     Fair     Carrying     Fair
                                                                     Value      Value      Value      Value
             (In thousands)
             Financial assets:
               Cash and due from banks                             $  7,184   $  7,184   $  6,010   $  6,010
               Interest bearing deposits in banks                     5,198      5,198      5,458      5,458
               Securities available for sale                         54,891     54,891     34,779     34,779
               Securities held to maturity                            1,836      1,850     11,229     11,162

               Loans receivable                                     202,833    201,663    180,488    180,794
               Less: allowance for loan losses                        1,103      1,103      1,184      1,184
                                                                   -----------------------------------------
                 Loans receivable, net                              201,730    200,560    179,304    179,610
                                                                   -----------------------------------------

               Federal Home Loan Bank stock                           2,179      2,179      1,504      1,504

             Financial liabilities:
               Deposits                                             204,122    206,690    185,368    187,398
               Retail repurchase agreements                             284        285         --         --
               Advances from Federal Home Loan Bank                  42,825     45,017     30,074     30,239

             Off-balance-sheet financial instruments:
               Asset related to commitments to extend credit             --         90         --         --
               Liability related to commitments to extend credit         --         --         --         46

         The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

         Cash and Short-Term Investments

         For short-term investments, including cash and due from banks, interest bearing deposits with banks, and federal funds sold, the carrying amount is a reasonable estimate of fair value.

         Debt and Equity Securities

         For debt securities, including mortgage-backed securities, the fair values are based on quoted market prices. For restricted equity securities held for investment, the carrying amount is a reasonable estimate of fair value.

         Loans Receivable

         The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         Deposits

         The fair value of demand deposits, savings accounts, money market deposit accounts and other transaction accounts is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000


(18 - continued)

         Borrowed Funds

         The fair value of advances from Federal Home Loan Bank is estimated by discounting the future cash flows using the current rates at which similar loans with the same remaining maturities could be obtained.

         Commitments to Extend Credit

         The majority of commitments to extend credit would result in loans with a market rate of interest if funded. The fair value of these commitments are the fees that would be charged to customers to enter into similar agreements. For fixed rate loan commitments, the fair value also considers the difference between current levels of interest rates and the committed rates.

(19)     PARENT COMPANY CONDENSED FINANCIAL INFORMATION

         Condensed financial information for First Capital, Inc. (parent company only) follows:

                                   Balance Sheets

                                   (In thousands)

                                                                   2001       2000
                                                                   ----       ----
             Assets:
               Cash and interest bearing deposits                 $ 1,037    $ 1,284
               Other assets                                           155        126
               Investment in subsidiaries                          32,289     29,697
                                                                  ------------------

                                                                  $33,481    $31,107
                                                                  ==================

             Liabilities and Stockholders' Equity:
               Other liabilities                                  $    --    $    --
               Stockholders' equity                                33,481     31,107
                                                                  ------------------

                                                                  $33,481    $31,107
                                                                  ==================

                                Statements of Income

                                   (In thousands)

                                                                   2001       2000
                                                                   ----       ----

             Interest income                                      $    28    $    72
             Dividend income                                        1,030         --
             Other operating expenses                                (253)      (284)
                                                                  ------------------

               Income (loss) before income taxes and equity in
                 undistributed net income of subsidiaries             805       (212)

             Income tax credit                                         79         74
                                                                  ------------------

             Income (loss) before equity in undistributed net
                 income of subsidiaries                               884       (138)
             Equity in undistributed net income of subsidiaries     2,215      2,596
                                                                  ------------------

                   Net income                                     $ 3,099    $ 2,458
                                                                  ==================

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000

(19 - continued)
                                Statements of Cash Flows

                                     (In thousands)

                                                                       2001       2000
                                                                       ----       ----
             Operating Activities:
               Net income                                             $ 3,099    $ 2,458
               Adjustments to reconcile net income to cash
                 provided by operating activities:
                 Equity in undistributed net income of subsidiaries    (2,215)    (2,596)
                 ESOP and stock compensation expense                      128        124
                 Net change in other assets/liabilities                     2       (103)
                                                                      ------------------
               Net cash provided (used) by operating activities         1,084       (117)
                                                                      ------------------

             Financing Activities:
               Exercise of stock options                                  (50)        --
               Repurchase of common stock                                 (87)        --
               Cash dividends paid                                     (1,194)    (1,017)
                                                                      ------------------
               Net cash provided by financing activities               (1,331)    (1,017)
                                                                      ------------------

               Net decrease in cash                                      (247)    (1,134)

               Cash at beginning of year                                1,284      2,418
                                                                      ------------------

               Cash at end of year                                    $ 1,037    $ 1,284
                                                                      ==================

(20)       SUPPLEMENTAL DISCLOSURE FOR EARNINGS PER SHARE

                                                                    2001         2000
                                                                    ----         ----
             Basic:
               Earnings:
                 Net income                                      $3,099,243   $2,458,157
                                                                 =======================

               Shares:
                 Weighted average common shares outstanding       2,463,343    2,452,248
                                                                 =======================

               Net income per common share, basic                $     1.26   $     1.00
                                                                 =======================

               Diluted:
                 Earnings:
                   Net income                                    $3,099,243   $2,458,157
                                                                 =======================

                 Shares:
                   Weighted average common shares outstanding     2,463,433    2,452,248
                   Add: Dilutive effect of outstanding options       15,717        8,503
                   Dilutive effect of restricted stock                3,009        1,657
                                                                 -----------------------

                   Weighted average common shares
                     outstanding, as adjusted                     2,482,069    2,462,408
                                                                 =======================

                 Net income per common share, diluted            $     1.25   $     1.00
                                                                 =======================


         Unearned ESOP shares are not considered as outstanding for purposes of computing weighted average common shares outstanding.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2001 AND 2000



(21)     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                         2001            2000
                                                         ----            ----
         Cash payments for:
           Interest                                   $9,895,455      $8,979,668
           Income taxes                                1,581,824       1,229,710

         Noncash investing activities:
           Transfers from loans to real estate
             acquired through foreclosure             $  126,398      $  118,640
           Proceeds from sales of foreclosed
             real estate financed through loans           34,222         213,220

(22)     MERGER WITH HCB BANCORP

         On January 12, 2000, the Company completed a merger with HCB Bancorp
         (HCB), a bank holding company located in Palmyra, Indiana. HCB was the parent company of Harrison County Bank, a state-chartered commercial bank which was merged with and into First Harrison Bank. The merger provided for an exchange of 15.5 shares of the Company's common stock for each outstanding share of HCB common stock. The merger was accounted for as a pooling of interests.

--------------------------------------------------------------------------------

                           BOARD OF DIRECTORS/OFFICERS

--------------------------------------------------------------------------------

Directors and Directors Emeritus

James G. Pendleton                                       Mark D. Shireman
  Chairman of the Board and retired Chief Executive        President of James L. Shireman, Inc.
  Officer of First Harrison Bank

Dennis L. Huber                                          Michael L. Shireman
  President and Publisher of O'Bannon Publishing           President of Uhl Truck Sales, Inc.
  Company, Inc.

Kenneth R. Saulman                                       John W. Buschemeyer
  Supervisor for Clark County REMC                         President and Majority Owner of Hurst Lumber
                                                           Company

Gerald L. Uhl                                            Loren E. Voyles
  Business Manager for Jacobi Sales, Inc.                  Retired President of Harrison County Bank


Earl H. Book                                             James S. Burden
  President of Carriage Ford, Inc.                         Owner of Tracy's Mobile Home Park


James E. Nett                                            Marvin E. Kiesler, Director Emeritus
  Accountant for Koetter Woodworking, Inc.                 Retired Senior Vice President of Harrison
                                                           County Bank




Executive Officers

William W. Harrod                                        M. Chris Frederick
  President and Chief Executive Officer of First           Senior Vice President, Chief Financial Officer and
  Capital, Inc. and Chief Operating Officer of First       Treasurer
  Harrison Bank

Samuel E. Uhl                                            Joel E. Voyles
  President and Chief Executive Officer of First           Senior Vice President, Retail Banking Operations
  Harrison Bank and Chief Operating Officer of             and Corporate Secretary
  First Capital, Inc.

Dennis L. Thomas
  Senior Vice President, Consumer Lending
  Processing and Servicing

--------------------------------------------------------------------------------

                              CORPORATE INFORMATION

--------------------------------------------------------------------------------

General Counsel                               Independent Auditors

Thompson & Byrd                               Monroe Shine & Co., Inc.
303 N. Capitol Avenue                         222 East Market Street
Corydon, Indiana 47112                        New Albany, Indiana 47150


Special Counsel                               Transfer Agent

Muldoon Murphy & Faucette LLP                 Registrar and Transfer Company
5101 Wisconsin Ave., N.W.                     10 Commerce Drive
Washington, D.C.  20016                       Crawford, New Jersey 07016
                                              1-800-368-5948
Common Shares and Dividend Information

The common shares of the Company are traded on the Nasdaq SmallCap Market under the symbol "FCAP." As of December 31, 2001, the Company has 1,291 stockholders of record and 2,538,815 common shares outstanding. This does not reflect the number of persons whose shares are in nominee or "street" name accounts through brokers.

The following table lists quarterly market price and dividend information per common share for the years ended December 31, 2001 and 2000.

                                                              Market price
                          High          Low       Dividends   end of period
   2001:
     First Quarter      $ 12.99       $  9.81       $ 0.11       $ 11.88
     Second Quarter       11.88         10.40         0.12         10.80
     Third Quarter        14.61         11.39         0.12         13.37
     Fourth Quarter       14.40         12.92         0.13         14.40

   2000:
     First Quarter      $ 11.06       $ 10.31       $ 0.10       $ 10.92
     Second Quarter       11.16          9.71         0.10         10.53
     Third Quarter        11.39         10.04         0.10         10.63
     Fourth Quarter       11.00         10.14         0.11         11.00

Dividend payments by the Company depend primarily on dividends received by the Company from the Bank. See Note 16 to Consolidated Financial Statements for information regarding the dividend restrictions applicable to the Bank.

Annual Meeting

The Annual Meeting of Stockholders will be held at 12:00 p.m., Wednesday, April 24, 2002, at the office of the Bank, 220 Federal Drive, N.W., Corydon, Indiana 47112.

General Inquiries and Reports

The Company is required to file an Annual Report on Form 10-KSB for its fiscal year ended December 31, 2001 with the Securities and Exchange Commission. Copies of this Annual Report and the Company's annual reports on Form 10-KSB and quarterly reports on Form 10-QSB may be obtained without charge by writing:

William W. Harrod
President and CEO
First Capital, Inc.
220 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 738-2198

The Company's Annual Reports and Quarterly Reports are also available through the Securities and Exchange Commission's internet website (www.sec.gov).

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 10-QSB

                                   (Mark One)
                                   ----------
     (X)QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                For the quarterly period ended SEPTEMBER 30, 2002
                                               ------------------

                                       OR

          ( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         For the transition period from _______________to _____________

                           Commission File No. 0-25023
                                               -------

                               First Capital, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

              Indiana                                          35-2056949
   -----------------------------------------------------------------------------
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification Number)

                  220 Federal Drive NW, Corydon, Indiana 47112
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code 1-812-738-2198
                                                           --------------
                                 Not applicable
         --------------------------------------------------------------
         Former name, former address and former fiscal year, if changed since last report

     APPLICABLE ONLY TO CORPORATE ISSUERS; Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 2,542,688 shares of common stock were outstanding as of October 31, 2002.


Transitional Small Business Issuer Format: Yes _____   No   X
                                                          -----

FIRST CAPITAL, INC

                                      INDEX

Part I     Financial Information                                           Page
                                                                           ----
           Item 1. Consolidated Financial Statements

             Consolidated Balance Sheets as of September 30, 2002
               and December 31, 2001 (unaudited)                            85

             Consolidated Statements of Income for the three months and
               nine months ended September 30, 2002 and 2001 (unaudited)    86

             Consolidated Statements of Cash Flows for the nine months
               ended September 30, 2002 and 2001 (unaudited)                87

             Notes to consolidated financial statements (unaudited)       88-89

           Item 2. Management's Discussion and Analysis of Financial
             Condition and Results of Operations                          90-94

           Item 3. Controls and Procedures                                  95

Part II    Other Information                                                96


Signatures                                                                  97


Certifications                                                           98-101

                         PART I - FINANCIAL INFORMATION
                       FIRST CAPITAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                      September 30,    December 31,
                                                                      -------------    ------------
                                                                          2002             2001
                                                                          ----             ----
                                                                              (In thousands)
ASSETS
Cash and due from banks                                                 $   7,169       $   7,184
Interest bearing deposits with banks                                        3,186           5,199
Securities available for sale, at fair value                               67,714          54,891
Securities-held to maturity                                                 1,647           1,836
Loans receivable, net                                                     211,096         201,730
Federal Home Loan Bank stock, at cost                                       2,482           2,179
Foreclosed real estate                                                        147             212
Premises and equipment                                                      6,774           5,940
Accrued interest receivable:
   Loans                                                                    1,026           1,043
   Securities                                                                 702             798
Cash value of life insurance                                                1,254           1,214
Other assets                                                                  502             597
                                                                        -------------------------
     Total Assets                                                       $ 303,699       $ 282,823
                                                                        =========================
LIABILITIES
Deposits:
   Noninterest-bearing                                                  $  20,090       $  18,629
   Interest-bearing                                                       195,835         185,493
                                                                        -------------------------
        Total Deposits                                                    215,925         204,122

Retail repurchase agreements                                                  188             284
Advances from Federal Home Loan Bank                                       49,320          42,825
Accrued interest payable                                                    1,207           1,253
Accrued expenses and other liabilities                                      1,269             859
                                                                        -------------------------
     Total Liabilities                                                    267,909         249,343
                                                                        -------------------------

STOCKHOLDERS' EQUITY
Preferred stock of $.01 par value per share
   Authorized 1,000,000 shares; none issued                                     -               -
Common stock of $.01 par value per share
   Authorized 5,000,000 shares; issued 2,551,103 shares
   (2,545,961 shares in 2001)                                                  26              25
Additional paid-in capital                                                 12,938          12,878
Retained earnings-substantially restricted                                 22,551          21,127
Unearned ESOP shares                                                         (451)           (482)
Unearned stock compensation                                                  (161)           (212)
Accumulated other comprehensive income                                      1,004             231
Less treasury stock, at cost - 8,975 shares (7,146 shares in 2001)           (117)            (87)
                                                                        -------------------------
     Total Stockholders' Equity                                            35,790          33,480
                                                                        -------------------------
     Total Liabilities and Stockholders' Equity                         $ 303,699       $ 282,823
                                                                        =========================

See accompanying notes to consolidated financial statements.

                         PART I - FINANCIAL INFORMATION
                       FIRST CAPITAL, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                          Three Months Ended       Nine Months Ended
                                                             September 30,           September 30,
                                                            2002      2001          2002      2001
INTEREST INCOME                                             (In thousands, except per share data)
   Loans receivable, including fees                       $  3,899   $  3,926    $ 11,582   $ 11,526
   Securities
     Taxable                                                   667        660       2,020      1,969
     Tax-exempt                                                113         94         303        273
   Federal Home Loan Bank dividends                             38         33         107         95
   Interest bearing deposits with banks                         51         98         153        327
                                                          -------------------    -------------------
        Total interest income                                4,768      4,811      14,165     14,190
INTEREST EXPENSE
   Deposits                                                  1,536      1,952       4,688      5,974
   Retail repurchase agreements                                  1          1           2          3
   Advances from Federal Home Loan Bank                        697        563       1,996      1,531
                                                          -------------------    -------------------
        Total interest expense                               2,234      2,516       6,686      7,508
        Net interest income                                  2,534      2,295       7,479      6,682
   Provision for loan losses                                    65          -         155         36
                                                          -------------------    -------------------
        Net interest income after provision for
          loan losses                                        2,469      2,295       7,324      6,646
NON-INTEREST INCOME
   Service charges on deposit accounts                         355        309       1,013        888
   Commission income                                            79         49         201        191
   Gain on sale of securities                                    -          -           -         15
   Gain on sale of mortgage loans                                -          8           -        134
   Other income                                                 13         20          49         69
                                                          -------------------    -------------------
          Total non-interest income                            447        386       1,263      1,297
                                                          -------------------    -------------------
NON-INTEREST EXPENSE
   Compensation and benefits                                   893        798       2,676      2,395
   Occupancy and equipment                                     238        228         677        667
   Other operating expenses                                    500        457       1,542      1,357
                                                          -------------------    -------------------
        Total non-interest expense                           1,631      1,483       4,895      4,419
                                                          -------------------    -------------------
        Income before income taxes                           1,285      1,198       3,692      3,524
   Income tax expense                                          456        423       1,296      1,255
                                                          -------------------    -------------------
        Net Income                                        $    829   $    775    $  2,396   $  2,269
OTHER COMPREHENSIVE INCOME, NET OF TAX
   Unrealized gain on securities:
   Unrealized holding gains arising during the period          345        484         773        784
     Less: reclassification adjustment                           -          -           -          -
                                                          -------------------    -------------------
        Other comprehensive income                             345        484         773        784
                                                          -------------------    -------------------
        Comprehensive Income                              $  1,174   $  1,259    $  3,169   $  3,053
                                                          ===================    ===================
        Net income per common share, basic                $   0.33   $   0.31    $   0.97   $   0.92
                                                          ===================    ===================
        Net income per common share, diluted              $   0.33   $   0.31    $   0.96   $   0.92
                                                          ===================    ===================

See accompanying notes to consolidated financial statements.

                         PART I - FINANCIAL INFORMATION
                       FIRST CAPITAL, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                                           2002      2001
CASH FLOWS FROM OPERATING ACTIVITIES                                                      (In thousands)
   Net income                                                                           $  2,396   $  2,269
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Amortization of premiums and accretion of discounts                                  143         16
        Depreciation expense                                                                 346        342
        Deferred income taxes                                                               (107)       (25)
        ESOP compensation expense                                                             49         42
        Stock compensation expense                                                            52         53
        Increase in cash value of life insurance                                             (40)       (39)
        Provision for loan losses                                                            155         36
        Net gain on sale of securities held to maturity                                        -        (15)
        Proceeds from sales of mortgage loans                                                  -      6,033
        Mortgage loans originated for sale                                                     -     (5,899)
        Net gain on sale of mortgage loans                                                     -       (134)
        Decrease in accrued interest receivable                                              113        101
        Increase (decrease) in accrued interest payable                                      (46)        83
        Net change in other assets/liabilities                                               107        317
                                                                                        -------------------
          Net Cash Provided By Operating Activities                                        3,168      3,180
                                                                                        -------------------
CASH FLOWS FROM INVESTING ACTIVITIES
        Net (increase) decrease in interest bearing deposits with banks                    2,013     (1,029)
        Purchase of securities available for sale                                        (23,462)   (33,482)
        Proceeds from maturities of securities available for sale                         10,577     15,588
        Proceeds from sale of securities available for sale                                  235          -
        Purchase of securities held to maturity                                             (300)         -
        Proceeds from maturities of securities held to maturity                              419      8,189
        Proceeds from sale of maturities held to maturity                                      -        356
        Principal collected on mortgage-backed securities                                  1,034      1,173
        Net increase in loans receivable                                                  (9,698)   (16,568)
        Purchase of Federal Home Loan Bank stock                                            (303)      (475)
        Proceeds from sale of foreclosed real estate                                         242          -
        Purchase of premises and equipment                                                (1,179)      (142)
                                                                                        -------------------
          Net Cash Used By Investing Activities                                          (20,422)   (26,390)
                                                                                        -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
        Net increase in deposits                                                          11,803     14,524
        Net increase in advances from Federal Home Loan Bank                               6,495      9,501
        Net increase (decrease) in retail repurchase agreements                              (96)        93
        Exercise of stock options                                                             39         29
        Purchase of treasury stock                                                           (30)       (81)
        Dividends paid                                                                      (972)      (870)
                                                                                        -------------------
          Net Cash Provided By Financing Activities                                       17,239     23,196
                                                                                        -------------------
Net Decrease in Cash and Due From Banks                                                      (15)       (14)
Cash and due from banks at beginning of period                                             7,184      6,010
                                                                                        -------------------
Cash and Due From Banks at End of Period                                                $  7,169   $  5,996
                                                                                        ===================

See accompanying notes to consolidated financial statements.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   Presentation of Interim Information

     First Capital, Inc. ("Company") is the holding company for First Harrison Bank ("Bank"). The information presented in this report relates primarily to the Bank's operations.

     In the opinion of management, the unaudited consolidated financial statements include all normal adjustments considered necessary to present fairly the financial position as of September 30, 2002, and the results of operations for the three months and nine months ended September 30, 2002 and 2001 and cash flows for the nine months ended September 30, 2002 and 2001. All of these adjustments are of a normal, recurring nature. Interim results are not necessarily indicative of results for a full year.

     The accompanying unaudited consolidated financial statements and notes have been prepared in accordance with generally accepted accounting principles for interim financial statements and are presented as permitted by the instructions to Form 10-QSB. Accordingly, they do not contain certain information included in the Company's annual audited consolidated financial statements and related footnotes for the year ended December 31, 2001 included in the Form 10-KSB.

     The consolidated financial statements include the accounts of the Company, the Bank and the Bank's wholly owned subsidiary, First Harrison Financial Services, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

2.   Supplemental Disclosures of Cash Flow Information

                                                                  Nine Months Ended
                                                                    September 30,
                                                                    ------------
                                                                 2002           2001
                                                                 ----           ----
                                                                    (In thousands)
       Cash payments for:
         Interest                                                $6,732       $7,424
         Taxes                                                    1,543        1,206

       Noncash investing activity:
         Amortized cost of securities transferred from held to
             maturity to available for sale                           -          182

3.   Pending Merger

     On September 25, 2002, the Company and Hometown Bancshares, Inc. (Hometown), the bank holding company for Hometown National Bank in New Albany, Indiana, entered into an Agreement and Plan of Merger whereby each of the issued and outstanding common shares of Hometown will be exchanged for shares of the Company or $46.50 in cash per share. The number of shares of the Company's common stock to be exchanged for each share of Hometown common stock will be based on the average closing price of the Company's common stock over a twenty day trading period shortly before the closing of the merger. Elections to receive stock, cash or a combination of stock and cash by the shareholders of Hometown will be limited by a requirement that 50% of the total number of outstanding shares of Hometown common stock be exchanged for the Company's common stock. The merger is subject to regulatory and stockholder approvals. It is anticipated that the merger will be consummated in March 2003.

                      FIRST CAPITAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

4.   Comprehensive Income

     Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income for the Company includes net income and other comprehensive income representing the net unrealized gains and losses on securities available for sale. The following tables set forth the components of other comprehensive income and the allocated tax amounts for the three and nine months ended September 30, 2002 and 2001:

                                                          Three Months Ended     Nine Months Ended
                                                             September 30,         September 30,
                                                             -------------         -------------
                                                            2002       2001       2002       2001
                                                            ----       ----       ----       ----
          Unrealized gains on securities:                              (In thousands)
              Unrealized holding gains
                    arising during the period             $   571    $   802    $ 1,208    $ 1,298
              Income tax expense                             (226)      (318)      (507)      (514)
                                                          ----------------------------------------
                  Net of tax amount                           345        484        773        784
                                                          ----------------------------------------
              Less: reclassification
                adjustment for (gains)
                losses included in net income                  --         --         --         --
                Income tax expense (benefit)                   --         --         --         --
                                                          ----------------------------------------
          Other comprehensive income                      $   345    $   484    $   773    $   784
                                                          ========================================

5.   Supplemental Disclosure for Earnings Per Share

                                                                   Three months ended          Nine months ended
                                                                      September 30,               September 30,
                                                                   2002           2001         2002          2001
                                                                   ----           ----         ----          ----
                                                                   (Dollars in thousands, except per share data)
          Basic:
               Net income                                      $       829    $      775   $      2,396   $    2,269
                                                               =======================================================
          Shares:
               Weighted average common shares outstanding        2,477,636     2,462,891      2,474,692    2,463,318
                                                               =======================================================

               Net income per common share, basic              $      0.33    $     0.31   $       0.97   $     0.92
                                                               =======================================================

          Diluted:
            Net income                                         $       829    $      775   $      2,396   $    2,269
                                                               =======================================================
           Shares:
               Weighted average common shares outstanding        2,477,636     2,462,891      2,474,692    2,463,318
               Add: Dilutive effect of outstanding options          30,894        19,162         27,794       12,447
               Add: Dilutive effect of restricted share awards       5,268         3,921          4,192        1,979
                                                               -------------------------------------------------------
               Weighted average common shares
                  outstanding, as adjusted                       2,513,798     2,485,974      2,506,678    2,477,744
                                                               =======================================================

          Net income per common share, diluted                 $      0.33    $     0.31   $       0.96   $     0.92
                                                               =======================================================

                                 PART I - ITEM 2

                           MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                      FIRST CAPITAL, INC. AND SUBSIDIARIES

Safe Harbor Statement for Forward Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Financial Condition

     Total assets increased 7.4% from $282.8 million at December 31, 2001 to $303.7 million at September 30, 2002. Investment securities and net loans receivable provided the majority of this growth. The funding was provided by increases in deposits and borrowings from the Federal Home Loan Bank of Indianapolis.

     Net loans receivable grew from $201.7 million at December 31, 2001 to $211.1 million at September 30, 2002, a 4.6% increase. Residential mortgages and home equity lines of credit increased $10.3 million and $5.4 million, respectively, during this time period. Commercial and installment loans decreased by $1.8 million and $1.3 million, respectively, to offset some of the loan growth.

     Securities available for sale increased $12.8 million from $54.9 million at December 31, 2001 to $67.7 million at September 30, 2002. The increase was primarily due to purchases of $23.5 million offset by maturities of $10.6 million, principal repayments of $965,000 and sales of $235,000.

     Investment securities held-to-maturity decreased $189,000 as a result of purchases of $300,000, offset by maturities of $419,000 and principal repayments of $68,000.

     Cash and interest bearing deposits with banks decreased from $12.4 million at December 31, 2001 to $10.4 million at September 30, 2002 due to excess liquidity being invested in securities which generate higher yields than overnight funds.

     Total deposits grew 5.8%, from $204.1 million at December 31, 2001 to $215.9 million at September 30, 2002. Checking and savings accounts increased $6.6 million while time deposits increased $5.2 million during the period.

                                 PART I - ITEM 2

                           MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                      FIRST CAPITAL, INC. AND SUBSIDIARIES

     Federal Home Loan Bank borrowings increased $6.5 million from $42.8 million at December 31, 2001 to $49.3 million at September 30, 2002. The new advances were drawn primarily to fund loan growth while taking advantage of historically low interest rates at favorable terms.

     Total stockholders' equity increased from $33.5 million at December 31, 2001 to $35.8 million at September 30, 2002 primarily as a result of retained net income of $1.4 million and net unrealized gains of $773,000 on securities available for sale.

Results of Operations

     Net income for the nine month periods ended September 30, 2002 and 2001. Net income was $2.4 million ($.96 per share diluted) for the nine months ended September 30, 2002 compared to $2.3 million ($.92 per share diluted) for the nine months ended September 30, 2001. Net income increased due to an increase in net interest income partially offset by increases in noninterest expense and the provision for loan losses and a decrease in noninterest income.

     Net income for the three month periods ended September 30, 2002 and 2001. Net income was $829,000 ($.33 per share diluted) for the three months ended September 30, 2002 compared to $775,000 ($.31 per share diluted) for the three months ended September 30, 2001. Net income increased for 2002 compared to 2001 due to increases in net interest income and noninterest income offset by increases in noninterest expense and the provision for loan losses.

     Net interest income for the nine month periods ended September 30, 2002 and 2001. Net interest income increased 11.9% from $6.7 million in 2001 to $7.5 million in 2002 primarily as a result of a decrease in the average cost of funds partially offset by an increase in interest-earning assets.

     Total interest income decreased $25,000 during the nine months ended September 30, 2002 compared to the nine months ended September 30, 2001. The average balance of interest-earning assets was $276.6 million for the nine month period ended September 30, 2002 compared to $246.8 for the same period in 2001. However, the average tax-equivalent yield on interest-earning assets decreased from 7.76% in 2001 to 6.92% in 2002 due to the markedly lower interest rate environment.

     Total interest expense decreased $822,000 to $6.7 million for the nine months ended September 30, 2002 compared to $7.5 million for the same period in 2001. Interest on deposits decreased by $1.3 million while the interest on Federal Home Loan Bank advances increased by $465,000 when comparing the first nine months of 2002 against the same period in 2001. The average balance of interest-bearing liabilities increased from $208.2 million in 2001 to $235.7 million in 2002 while the average rate on interest-bearing liabilities decreased from 4.81% in 2001 to 3.78% in 2002. The Bank's tax-equivalent interest rate spread increased from 2.95% to 3.14% when comparing the first nine months results of 2001 with the same period in 2002 primarily due to the Bank's interest-bearing liabilities repricing faster than the interest-earning assets.

                                 PART I - ITEM 2

                           MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                      FIRST CAPITAL, INC. AND SUBSIDIARIES

     Net interest income for the three month periods ended September 30, 2002 and 2001. Net interest income increased from $2.3 million for the three months ended September 30, 2001 to $2.5 million for the same period in 2002 due primarily to a decrease in the average cost of funds.

     Total interest income decreased $43,000 for the three months ended September 30, 2002 compared to the same period in 2001. The decrease was a result of a lower average yield on interest-earning assets which was offset by higher average balances in these interest-earning assets. The average balance of net loans receivable and investment securities increased from $193.2 million and $54.5 million, respectively, for the three months ended September 30, 2001 to $209.3 million and $66.5 million for the three months ended September 30, 2002. The average yield on interest-earning assets decreased from 7.60% for the three months ended September 30, 2001 to 6.84% for the same period in 2002.

     Total interest expense decreased $282,000 to $2.2 million for the three months ended September 30, 2002 compared to $2.5 million for the same period in 2001 due to the average cost of interest-bearing liabilities decreasing from 4.65% for the three months ended September 30, 2001 to 3.71% for the same period in 2002.

     Provision for loan losses. The provision for loan losses was $155,000 for the nine month period ended September 30, 2002 compared to $36,000 for the same period in 2001. During 2002, net loans receivable increased by $9.4 million primarily due to increases in residential mortgages and home equity lines of credit by $15.7 million. Offsetting these increases were decreases of $3.1 million in commercial and consumer loans. Residential mortgage loans and home equity lines of credit have an inherently lower degree of credit risk than commercial and consumer loans. However, the consistent application of management's allowance methodology resulted in an increase in the provision for loan losses due to net charge-offs during the nine months ended September 30, 2002 of $150,000 compared to $118,000 for the same period in 2001 and the general weakening of economic conditions.

     Provisions for loan losses are charges to earnings to maintain the total allowance for loan losses at a level considered reasonable by management to provide for probable known and inherent loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains the allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

                                 PART I - ITEM 2

                           MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                      FIRST CAPITAL, INC. AND SUBSIDIARIES

     The methodology used in determining the allowance for loan losses includes segmenting the loan portfolio by identifying risk characteristics common to groups of loans, determining and measuring impairment of individual loans based on the present value of expected future cash flows or the fair value of collateral, and determining and measuring impairment for groups of loans with similar characteristics by applying loss factors that consider the qualitative factors which may effect the loss rates.

     The allowance for loan losses was $1.1 million at both September 30, 2002 and December 31, 2001. Management has deemed these amounts as adequate on those dates based on its risk analysis. At September 30, 2002 nonperforming loans totaled $1.4 million, compared to $1.3 million at December 31, 2001. Included in nonperforming loans are loans over 90 days past due secured by one-to-four family residential real estate in the amount of $680,000, nonresidential mortgages amounting to $176,000 and consumer and commercial loans of $171,000. These loans are accruing interest as the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery.

     Noninterest income for the nine month periods ended September 30, 2002 and 2001. Noninterest income decreased 2.6%, or $34,000, for the nine months ended September 30, 2002 compared to the same period of 2001. The Bank recognized gains of $134,000 on the sale of loans during the first nine months of 2001. The Bank sold no loans during the same period in 2002 in an effort to better leverage the Bank's capital. Service charges on deposits increased to $1.0 million for the nine months ended September 30, 2002 compared to $888,000 for the nine months ended September 30, 2001. Overdraft charges on the new "Carefree checking" account offered by the Bank is the primary reason for this increase.

     Noninterest income for the three month periods ended September 30, 2002 and 2001. Noninterest income increased 15.8% to $447,000 for the three months ended September 30, 2002 compared to $386,000 during the same period in 2001. Service charges on deposits and commission income increased $46,000 and $30,000, respectively, when comparing the three months ended September 30, 2002 to the same period in 2001.

     Noninterest expense for the nine month periods ended September 30, 2002 and 2001. Noninterest expense increased 10.8% to $4.9 million for the nine month period ended September 30, 2002, compared to $4.4 million for the same period in 2001 primarily due to increases in compensation and benefits and other operating expenses.

     Compensation and benefits increased by $281,000 when comparing the first nine months of 2002 and 2001. This increase is due to normal salary increases, an increase in staff, an increase in the cost of employee health insurance and a reduction in compensation and benefit costs deferred in connection with loan originations. The refinancing wave the Bank experienced during the first nine months of 2001 resulted in a reduction of compensation and benefits of $364,000 during that time period due to the deferral of these costs associated with underwriting loans. During the first nine months of 2002, that figure has decreased by $81,000 as the pace of loan originations has declined.

                                 PART I - ITEM 2

                           MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                      FIRST CAPITAL, INC. AND SUBSIDIARIES


     Other operating expenses increased $185,000 compared to the same period in 2001 primarily due to increases in ATM processing fees, office supplies, correspondent banking expenses and consulting fees.

     Noninterest expense for the three month periods ended September 30, 2002 and 2001. Noninterest expense increased 10.0%, or $148,000, for the three month period ended September 30, 2002 compared to the three month period ended September 30, 2001. Compensation and benefits increased $95,000 compared to the same quarter last year. Normal salary increases and an increase in staff were the primary factors in this increase. Other operating expenses increased $43,000 due to increases in postage, ATM processing fees, consulting fees and community donations.

     Income tax expense. Income tax expense for the nine month periods ended September 30, 2002 and September 30, 2001 was $1.3 million. The effective tax rate decreased from 35.6% for 2001 to 35.1% for 2002. Income tax expense for the three month period ended September 30, 2002 was $456,000, compared to $423,000 for the same quarter in 2001. The effective tax rate for the three month period in 2002 was 35.5% compared to 35.3% for 2001.


Liquidity and Capital Resources

     The Bank's primary sources of funds are customer deposits, proceeds from loan repayments, maturing securities and FHLB advances. While loan repayments and maturities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, general economic conditions and competition. At September 30, 2002, the Bank had cash and interest-bearing deposits with banks of $10.4 million and securities available-for-sale with a fair value of $67.7 million. If the Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the FHLB of Indianapolis and collateral eligible for repurchase agreements.

     The Bank's primary investing activity is the origination of one-to-four family mortgage loans and, to a lesser extent, consumer, multi-family, commercial real estate and residential construction loans. The Bank also invests in U.S. Government and agency securities and mortgage-backed securities issued by U.S. Government agencies.

     The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. Historically, the Bank has been able to retain a significant amount of its deposits as they mature.

     The Bank is required to maintain specific amounts of capital pursuant to OTS requirements. As of September 30, 2002, the Bank was in compliance with all regulatory capital requirements, which were effective as of such date with tangible, core and risk-based capital ratios of 10.8%, 10.8% and 19.2%, respectively. The regulatory requirements at that date were 1.5%, 3.0% and 8.0%, respectively.

                                 PART I - ITEM 3

                             CONTROLS AND PROCEDURES
                      FIRST CAPITAL, INC. AND SUBSIDIARIES

     (a) Evaluation of Disclosure Controls and Procedures: An evaluation of the Company's disclosure controls and procedures (as defined on Section 13(a) - 14(c) of the Securities and Exchange Act of 1934 (the "Act") was carried out under the supervision and with the participation of the Company's Chief Executive Officer, Chief Financial Officer and several other members of the Company's senior management within the 90-day period preceding the filing date of this quarterly report. The Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures as currently in effect are effective in ensuring that the information required to be disclosed by the Company in the reports it files or submits under the Act is (i) accumulated and communicated to the Company's management (including the Chief Executive Officer and Chief Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

     (b) Changes in Internal Controls: In the quarter ended September 30, 2002, the Company did not make any significant changes in, nor take any corrective actions regarding, its internal controls or other factors that could significantly affect these controls.

                                     PART II
                                OTHER INFORMATION
                               FIRST CAPITAL, INC.


Item 1.   Legal Proceedings

          The Company is not a party to any legal proceedings. Periodically, there have been various claims and lawsuits involving the Bank, mainly as a plaintiff, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that it believes would have a material adverse affect on its financial condition or operations.

Item 2.   Changes in Securities and Use of Proceeds

          Not applicable.

Item 3.   Defaults upon Senior Securities

          Not applicable.

Item 4.   Submission of Matters to a Vote of Security Holders

          Not applicable

Item 5.   Other Information

          Not applicable.

Item 6.   Exhibits and Reports on Form 8-K

(a)       Exhibits

          3.1 Articles of Incorporation of First Capital, Inc. (incorporated by reference to Registration Statement on Form SB-2, and amendments thereto, File Number 333-63515)

          3.2 Second Amended and Restated Bylaws of First Capital, Inc. (incorporated by reference to Form 10-KSB filed on April 1,
                  2002)

          99.1 CEO Certifications required under Section 906 of the Sarbanes-Oxley Act of 2002.

          99.2 CFO Certifications required under Section 906 of the Sarbanes-Oxley Act of 2002.

(b)       Reports on Form 8-K

          On September 30, 2002, the Company filed a Form 8-K to announce a merger agreement with Hometown Bancshares, Inc. under which Hometown will merge with and into the Company.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            FIRST CAPITAL, INC.
                                            (Registrant)



  Dated  November 13, 2002                  BY:  /s/ William W. Harrod
  --------------------------------             ---------------------------------
                                                     William W. Harrod
                                                     President and CEO

  Dated  November 13, 2002                  BY:  /s/ Michael C. Frederick
  ---------------------------------            ---------------------------------
                                                     Michael C. Frederick
                                                     Senior Vice President
                                                       and Treasurer

                                  CERTIFICATION

I, William W. Harrod, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of First Capital, Inc. and Subsidiaries;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

   c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

   a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

   b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

DATE:  November 13, 2002             BY:   /s/ William W. Harrod
       -------------------                 -----------------------
                                           William W. Harrod
                                           President and Chief Executive Officer

                                  CERTIFICATION

I, Michael C. Frederick, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of First Capital, Inc. and Subsidiaries;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

   d) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

   e) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

   f) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

   c) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

   d) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

DATE:  November 13, 2002               BY:   /s/ Michael C. Frederick
       -------------------                   ------------------------
                                             Michael C. Frederick
                                             Senior Vice President and Treasurer

                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Capital, Inc. and Subsidiaries (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, William W. Harrod, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.


DATE:  November 13, 2002                BY:   /s/ William W. Harrod
       ------------------                     ---------------------
                                              William W. Harrod
                                              President and Chief
                                                Executive Officer
                                              (Principal Executive Officer)

                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Capital, Inc. and Subsidiaries (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Michael C. Frederick, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.


DATE: November 13, 2002                   BY:   /s/ Michael C. Frederick
      ------------------                        ------------------------
                                                Michael C. Frederick
                                                Senior Vice President
                                                  and Treasurer
                                                (Principal Financial and
                                                  Accounting Officer)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Article SEVEN of the Articles of Incorporation of First Capital, Inc. requires indemnification of officers and directors as follows:

ARTICLE VII:
-----------

     Section 7.01. General Provisions. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 7.02. Indemnification Authorized. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 7.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

     Section 7.03. Definition of Good Faith. For purposes of any determination under Section 7.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article.

     Section 7.04. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in
Section 7.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 7.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     Section 7.05. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.06. Vestment of Rights. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     Section 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     Section 7.08. Other Definitions.

     For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 7.01 of this Article.

     Section 7.09. Business Expenses. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

Director and Officer Insurance Policy
-------------------------------------

     First Capital, Inc. maintains standard insurance coverage for its directors and officers. Such insurance coverage limits the payment of claims arising from covered actions to directors and officers to $1 million per occurrence.

Item 21.       Exhibits and Financial Statement Schedules.

               (a)     Exhibits.

     2.0 Agreement and Plan of Merger, dated as of September 25, 2002, by and between First Capital, Inc. and Hometown Bancshares, Inc. (included as Appendix A to the proxy statement-prospectus contained in this Registration Statement).

     4.0 Form of Certificate for Common Stock of First Capital, Inc. (incorporated herein by reference to Exhibit 4.0 to First Capital, Inc.'s Registration Statement on Form SB-2, initially filed on September 16, 1998, Registration No. 333-63515).

     5.0 Form of Opinion of Muldoon Murphy & Faucette LLP regarding legality.

     8.0 Form of Opinion of Muldoon Murphy & Faucette LLP regarding tax matters.

     10.1 Employment Agreement with Samuel E. Uhl (incorporated herein by reference to Exhibit 10.2 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

     10.2 Employment Agreement with M. Chris Frederick (incorporated herein by reference to Exhibit 10.3 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

     10.3 Employment Agreement with Joel E. Voyles (incorporated herein by reference to Exhibit 10.4 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

     10.4 Employee Severance Compensation Plan (incorporated herein by reference to Exhibit 8.5 to the First Capital, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, filed February 16, 1999).

     10.5 First Federal Bank, A Federal Savings Bank 1994 Stock Option Plan (as assumed by First Capital, Inc. effective December 31, 1998) (incorporated herein by reference to Exhibit 4.0 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed April 19, 1999, Registration Statement No. 333-76543).

     10.6 First Capital, Inc. 1999 Stock-Based Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed February 2, 2000, Registration Statement No. 333-95987).

     10.7 1998 Officers' and Key Employees' Stock Option Plan for HCB Bancorp (incorporated herein by reference to Exhibit 10.3 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed February 2, 2000, Registration Statement No. 333-95987).

     10.8 Employment Agreement with William W. Harrod (incorporated herein by reference to Exhibit 10.9 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

     13.1 Annual report to stockholders for the year ended December 31, 2001 (included as Appendix E to the proxy statement-prospectus contained in this Registration Statement).

     13.2 Quarterly report on Form 10-QSB for the quarter ended September 30, 2002 (included as Appendix E to the proxy statement-prospectus contained in this Registration Statement).

     23.1      Consent of Muldoon Murphy & Faucette LLP (included in Exhibit
               5.0).

     23.2      Consent of Muldoon Murphy & Faucette LLP (included in Exhibit
               8.0).

     23.3      Consent of Monroe Shine & Co., Inc.

     23.4      Consent of Monroe Shine & Co., Inc.

     23.5      Consent of David A. Noyes & Company.

     24.0 Powers of Attorney (included in the signature page to this Registration Statement).

     99.1 Opinion of David A. Noyes & Company (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

     99.2      Form of proxy materials of Hometown Bancshares, Inc.

     99.3      Cover letter for Election Form.

     99.4      Election Form and Letter of Transmittal.

     99.5      Notice of Guaranteed Delivery.

     99.6 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Item 22. Undertakings.

     (a)       The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)    To include any prospectus required by Section 10(a)
                          (3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this

                           Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would notexceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any additional or changed material information on the plan of distribution.

               (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4 and 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, First Capital, Inc., the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on November 22, 2002.

                                             FIRST CAPITAL, INC.

                                             By: /s/ William W. Harrod
                                                 ---------------------
                                                 William W. Harrod
                                                 President, Chief Executive
                                                 Officer and Director

                                POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 22, 2002.

               On November 22, 2002, we, the undersigned officers and directors of First Capital, Inc., hereby severally and individually, constitute and appoint William W. Harrod and Samuel E. Uhl, the true and lawful attorneys-in-fact and agents (with full power of substitution in each case) of each of us to execute, in the name, place and stead of each of us (individually and in any capacity stated below), any and all amendments to this Registration Statement and all instruments necessary or advisable in connection therewith, and to file the same with the SEC, said attorneys-in-fact and agents to have power to act and to have full power and authority to do and perform, in the name and on behalf of each of the undesigned, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by or said attorneys-in-fact and agents to any and all such amendments and instruments.

 Name                               Title
 ----                               -----

/s/  William W. Harrod
------------------------------      President, Chief Executive Officer and
William W. Harrod                   Director
                                    (principal executive officer)

/s/ J. Gordon Pendleton
------------------------------      Chairman
J. Gordon Pendleton

/s/ Michael C. Frederick
------------------------------      Chief Financial Officer and Treasurer
Michael C. Frederick                (principal accounting and financial officer)

/s/ Samuel E. Uhl
------------------------------      Director
Samuel E. Uhl

/s/ Mark D. Shireman
------------------------------      Director
Mark D Shireman

/s/ Dennis L. Huber
------------------------------      Director
Dennis L. Huber

/s/ Kenneth R. Saulman
------------------------------      Director
Kenneth R. Saulman

/s/  John W. Buschemeyer
------------------------------      Director
John W. Buschemeyer

   /s/ Gerald L. Uhl
   ---------------------------------                 Director
   Gerald L. Uhl

   /s/ James S. Burden
   ---------------------------------                 Director
   James S. Burden

   /s/ James E. Nett
   ---------------------------------                 Director
   James E. Nett

   /s/ Michael L. Shireman
   ---------------------------------                 Director
   Michael L. Shireman

                                  EXHIBIT INDEX
                                  -------------

          2.0 Agreement and Plan of Merger, dated as of September 25, 2002, by and between First Capital, Inc. and Hometown Bancshares, Inc. (included as Appendix A to the proxy statement-prospectus contained in this Registration Statement).

          4.0 Form of Certificate for Common Stock of First Capital, Inc. (incorporated herein by reference to Exhibit 4.0 to First Capital, Inc.'s Registration Statement on Form SB-2, initially filed on September 16, 1998, Registration No. 333-63515).

          5.0 Form of Opinion of Muldoon Murphy & Faucette LLP regarding legality.

          8.0 Form of Opinion of Muldoon Murphy & Faucette LLP regarding tax matters.

          10.1 Employment Agreement with Samuel E. Uhl (incorporated herein by reference to Exhibit 10.2 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

          10.2 Employment Agreement with M. Chris Frederick (incorporated herein by reference to Exhibit 10.3 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

          10.3 Employment Agreement with Joel E. Voyles (incorporated herein by reference to Exhibit 10.4 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

          10.4 Employee Severance Compensation Plan (incorporated herein by reference to Exhibit 8.5 to the First Capital, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, filed February 16, 1999).

          10.5 First Federal Bank, A Federal Savings Bank 1994 Stock Option Plan (as assumed by First Capital, Inc. effective December 31, 1998) (incorporated herein by reference to Exhibit 4.0 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed April 19, 1999, Registration Statement No. 333-76543).

          10.6 First Capital, Inc. 1999 Stock-Based Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed February 2, 2000, Registration Statement No. 333-95987).

          10.7 1998 Officers' and Key Employees' Stock Option Plan for HCB Bancorp (incorporated herein by reference to Exhibit 10.3 to the First Capital, Inc.'s Registration Statement on Form S-8, and any amendments thereto, filed February 2, 2000, Registration Statement No. 333-95987).

          10.8 Employment Agreement with William W. Harrod (incorporated herein by reference to Exhibit 10.9 to the First Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, filed March 22, 2000).

          13.1 Annual report to stockholders for the year ended December 31, 2001 (included as Appendix E to the proxy statement-prospectus contained in this Registration Statement).

          13.2 Quarterly report on Form 10-QSB for the quarter ended September 30, 2002 (included as Appendix E to the proxy statement-prospectus contained in this Registration Statement).

          23.1      Consent of Muldoon Murphy & Faucette LLP (included in
                    Exhibit 5.0).

          23.2      Consent of Muldoon Murphy & Faucette LLP (included in
                    Exhibit 8.0).

          23.3      Consent of Monroe Shine & Co., Inc.

          23.4      Consent of Monroe Shine & Co., Inc.

          23.5      Consent of David A. Noyes & Company.

          24.0 Powers of Attorney (included in the signature page to this Registration Statement).

          99.1 Opinion of David A. Noyes & Company (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

          99.2      Form of proxy materials of Hometown Bancshares, Inc.

          99.3      Cover letter for Election Form.

          99.4      Election Form and Letter of Transmittal.

          99.5      Notice of Guaranteed Delivery.

          99.6 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.